Exhibit 10.1

Execution Version

AGREEMENT AND AMENDMENT NO. 12 TO CREDIT AGREEMENT

This AGREEMENT AND AMENDMENT NO. 12 TO CREDIT AGREEMENT (“Agreement”) entered into and dated as of June 1, 2022 (the “Amendment Effective Date”) is among Penn Virginia Holdings, LLC (as successor to Penn Virginia Holding Corp.), a Delaware limited liability company (the “Borrower”), Ranger Oil Corporation (f/k/a Penn Virginia Corporation), a Virginia corporation (“Holdings”), the subsidiaries of Holdings party hereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined below) party hereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as an issuing lender.

RECITALS

1.Holdings, the Borrower, the Administrative Agent, the Issuing Lenders, and the financial institutions party thereto from time to time, as lenders (collectively, the “Lenders”) are parties to that certain Credit Agreement dated as of September 12, 2016, as amended by (1) that certain Amendment No. 1 to Credit Agreement dated as of March 13, 2017, (2) that certain Master Assignment, Agreement and Amendment No. 2 to Credit Agreement dated as of June 27, 2017, (3) that certain Master Assignment, Agreement and Amendment No. 3 to Credit Agreement dated as of September 29, 2017, (4) that certain Master Assignment, Agreement and Amendment No. 4 to Credit Agreement dated as of March 1, 2018, (5) that certain Borrowing Base Increase Agreement and Amendment No. 5 to Credit Agreement dated as of October 26, 2018, (6) that certain Master Assignment, Borrowing Base Increase Agreement, and Amendment No. 6 to Credit Agreement dated as of May 7, 2019, (7) that certain Borrowing Base Redetermination Agreement and Amendment No. 7 to Credit Agreement dated as of April 30, 2020, (8) that certain Agreement and Amendment No. 8 to Credit Agreement dated as of July 8, 2020, (9) that certain Master Assignment, Agreement and Amendment No. 9 to Credit Agreement dated as of January 15, 2021,
(10) that certain Amendment No. 10 to Credit Agreement dated as of July 13, 2021, and (11) that certain Master Assignment, Agreement and Amendment No. 11 to Credit Agreement dated as of August 18, 2021 (as so amended, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by this Agreement and as otherwise amended or modified from time to time, the “Credit Agreement”).

2.Subject to the terms and conditions set forth herein, effective as of the Amendment Effective Date, the parties hereto wish to (i) increase the Borrowing Base and (ii) make certain amendments to the Existing Credit Agreement, all as provided herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2. Other Definitional Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time

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amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only and neither limit nor amplify the provisions of this Agreement.

Section 3. Increase in the Borrowing Base. Subject to the terms of this Agreement, effective as of the Amendment Effective Date, the Borrowing Base shall be increased from $725,000,000 to
$875,000,000 and such Borrowing Base shall remain in effect at that level until the effective date of the next Borrowing Base redetermination or adjustment made in accordance with the terms of the Credit Agreement. The parties hereto acknowledge and agree that the Borrowing Base redetermination set forth in this Section 3 is the semi-annual redetermination of the Borrowing Base scheduled to occur on or about April 1, 2022, as provided in Section 2.02(b)(i) of the Credit Agreement. Subject to the terms of this Agreement, each Lender’s Pro Rata Share of the resulting Borrowing Base, after giving effect to the increase in the Borrowing Base set forth in this Section 3, and each Lender’s Maximum Credit Amount, after giving effect to this Agreement, are as set forth in Schedule II – Notice Information and Commitments attached hereto.

Section 4. Amendments to Credit Agreement. Effective as of the Amendment Effective Date, the Existing Credit Agreement is amended as follows:

(a)the Existing Credit Agreement (other than the Exhibits and Schedules thereto) is amended and restated in its entirety as set forth in Annex A attached hereto;

(b)Schedule I – Pricing Grid to the Existing Credit Agreement is replaced in its entirety with the Schedule I – Pricing Grid attached hereto;

(c)Schedule II – Notice Information and Commitments to the Existing Credit Agreement is replaced in its entirety with the Schedule II – Notice Information and Commitments attached hereto;

(d)Exhibit F – Form of Notice of Borrowing to the Existing Credit Agreement is replaced in its entirety with the Exhibit F – Form of Notice of Borrowing attached hereto; and

(e)Exhibit G – Form of Notice of Conversion or Continuation to the Existing Credit Agreement is replaced in its entirety with the Exhibit G – Form of Notice of Conversion or Continuation attached hereto.

Section 5.    Representations and Warranties.    Each Loan Party hereby represents and warrants, as of the date hereof, that:

(1)before and immediately after giving effect to this Agreement, the representations and warranties contained in Article IV of the Existing Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranty, and each of the other Loan Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Change in the

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text thereof, in which case, such representations and warranties shall be true and correct in all respects) on and as of the date hereof, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (unless already qualified by materiality or Material Adverse Change in the text thereof, in which case, such representations and warranties shall be true and correct in all respects) as of such earlier date;

(2)before and immediately after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing;

(3)the execution, delivery and performance of this Agreement by such Loan Party are within its corporate, partnership, or limited liability company power and authority, as applicable, and have been duly authorized by all necessary corporate, partnership, or limited liability company action, as applicable;

(4)this Agreement constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as limited by applicable Debtor Relief Laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity;

(5)there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement;

(6)the Collateral is unimpaired by this Agreement and the Loan Parties have granted to the Administrative Agent an Acceptable Security Interest in the Collateral covered by the Security Instruments and such Liens are not subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind; and

(7)no action, suit, investigation or other proceeding by or before any arbitrator or any Governmental Authority is threatened or pending and no preliminary or permanent injunction or order by a state or federal court has been entered in connection with this Agreement or any other Loan Document.

Section 6. Conditions to Amendment Effective Date. This Agreement shall become effective on the Amendment Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions which may occur prior to or concurrently with the closing of this Agreement:

(1)This Agreement. The Administrative Agent shall have received this Agreement executed by duly authorized officers of the Borrower, Holdings, each Guarantor, the Administrative Agent, and each Lender.

(2)Fees and Expenses. The Borrower shall have paid all fees and expenses of the Administrative Agent’s outside legal counsel payable in accordance with Section 9.01 of the Credit Agreement pursuant to all invoices presented for payment at least one (1) Business Day prior to the Amendment Effective Date (unless the Administrative Agent consents to the payment of such fees post- closing).

(3)Representations; No Default. Before and immediately after giving effect to this Agreement, (i) each of the representations and warranties set forth in Section 5 above shall be true and correct and (ii) no Default or Event of Default shall have occurred and be continuing.

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Section 7.    Acknowledgments and Agreements.

(1)Each Loan Party acknowledges that, on the date hereof, all outstanding Obligations are payable in accordance with their terms and each Loan Party waives any defense, offset, counterclaim or recoupment (other than a defense of payment or performance) with respect thereto.

(2)Holdings, the Borrower, each Guarantor, the Administrative Agent, the Issuing Lenders, and each Lender party hereto do hereby adopt, ratify, and confirm the Existing Credit Agreement, as amended by this Agreement, and acknowledge and agree that the Existing Credit Agreement, as so amended, is and remains in full force and effect, and acknowledge and agree that their respective liabilities and obligations under the Existing Credit Agreement, as so amended, the Guaranty, and the other Loan Documents are not impaired in any respect by this Agreement.

(3)Nothing herein shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Issuing Lenders, or any Lender to collect the full amounts owing to them under the Loan Documents.

(4)From and after the Amendment Effective Date, all references to the Existing Credit Agreement shall mean the Existing Credit Agreement, as amended by this Agreement. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

(5)The parties hereto hereby agree that (i) on the Amendment Effective Date outstanding Eurodollar Rate Advances (as defined in the Existing Credit Agreement) in an aggregate principal amount equal to $100,000,000 shall be Converted into SOFR Advances having an Interest Period of one month from the Amendment Effective Date, (ii) on the Amendment Effective Date outstanding Eurodollar Rate Advances (as defined in the Existing Credit Agreement) in an aggregate principal amount equal to
$8,000,000 shall be Converted into Reference Rate Advances, and (iii) each Lender hereby waives its right to receive (A) any amount owing to such Lender by the Borrower pursuant to Section 2.11 of the Existing Credit Agreement and (B) at least three (3) Business Days’ advance notice of a Conversion, in each case, with respect to this clause (ii), solely with respect to the Conversion effected pursuant to this Section 7(e).

(6)Solely in connection with the scheduled semi-annual redetermination of the Borrowing Base effected pursuant to Section 3 and notwithstanding anything in Sections 5.08(a) and 5.10 of the Credit Agreement, the parties hereto hereby agree that the Borrower and other Loan Parties shall have fourteen
(14)days from the Amendment Effective Date (or such longer period as the Administrative Agent may agree to in its sole discretion) to (i) grant to the Administrative Agent, as security for the Secured Obligations, an Acceptable Security Interest on Oil and Gas Properties not already subject to an Acceptable Security Interest such that after giving effect thereto the Oil and Gas Properties subject to an Acceptable Security Interest will constitute at least 90% (by value) of the Loan Parties’ (and Subsidiaries that are required to be Loan Parties under Section 6.16(b)) other Oil and Gas Properties and (ii) take such actions and execute and deliver such documents and instruments as the Administrative Agent shall reasonably require to ensure that the Administrative Agent shall have received satisfactory title evidence, which title evidence shall be in form and substance acceptable to the Administrative Agent in its reasonable discretion and shall include information regarding the before payout and after payout ownership interests held by the Loan Parties, for all wells located on the Oil and Gas Properties, covering at least 90% of the present value of the Proven Reserves of the Loan Parties as determined by the Administrative Agent.

Section 8.    Reaffirmation of Security Instruments. Each Loan Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Instrument to which it is

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a party, and agrees that each such Security Instrument will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Instruments are valid, enforceable and subsisting and create a security interest to secure the Secured Obligations.

Section 9. Reaffirmation of the Guaranty. Each Loan Party hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Loan Party continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Loan Party under the Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.

Section 10. Counterparts. This Agreement may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by e-mail “PDF” copy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 13. Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

Section 14. Entire Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. [SIGNATURES BEGIN ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
BORROWER:

PENN VIRGINIA HOLDINGS, LLC

By: /s/ RUSSELL T KELLEY, JR.
Name: Russell T Kelley, Jr.
Title: Senior Vice President, Chief Financial Officer and Treasurer

HOLDINGS:

RANGER OIL CORPORATION

By: /s/ RUSSELL T KELLEY, JR.
Name: Russell T Kelley, Jr.
Title: Senior Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

PENN VIRGINIA OIL & GAS, LLC
PENN VIRGINIA OIL & GAS GP LLC
PENN VIRGINIA OIL & GAS LP LLC
PENN VIRGINIA MC, LLC
PENN VIRGINIA MC ENERGY L.L.C.
PENN VIRGINIA MC GATHERING COMPANY L.L.C.
PENN VIRGINIA MC OPERATING COMPANY L.L.C.
PENN VIRGINIA RESOURCE HOLDINGS, LLC
ALBANY SERVICES, L.L.C.
EAGLEFORD GAS, LLC
EAGLEFORD GAS 2, LLC
EAGLEFORD GAS 3, LLC
EAGLEFORD GAS 4, LLC
EAGLEFORD GAS 5, LLC
EAGLEFORD GAS 6, LLC
EAGLEFORD GAS 7, LLC
EAGLEFORD GAS 8, LLC
EAGLEFORD GAS 10, LLC
EAGLEFORD GAS 11, LLC
LA SALLE EAGLE FORD GATHERING LINE LLC
LONESTAR BR DISPOSAL LLC
LONESTAR OPERATING, LLC
LONESTAR RESOURCES AMERICA LLC
LONESTAR RESOURCES, LLC
POPLAR ENERGY, LLC
T-N-T ENGINEERING, LLC

[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

Each By: /s/ RUSSELL T KELLEY, JR.
Name: Russell T Kelley, Jr.
Title: Senior Vice President, Chief Financial Officer and
Treasurer

PENN VIRGINIA OIL & GAS, L.P.

By: Penn Virginia Oil & Gas GP LLC, its general partner

By: /s/ RUSSELL T KELLEY, JR.
Name: Russell T Kelley, Jr.
Title: Senior Vice President, Chief Financial Officer and Treasurer

PI MERGER SUB LLC

By: /s/ DARRIN J. HENKE
Name:     Darrin J. Henke
Title:     President and Chief Executive Officer

[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, and a Lender

By: /s/ STEPHANIE HARRELL
Name: Stephanie Harrell
Title: Managing Director
[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

LENDER:
BANK OF AMERICA, N.A., as a Lender

By: /s/ CHRISTOPHER BAETHGE
Name: Christopher Baethge
Title: Vice President
[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

LENDER:
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By: /s/ TRUDY NELSON
Name: Trudy Nelson
Title: Authorized Signatory

By: /s/ SCOTT W. DANVERS
Name: Scott W. Danvers
Title: Authorized Signatory

[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

LENDER:
CITIBANK, N.A., as a Lender and an Issuing Lender

By: /s/ CLIFF VAZ
Name: Cliff Vaz
Title: Vice President

[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

LENDER:
ROYAL BANK OF CANADA, as a Lender

By: /s/ DON J. MCKINNERNEY
Name: Don J. McKinnerney
Title: Authorized Signatory

[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

LENDER:
TRUIST BANK, as a Lender

By: /s/ JAMES GIORDANO
Name: James Giordano
Title: Managing Director
[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

LENDER:
COMERICA BANK, as a Lender

By: /s/ WILLIAM GOODRICH
Name: William Goodrich
Title: Assistant Vice President

[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

LENDER:
ZIONS BANCORPORATION, N.A. dba AMEGY BANK

By: /s/ JOHN MOFFITT
Name: John Moffitt
Title: Senior Vice President
[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

LENDER:
WEST TEXAS NATIONAL BANK, as a Lender

By: /s/ C. SCOTT WILSON
Name: C. Scott Wilson
Title: Senior Vice President

[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

LENDER:
CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ CHRISTOPHER KUNA
Name: Christopher kuna
Title: Senior Director

[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

LENDER:
GOLDMAN SACHS BANK US, as a Lender

By: /s/ DAN MARTIS
Name: Dan Martis
Title: Authorized Signatory

[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

LENDER:
MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By: /s/ RIKIN PANDYA
Name: Rikin Pandya
Title: Vice President
[Signature Page to Agreement and Amendment No. 12 – Penn Virginia Holdings, LLC]

ANNEX A

[See attached.]

ANNEX A

Deal Published CUSIP Number: 70788HAG8
Facility Published CUSIP Number: 70788HAH6

_______________________________________________________________

CREDIT AGREEMENT

dated as of September 12, 2016, Among
PENN VIRGINIA HOLDINGS, LLC,
as Borrower,

RANGER OIL CORPORATION,
as Holdings,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender, and
THE LENDERS NAMED HEREIN
as Lenders

$1,000,000,000

_______________________________________________________________

WELLS FARGO SECURITIES, LLC, CITIBANK, N.A.,
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
BANK OF AMERICA, N.A.,
ROYAL BANK OF CANADA, and TRUIST BANK

as Joint Lead Arrangers and Joint Bookrunners

Page
ARTICLE I    DEFINITIONS AND ACCOUNTING TERMS    1
Section 1.01    Certain Defined Terms    1
Section 1.02    Computation of Time Periods    43
Section 1.03    Accounting Terms; Changes in GAAP    43
Section 1.04    Types of Advances    44
Section 1.05    UCC Terms    44
Section 1.06    Rounding    44
Section 1.07    Letter of Credit Amounts    44
Section 1.08    Guarantees    44
Section 1.09    Miscellaneous    45
Section 1.10    Divisions    45
Section 1.11    Rates    45
ARTICLE II    CREDIT FACILITIES    46
Section 2.01    Commitment for Advances    46
Section 2.02    Borrowing Base    46
Section 2.03    Method of Borrowing    50
Section 2.04    Termination and Reduction of the Commitments; Aggregate Maximum Credit Amounts and Aggregate Elected Commitment Amounts; Increases and Adjustments to Aggregate Elected
Commitment Amounts    55
Section 2.05    Prepayment of Advances    58
Section 2.06    Repayment of Advances    61
Section 2.07    Letters of Credit    61
Section 2.08    Fees    67
Section 2.09    Interest.    68
Section 2.10    Illegality    69
Section 2.11    Breakage Costs    69
Section 2.12    Increased Costs    70
Section 2.13    Payments and Computations    71
Section 2.14    Taxes    73
Section 2.15    Mitigation Obligations; Replacement of Lenders    76
Section 2.16    Defaulting Lender    77

(continued)

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ARTICLE III    CONDITIONS    79
Section 3.01    Conditions to Closing and Initial Borrowing    79
Section 3.02    Conditions Precedent to All Borrowings    83
ARTICLE IV    REPRESENTATIONS AND WARRANTIES    84
Section 4.01    Existence; Subsidiaries    84
Section 4.02    Power; No Conflicts    85
Section 4.03    Authorization and Approvals    85
Section 4.04    Enforceable Obligations    85
Section 4.05    Financial Condition and Financial Statements    86
Section 4.06    True and Complete Disclosure    86
Section 4.07    Litigation; Compliance with Laws    87
Section 4.08    Use of Proceeds    87
Section 4.09    Investment Company Act    87
Section 4.10    Taxes    87
Section 4.11    ERISA and Employee Matters    88
Section 4.12    Condition and Maintenance of Property; Casualties    88
Section 4.13    Compliance with Agreements; No Defaults    88
Section 4.14    Environmental Condition    89
Section 4.15    Permits, Licenses, Etc    89
Section 4.16    Gas Imbalances, Prepayments    89
Section 4.17    Marketing of Production    90
Section 4.18    [Reserved]    90
Section 4.19    Solvency    90
Section 4.20    Hedging Agreements    90
Section 4.21    Insurance    90
Section 4.22    Anti-Corruption Laws; Sanctions; Patriot Act    90
Section 4.23    Oil and Gas Properties    90
Section 4.24    Line of Business; Foreign Operations.    91
Section 4.25    Fiscal Year    91
Section 4.26    Location of Business and Offices    91
Section 4.27    Intellectual Property    91
-ii-

(continued)

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Section 4.28    Senior Debt Status.    92
Section 4.29    Security Instruments    92
Section 4.30    Affected Financial Institution    92
ARTICLE V    AFFIRMATIVE COVENANTS    92
Section 5.01    Compliance with Laws, Etc    92
Section 5.02    Maintenance of Insurance    92
Section 5.03    Preservation of Corporate Existence, Etc    93
Section 5.04    Payment of Taxes, Etc    93
Section 5.05    Visitation Rights; Periodic Meetings    93
Section 5.06    Reporting Requirements    94
Section 5.07    Maintenance of Property    98
Section 5.08    Agreement to Pledge; Guaranty    99
Section 5.09    Use of Proceeds    99
Section 5.10    Title Evidence and Opinions    100
Section 5.11    Further Assurances; Cure of Title Defects; Certain Guaranty and
Security Matters    100
Section 5.12    Operation and Maintenance of Oil and Gas Properties    100
Section 5.13    Anti-Corruption Laws; Sanctions    101
Section 5.14    [Reserved]    102
Section 5.15    Environmental Matters.    102
Section 5.16    ERISA Compliance    102
ARTICLE VI    NEGATIVE COVENANTS    102
Section 6.01    Liens, Etc    102
Section 6.02    Indebtedness, Guarantees, and Other Obligations    105
Section 6.03    Agreements Restricting Liens and Distributions    107
Section 6.04    Merger or Consolidation; Asset Sales.    107
Section 6.05    Restricted Payments    109
Section 6.06    Investments    110
Section 6.07    [Reserved]    111
Section 6.08    Affiliate Transactions    111
Section 6.09    Compliance with ERISA    112

(continued)

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Section 6.10    Sale-and-Leaseback    112
Section 6.11    Change of Business; Foreign Operations or Subsidiaries    112
Section 6.12    Name Change    112
Section 6.13    Use of Proceeds; Letters of Credit    112
Section 6.14    Gas Imbalances, Take-or-Pay or Other Prepayments    113
Section 6.15    Hedging Limitations    113
Section 6.16    Additional Subsidiaries; Immaterial Subsidiaries    115
Section 6.17    Financial Covenants    115
Section 6.18    [Reserved]    115
Section 6.19    Fiscal Year; Fiscal Quarter    115
Section 6.20    Limitation on Operating Leases    116
Section 6.21    Prepayment of Certain Debt and Other Obligations    116
Section 6.22    Passive Holding Company    117
Section 6.23    Environmental Matters.    118
Section 6.24    Marketing Activities    118
Section 6.25    Sale or Discount of Receivables    119
Section 6.26    Deposit Accounts; Securities Accounts    119
Section 6.27    Senior Unsecured Notes    119
ARTICLE VII    EVENTS OF DEFAULT; REMEDIES    119
Section 7.01    Events of Default    120
Section 7.02    Optional Acceleration of Maturity    121
Section 7.03    Automatic Acceleration of Maturity    122
Section 7.04    Right of Set-off    122
Section 7.05    Non-exclusivity of Remedies    123
Section 7.06    Application of Proceeds    123
ARTICLE VIII    THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER    124
Section 8.01    Appointment and Authority    124
Section 8.02    Rights as a Lender    124
Section 8.03    Exculpatory Provisions    125
Section 8.04    Reliance by Administrative Agent and Issuing Lender    126
Section 8.05    Delegation of Duties    126

(continued)

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Section 8.06    Resignation of Agent or Issuing Lender    126
Section 8.07    Non-Reliance on Administrative Agent and Other Lenders    128
Section 8.08    No Other Duties, etc    128
Section 8.09    Indemnification    128
Section 8.10    Administrative Agent May File Proofs of Claim    129
Section 8.11    Collateral and Guaranty Matters    130
Section 8.12    Credit Bidding    131
Section 8.13    Certain ERISA Matters    131
Section 8.14    Erroneous Payments    132
ARTICLE IX    MISCELLANEOUS    134
Section 9.01    Costs and Expenses    134
Section 9.02    Indemnification; Waiver of Damages    135
Section 9.03    Waivers and Amendments    136
Section 9.04    Severability    138
Section 9.05    Survival of Representations and Obligations    138
Section 9.06    Binding Effect    139
Section 9.07    Successors and Assigns    139
Section 9.08    Confidentiality    143
Section 9.09    Notices, Etc    144
Section 9.10    Usury Not Intended    145
Section 9.11    Usury Recapture.    146
Section 9.12    Payments Set Aside.    146
Section 9.13    Performance of Duties    146
Section 9.14    All Powers Coupled with Interest    146
Section 9.15    Governing Law    146
Section 9.16    Submission to Jurisdiction; Service of Process    147
Section 9.17    Waiver of Venue    147
Section 9.18    Execution in Counterparts; Electronic Execution    147
Section 9.19    Keepwell    148
Section 9.20    Independent Effect of Covenants    148
Section 9.21    USA Patriot Act    148

(continued)

Page

Section 9.22    Flood Insurance Regulations.    148
Section 9.23    NON-RELIANCE    149
Section 9.24    WAIVER OF JURY TRIAL    149
Section 9.25    Reversal of Payments    149
Section 9.26    Injunctive Relief    149
Section 9.27    No Advisory or Fiduciary Responsibility    149
Section 9.28    Inconsistencies with Other Documents    150
Section 9.29    Acknowledgment and Consent to Bail-In of Affected Financial Institutions.    150
Section 9.30    ORAL AGREEMENTS    151
Section 9.31    [Reserved]    151
Section 9.32    Acknowledgment Regarding Any Supported QFCs    151
Section 9.33    Joinder by Loan Parties    152

-vi-

SCHEDULES:

Schedule I    - Pricing Grid
Schedule II    - Notice Information and Commitments Schedule 1.01(a)    - Existing Letters of Credit
Schedule 1.01(b)    - Plan of Reorganization Schedule 1.01(c)    - RSA
Schedule 1.01(d) - Citibank Letters of Credit Schedule 3.01(r) - Restructuring Term Sheet Schedule 4.01    - Subsidiaries
Schedule 4.07    - Litigation Schedule 4.20    - Hedging Contracts
Schedule 4.26    - Principal Business and Chief Executive Office

EXHIBITS:

Exhibit A    - Form of Assignment and Acceptance Exhibit B    - Form of Compliance Certificate
Exhibit C    - Form of Guaranty
Exhibit D-1    - Form of Texas Deed of Trust Exhibit D-2    - Form of Oklahoma Mortgage Exhibit E    - Form of Note
Exhibit F    - Form of Notice of Borrowing
Exhibit G    - Form of Notice of Conversion or Continuation Exhibit H    - Form of Pledge and Security Agreement
Exhibit I    - Form of Transfer Letters
Exhibit J-1    - Form of U.S. Tax Compliance Certificate Exhibit J-2    - Form of U.S. Tax Compliance Certificate Exhibit J-3    - Form of U.S. Tax Compliance Certificate Exhibit J-4    - Form of U.S. Tax Compliance Certificate Exhibit K    - Form of Solvency Certificate
Exhibit L    - Form of Elected Commitment Increase Certificate Exhibit M    - Form of Additional Lender Certificate

-vii-

CREDIT AGREEMENT

This Credit Agreement dated as of September 12, 2016, is among Penn Virginia Holdings, LLC, a Delaware limited liability company (“Borrower”), Ranger Oil Corporation, a Virginia corporation (“Holdings”), the lenders party hereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender for such Lenders.

The parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Certain Defined Terms. As used in this Agreement, the terms defined above shall have the meanings set forth therein and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Accountant” means (a) Deloitte Touche Tohamtsu, (b) Ernst & Young, (c) KPMG,
(d) PricewaterhouseCoopers, (d) Grant Thornton LLP, and (e) such other independent certified public accountants reasonably acceptable to the Administrative Agent.

“Acceptable Letter of Credit Maturity Date” has the meaning set forth in Section 2.07 hereof.

“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Administrative Agent for the benefit of the Secured Parties, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby, other than Permitted Subject Liens, (c) secures the Secured Obligations, (d) is enforceable, except as such enforceability may be limited by any applicable Debtor Relief Laws, and (e) other than as to Excluded Perfection Collateral, is perfected.

“Account Control Agreement” shall mean, as to any Deposit Account or security account of any Loan Party held with a bank or other financial institution, an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent, among the Loan Party owning such Deposit Account or security account, as applicable, the Administrative Agent, and such other bank or financial institution governing such Deposit Account or security account, as applicable.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Loan Party or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (by percentage or voting power) of, or a Control Percentage of, the Voting Securities of a Person.

“Additional Lender” has the meaning set forth in Section 2.04(d).

“Additional Lender Certificate” has the meaning set forth in Section 2.04(e)(vii).

“Additional Trigger” has the meaning set forth in Section 2.05(b)(i).

“Adjusted EBITDAX” means for the calculations to be made for each fiscal quarter end, consolidated EBITDAX of Holdings and its Subsidiaries for the four-fiscal quarter period then ended.

“Adjusted Reference Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; provided, that in no event shall the Adjusted Reference Rate be less than 0.00%. Any change in the Adjusted Reference Rate due to a change in the Reference Rate, Adjusted Term SOFR or Federal Funds Rate shall be effective on the effective date of such change in the Reference Rate, Adjusted Term SOFR or Federal Funds Rate; provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor for such determination.

“Administrative Agent” means Wells Fargo, in its capacity as administrative agent pursuant to Article VIII until its resignation or removal, and any successor administrative agent appointed pursuant to Section 8.06.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent or such other form provided by a Lender and acceptable to the Administrative Agent.

“Advance” means an advance by a Lender to the Borrower pursuant to Section 2.01(a) as part of a Borrowing and refers to a Reference Rate Advance or a SOFR Advance.

“Advance Payment Contract” means (a) any production payment (whether volumetric or dollar denominated) granted or sold by any Person payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith, or (b) any contract whereby any Person receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) as consideration for (i) Hydrocarbons produced or to be produced from Oil and Gas Properties owned by such Person or Affiliate of such Person in advance of the delivery of such Hydrocarbons (and regardless of whether such Hydrocarbons are actually produced or actual delivery is required) to or for the account of the purchaser thereof or (ii) a right or option to receive such Hydrocarbons (or a cash payment in lieu of such Hydrocarbons); provided that inclusion of customary and standard “take or pay” provisions in any gas sales or purchase contract or any other similar contract shall not, in and of itself, cause such gas sales or purchase contract to constitute an Advance Payment Contract for the purposes of this definition.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract, or otherwise.

“Agent Parties” has the meaning set forth in Section 9.09(c)(ii) hereof.

“Aggregate Elected Commitment Amounts” means, at any time, and amount equal to the sum of the Elected Commitments, as the same may be (a) increased, reduced, or terminated pursuant to Section
2.04 and (b) modified from time to time pursuant to assignments in accordance with Section 9.07(b). As of the Amendment No. 12 Effective Date, the Aggregate Elected Commitment Amounts are
$400,000,000.

“Agreement” means this Credit Agreement, as the same may be further amended, supplemented, restated, and otherwise modified from time to time.

“Allowed Reserved Claims” means those disputed claims under the Chapter 11 Cases that have been detailed and identified by the Borrower to the Administrative Agent on the Closing Date in a written schedule, which become allowed pursuant to a Final Order of the Bankruptcy Court after the Closing Date.

“Amendment No. 9” means that certain Agreement and Amendment No. 9 to Credit Agreement dated as of the Amendment No. 9 Effective Date among the Borrower, Holdings, the other Loan Parties party thereto, the Required Lenders, the Administrative Agent and the Issuing Lender.

“Amendment No. 11” means that certain Master Assignment, Agreement and Amendment No. 11 to Credit Agreement entered into and dated as of August 18, 2021 by the parties thereto, among the Borrower, Holdings, the other Loan Parties party thereto, the Lenders, the Administrative Agent and the Issuing Lender.

“Amendment No. 6 Effective Date” means May 7, 2019.

“Amendment No. 9 Effective Date” means January 15, 2021.

“Amendment No. 10 Effective Date” means July 13, 2021.

“Amendment No. 11 Effective Date” means the “Amendment Effective Date” (as defined in Amendment No. 11).

“Amendment No. 12 Effective Date” means June 1, 2022.

“Announcements” has the meaning set forth in Section 1.11 hereof.

“Annual Reporting Package” has the meaning set forth in Section 5.06(a) hereof.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings, the Borrower or any Subsidiary from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Applicable Margin” means with respect to any Advance, the rate per annum set forth in the Pricing Grid for the relevant Type of such Advance based on the relevant Utilization Level applicable from time to time. The Applicable Margin for any Advance shall change when and as the relevant Utilization Level changes; provided, however, that if at any time the Borrower fails to deliver an Engineering Report pursuant to Section 2.02(b)(i) or (ii), then upon notice from the Administrative Agent, the “Applicable Margin” shall mean the rate per annum set forth in the Pricing Grid when Utilization Level is at its highest level, until such Engineering Report is delivered and the Borrowing Base is redetermined as provided herein.

“Approved Counterparty” means (a) any Lender Swap Counterparty, (b) any other Person whose long term senior unsecured debt rating is A-/A3 by Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc. or Fitch Ratings, Inc. (or their equivalent) or higher and (c) any other Person that is reasonably acceptable to the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“ASC” means FASB Accounting Standards Codification.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.03(c)(vii).

“Available Free Cash Flow” means, as of any time of determination, the amount equal to: (a) Free Cash Flow for a Measurement Period (as defined in the definition of “Free Cash Flow” below), minus (b) the aggregate amount of Restricted Payments made prior to and at such time of determination under Section 6.05(h) in reliance on such Free Cash Flow for such Measurement Period minus (c) the aggregate amount of Senior Note Payments made prior to and at such time of determination under Section 6.21(e) in reliance on such Free Cash Flow for such Measurement Period.

“Availability” means, at any time, an amount equal to the excess of (a) the aggregate Commitments over (b) the aggregate Credit Exposure.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Service Provider” means any Lender or Affiliate of a Lender that provides Banking Services to any Loan Party.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Banking Service Provider: (a) commercial credit cards, (b) stored value cards and (c) any other Treasury Management Arrangement (including, without limitation, controlled disbursement, purchase card arrangements, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of any Loan Party or any Subsidiary owing to Banking Service Providers, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means United States Code, 11 U.S.C. §§ 101–1532.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division

“BB Hedge” means any hedge position or Hedge Contract considered by the Administrative Agent in determining the then effective Borrowing Base.

“BB Value” means (a) as to any Oil and Gas Property, the value, if any, attributed to such Oil and Gas Property under the then effective Borrowing Base, as determined by the Administrative Agent in good faith, (b) as to any Hedge Event, the net effect of such Hedge Event (after giving effect to any new hedge position or Hedge Contract entered into since the determination of the Borrowing Base then in effect), if any, on the then effective Borrowing Base, as determined by the Administrative Agent in good faith, (c) as to the incurrence of any Lien described in Section 6.01(g) that has triggered the notice required thereunder, the effect of such Lien on the then effective Borrowing Base, as determined by the Administrative Agent in good faith, and (d) as to any Oil and Gas Related Property, the increase in operating expenses or the decrease in net realized price attributable to such Oil and Gas Related Property under the then effective Borrowing Base, as determined by the Administrative Agent in good faith.

“BCA” means the Backstop Commitment Agreement dated May 10, 2016 among Holdings and certain other parties thereto which is attached to the RSA.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.03(c)(vii).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of:
(1)the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then- prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for such determination for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.03(c)(vii) and (y) ending at the time that a Benchmark Replacement has replaced the then- current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.03(c)(vii).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning set forth in Section 9.32.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Borrowing” means a borrowing consisting of Advances made on the same day by the Lenders pursuant to Section 2.01(a).

“Borrowing Base” means at any particular time, the Dollar amount determined in accordance with Section 2.02 on account of Proven Reserves attributable to Oil and Gas Properties of any Loan Party and its Subsidiaries located in the United States of America, subject to an Acceptable Security Interest and described in the most recent Independent Engineering Report or Internal Engineering Report, as applicable, delivered to the Administrative Agent and the Lenders pursuant to Section 2.02.

“Borrowing Base Deficiency” means, at any time, an amount equal to the excess of (a) the aggregate Credit Exposure over (b) the Borrowing Base then in effect; provided that, solely for purposes of determining the existence and amount of any Borrowing Base Deficiency, Letter of Credit Obligations to the extent Cash Collateralized as required by or otherwise in accordance with this Agreement shall not be considered in determining Credit Exposure.

“Business Day” means a day other than a Saturday, Sunday, or other day on which the Administrative Agent is authorized to close under the laws of, or is in fact closed in, New York or Texas.

“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a special interest bearing cash collateral account pledged by the Borrower to the Issuing Lender containing cash deposited pursuant to Sections 2.05(b), 7.02(b), or 7.03(b) or any other provision hereunder to be maintained with the Issuing Lender in accordance with the terms hereof and bear interest or be invested in the Issuing Lender’s reasonable discretion.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or Deposit Account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Casualty Event” means the damage, destruction or condemnation, including by process of eminent domain or any Disposition of property in lieu of condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Certificated Equipment” means any equipment (including, but not limited to, vehicles) the ownership of which is evidenced by, or under applicable Legal Requirement, is required to be evidenced by, a certificate of title.

“Change in Control” means:

(1)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than any member of the Sponsor Group) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all equity interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the Equity Interests of Holdings entitled to vote in the election of members of the board of directors (or equivalent governing body) of Holdings;

(2)[Reserved];

(3)there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of $25,000,000 any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating Holdings or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness or Equity Interests provided for therein; or

(4)Holdings ceasing to own directly or indirectly 100% of the Voting Securities of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:
(a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Chapter 11 Cases” means In re Penn Virginia Corporation, et al, Case No. 16-32395 (KLP) in the Bankruptcy Court.

“Citibank Letters of Credit” means the letters of credit listed on Schedule 1.01(d).

“Closing Date” means the date on which the conditions specified in Section 3.01 are satisfied (or waived in accordance with Section 9.03).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Collateral” means all “Collateral”, “Pledged Collateral” and “Mortgaged Properties” (as defined in each of the Mortgages and the Security Agreement, as applicable) or similar terms used in the Security Instruments.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Advances and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be modified from time to time pursuant to Section 2.04 or Article VII or otherwise under this Agreement, including pursuant to assignments by or to such Lender pursuant to Section 9.07(b). The amount representing each Lender’s Commitment shall at any time be the least of (a) such Lender’s Maximum Credit Amount, (b) such Lender’s Pro Rata Share of the then effective Borrowing Base, and (c) such Lender’s Elected Commitment.

“Commitment Fee Rate” means the per annum commitment fee rate set forth on the Pricing Grid applicable from time to time. The Commitment Fee Rate shall change when and as the relevant Utilization Level changes.

“Commitment Letter” means that certain Exit Facility Commitment Letter dated May 10, 2016, among the Administrative Agent, the Lenders, the Borrower, and Holdings.

“Commitment Termination Date” means the earlier of (a) the Maturity Date and (b) the earlier termination in whole of the Commitments pursuant to Section 2.04 or Article VII.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Compliance Certificate” means a compliance certificate substantially in the form of the attached Exhibit B signed by a Responsible Officer of Holdings and the Borrower.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Reference Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Balance” means, at any time, an amount equal to (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper and any other Liquid Investments, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, Holdings and its consolidated Subsidiaries minus (b) without duplication, the sum of (i) checks issued, wires initiated or ACH transfers initiated, in any case, to non-

affiliate third parties or to Affiliates on account of transactions not prohibited under this Agreement, plus
(2)cash or cash equivalents of Holdings or any of its consolidated Subsidiaries constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits plus
(3)Excluded Funds plus (iv) the amount of royalty obligations, working interest obligations, production payments, and severance and ad valorem taxes of the Borrower or any consolidated Subsidiary which are accrued or are due and owing to third parties and any other similar amounts owing to third parties held in suspense by the Borrower or any consolidated Subsidiary as the operator.

“Consolidated Cash Balance Limit (Weekly)” means, as of any date of determination, an amount equal to 15.0% of the Borrowing Base then in effect.

“Consolidated Cash Balance Limit (Borrowings)” means, as of any date of determination, an amount equal to 10.0% of the Borrowing Base then in effect.

“Consolidated Cash Sweep Date” means the second Business Day of each calendar week.

“Consolidated Net Income” means, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of Holdings and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which Holdings or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to Holdings or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or any of its Subsidiaries or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a),
(3)the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Holdings or any of its Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, but only to the extent of such prohibition, (d) any gain or loss from any Disposition of Property during such period, and (e) realized gains (or losses) on Hedge Contracts resulting from unscheduled unwinds, settlements or terminations of such Hedge Contracts.

“Consolidated Total Assets” means, as of any date of determination, the total assets of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consummation” shall have the meaning set forth in the Plan of Reorganization.

“Contracts” means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

“Contribution Agreements” means the JSTX Contribution Agreement and the RCR Contribution Agreement.

“Contribution Transactions” means the JSTX Contribution Transactions and the RCR Contribution Transactions.

“Control Percentage” means, with respect to any Person, the percentage of the outstanding Voting Securities (including any options, warrants or similar rights to purchase such Voting Securities) of such Person having ordinary voting power which gives the direct or indirect holder of such Voting Securities the power to elect a majority of the board of directors (or other applicable governing body) of such Person.

“Convert,” “Converting,” “Conversion,” “Converted” and “Conversion” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.03(b).

“Covered Entity” has the meaning set forth in Section 9.32.

“Covered Party” has the meaning set forth in Section 9.32.

“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Advances and such Lender’s participation in Letter of Credit Obligations at such time.

“Credit Extensions” means (a) an Advance made by any Lender, and (b) the issuance, increase or extension of any Letter of Credit by the Issuing Lender.

“Current Ratio” means, as of any date of determination, the ratio of (a) consolidated current assets of Holdings (including the unused amount of the Commitments, unless a Default exists, but excluding non-cash assets under ASC 815 and excluding Cash Collateral) to (b) consolidated current liabilities of Holdings (excluding (i) non-cash obligations under ASC 815, (ii) current maturities in respect of the Obligations, and (iii) non-cash liabilities recorded in connection with stock-based or similar incentive based compensation awards or arrangements).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Rate” means a per annum rate equal to (a) in the case of principal of any Advance, 2.00% plus the rate otherwise applicable to such Advance as provided in Sections 2.09(a) or (b), (b) in the case of any other Obligation other than Letter of Credit fees, 2.00% plus the non-default rate applicable to Reference Rate Advances as provided in Section 2.09(a), and (c) when used with respect to Letter of Credit fees, a rate equal to the Applicable Margin for SOFR Advances plus 2.00% per annum.

“Default Right” has the meaning set forth in Section 9.32.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund its Pro Rata Share of any Advance or participation in Letters of Credit required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within three Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, or the Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower in form and substance reasonably satisfactory to the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, or assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender and each Lender.

“Deposit Account” shall have the meaning given to the term in the Uniform Commercial Code (or any successor statute), as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any Lien in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such other state.

“DIP Facility” means that certain Debtor-In-Possession Credit Agreement dated as of May 11, 2016, among the Borrower, Holdings, the lenders party thereto, and Wells Fargo, as administrative agent.

“Disallowed Reserved Claims” means those disputed claims under the Chapter 11 Cases that have been detailed and identified by the Borrower to the Administrative Agent on the Closing Date in a written schedule, which become disallowed pursuant to a Final Order of the Bankruptcy Court after the Closing Date.

“Disclosure Statement” means that certain Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and its Debtor Affiliates.

“Disposition,” “Dispose” or “Disposed” means any sale, lease, transfer, assignment, farm-out, conveyance, release, abandonment, or other disposition of any Property (including any working interest,

overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest), including any Casualty Event.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Advances and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Advances and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or other Property or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date; provided that if such Equity Interests is issued pursuant to a plan for the benefit of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holding or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$” means lawful money of the United States of America.

“EBITDAX” means, for any period, without duplication, the amount equal to:

(a)Consolidated Net Income for such period plus

(b)the sum of the following, to the extent deducted in determining Consolidated Net Income for such period, (i) Interest Expense, (ii) income and franchise Taxes, (iii) depreciation, amortization, depletion, exploration expenses, and other non-cash charges and non-cash losses for such period, including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and non-cash charges resulting from the requirements of ASC 410, 718 and 815 (except, in any event, to the extent that such non-cash charges are reserved for cash charges to be taken in the future), and including losses from Dispositions (other than Dispositions of Hydrocarbons in the ordinary course of business), and (iv) unusual and non-recurring losses which were included in determining such Consolidated Net Income; minus

(c)all non-cash gains and non-cash items which were included in determining such Consolidated Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815); minus

(d)unusual and non-recurring gains which were included in determining such Consolidated Net Income;

provided that, such EBITDAX shall be subject to pro forma adjustments for Acquisitions and non- ordinary course asset sales assuming that such transactions had occurred on the first day of the applicable calculation period for the ratio set forth in Section 6.17(a), which adjustments shall be made in a manner reasonably acceptable to the Administrative Agent and with supporting documentation reasonably acceptable to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Schedule II under the caption “Elected Commitment”, as the same may (a) be increased, reduced, or terminated from time to time in connection with an optional increase, reduction, or termination of the Aggregate Elected Commitment Amounts pursuant to Section 2.04 and (b) modified from time to time pursuant to assignments in accordance with Section 9.07(b).

“Elected Commitment Increase Certificate” has the meaning set forth in Section 2.04(e)(vi).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.07(b)(iii)).

“Employee Benefit Plan” means (i) any employee benefit plan within the meaning of Section 3(3) of ERISA that is (currently or hereafter) maintained or contributed to by Holdings, any Loan Party or an ERISA Affiliate and (ii) any plan subject to Title IV or Section 302 of ERISA or Sections 412 and 430 of the Code with respect to which any Loan Party or an ERISA Affiliate may have any direct or contingent liability.

“Engineering Report” means either an Independent Engineering Report or an Internal Engineering Report.

“Engineering Report Volumes” means, as of any date of determination, the anticipated volume of production of oil, gas or natural gas reserves, as applicable, from the Oil and Gas Properties of the Loan Parties as reflected in the Engineering Report most recently delivered pursuant to Section 2.02(b) prior to such date of determination.

“Environment” or “Environmental” means ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, orders, claims, liens, notices of noncompliance or violation, investigations or proceedings arising as a result of any actual or alleged violation of or liability under any Environmental Law or relating to any Permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Materials or alleged injury or threat of injury to public health, safety or the Environment.

“Environmental Law” means any Legal Requirement relating to (a) the protection of human health and safety from environmental hazards or exposure to Hazardous Materials, (b) the protection, conservation, management or use of the Environment, natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, processing, possession, distribution, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material, or (e) the prevention of pollution and includes, without limitation, the following federal statutes and the regulations promulgated thereunder: CERCLA, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Endangered Species Act, 16 U.S.C. § 1531 et seq., and any state or local laws and regulations similar thereto, as each of the foregoing has been amended.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“Equity Issuance” means (a) any issuance by Holdings of shares of its Equity Interests to any Person that is not a Loan Party (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Loan Party into any Loan Party or any Subsidiary thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) who together with Holdings, any Loan Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Erroneous Payment” has the meaning set forth in Section 8.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 8.14(d).

“Erroneous Payment Impacted Advances” has the meaning set forth in Section 8.14(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 8.14(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 7.01.

“Exchange Offer” means a registered offer to exchange outstanding Senior Unsecured Note Indebtedness for new Senior Unsecured Note Indebtedness (the “exchange notes”) having terms substantially identical in all material respects to such outstanding Senior Unsecured Note Indebtedness (except that the exchange notes shall not contain any transfer restrictions).

“Excluded Funds” means cash and cash equivalents held in any of the following accounts: (a) accounts designated solely for payroll or employee benefits, (b) Cash Collateral Accounts, (c) trust accounts held exclusively for the payment of taxes of the Borrower or any Guarantor, (d) suspense or trust accounts held exclusively for royalty and working interest payments owing to third parties, and (e) only up to and including the first anniversary of the date hereof, Reserved Claims Account but only up to the then effective Reserved Claims Amount.

“Excluded Perfection Collateral” shall mean collectively (a) cash and cash equivalents constituting Excluded Funds (other than the Cash Collateral Accounts and the funds and investments therein), (b) commercial tort claims where the amount of damages expected to be claimed is less than
$250,000 in the aggregate, (c) letter of credit rights to the extent a security interest therein cannot be perfected by the filing of a financing statement under the UCC and the amount thereof is less than
$250,000 in the aggregate, (d) Certificated Equipment and (e) any other Property with respect to which the Administrative Agent has determined, in its reasonable discretion that the cost of perfecting a security interest in such Property outweighs the benefit of the Lien afforded thereby.

“Excluded Properties” means the “Excluded Collateral”, as defined in the Security Agreement, which includes (a) Excluded Trademark Collateral, as defined therein, (b) Excluded Contracts, as defined therein, and (c) Excluded PMSI Collateral, as defined therein.

“Excluded Escrow Conditions” means, with respect to the Excluded Escrow Subsidiary, the Excluded Escrow Subsidiary:

(1)has no Indebtedness other than the Specified Senior Notes;

(2)except as permitted by Section 6.08 (Affiliate Transactions) and Section 6.04(b)(iii) (Merger or Consolidation; Asset Sales) of the Credit Agreement, is not party to any agreement, contract, arrangement or understanding with Holdings, the Borrower or any Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings;

(3)is a Person with respect to which none of Holdings, the Borrower nor any of the Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)has not guaranteed or otherwise directly or indirectly provided credit support for or otherwise become restricted pursuant to the terms of any Indebtedness of Holdings, the Borrower or any of the Subsidiaries;

(5)does not own or otherwise have any Property other than the proceeds of the Specified Senior Notes and any Property of de minimis value directly related thereto; and

(6)does not have any operations or activities other than its obligations with respect to the Specified Merger Agreement and the Specified Indenture and activities incidental thereto.

“Excluded Escrow Period” means the period from and including the Amendment No. 10 Effective Date to and including the date that (i) the proceeds of the Specified Senior Notes are released from escrow pursuant to the terms of the Specified Indenture and/or any documents executed in connection with the Specified Indenture and (ii) the Closing (as defined in the Specified Merger Agreement) occurs or the Specified Merger Agreement is terminated in accordance with its terms.

“Excluded Escrow Subsidiary” means Penn Virginia Escrow LLC, a Delaware limited liability company.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligations if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap (as defined by the Commodity Exchange Act), such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps (as defined by the Commodity Exchange Act) for which such guarantee or Lien is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.15 or reallocation pursuant to Section 2.16) or
(ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.14, additional amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means the letters of credit issued or deemed issued under the Original Credit Agreement including those listed on Schedule 1.01(a).

“Expiration Date” means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

“Extraordinary Cash Proceeds” means, with respect to any settlement or litigation proceeding, the proceeds of such settlement or litigation proceeding after payment of all out of pocket fees and expenses actually incurred in connection with such settlement or proceeding.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any intergovernmental agreement entered into in connection with Sections 1471 through 1474 of the Code.

“FCA” has the meaning set forth in Section 1.11 hereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted median of the rates on overnight federal funds transactions with members of the Federal Reserve System reported by depository institutions on such day for individual transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent, and (c) in any event, the Federal Funds Rate shall not be less than zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letters” mean (a) the Exit Facility Lender Fee Letter dated May 10, 2016, among the Administrative Agent, the Borrower, and Holdings, (b) that certain Exit Facility Agent Fee Letter dated May 10, 2016, among the Administrative Agent, the Borrower, and Holdings, (c) that certain fee letter dated June 27, 2017 among Wells Fargo Securities, LLC, the Borrower, and Holdings, (d) that certain fee letter dated September 29, 2017 among Wells Fargo Securities, LLC, the Borrower, and Holdings, (e) that certain fee letter dated March 1, 2018 among Wells Fargo Securities, LLC, the Borrower, and Holdings,
(6)that certain fee letter dated October 26, 2018 among Wells Fargo Securities, LLC, the Borrower, and Holdings, (g) that certain fee letter dated as of the Amendment No. 6 Effective Date among Wells Fargo Securities, LLC, the Borrower, and Holdings, (h) that certain fee letter dated as of the Amendment No. 9 Effective Date among Wells Fargo Securities, LLC, the Borrower, and Holdings, and (i) that certain fee letter dated as of the Amendment No. 11 Effective Date among Wells Fargo Securities, LLC and the Borrower.

“FERC” has the meaning set forth in Section 4.23(e) hereof.

“Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice.

“Fixture Operating Equipment” means any of the items described in the first sentence of the definition of “Operating Equipment,” which, as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

“Flood Insurance Regulations” has the meaning set forth in Section 9.22 hereof.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Form Plan” shall have the meaning set forth in Section 3.01(r) hereof.

“Free Cash Flow” means, as of any date of determination:

(a)EBITDAX for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Sections 5.06(a) and (b) (such period, the “Measurement Period”), plus

(b)any decrease in the Working Capital of Holdings and its Subsidiaries during such Measurement Period (measured as the excess of such Working Capital at the beginning of such Measurement Period over such Working Capital at the end of such Measurement Period), plus

(c)non-cash charge or expense recognized in such Measurement Period resulting in a reduction to EBITDAX to the extent such charge or expense was actually paid in cash in any prior Measurement Period and reduced Free Cash Flow for such prior Measurement Period; minus

(d)cash charge or expense paid in such Measurement Period which did not reduce EBITDAX for such Measurement Period, but instead would result in an reduction to EBITDAX in the future Measurement Period in which such charge or expenses is recognized; minus

(e)without duplication, the sum of the following:

(i)voluntary and scheduled cash repayments of Indebtedness made during such Measurement Period (other than the Advances) which cannot be re-borrowed pursuant to the terms of such Indebtedness, including repayment, defeasance, redemption or other satisfaction of Senior Unsecured Note Indebtedness (other than with Senior Unsecured Note Indebtedness which constitutes a refinancing of Senior Unsecured Note Indebtedness permitted hereunder and other than Senior Note Payments made in reliance on Available Free Cash Flow pursuant to Section 6.21(e));

(ii)capital expenditures of Holdings or any Subsidiary paid in cash during such Measurement Period,

(iii)consolidated interest expense of Holdings or any Subsidiary paid in cash during such Measurement Period,

(iv)Taxes of Holdings or any Subsidiary paid in cash during such Measurement Period (excluding, for the avoidance of doubt, Taxes owing by third parties (other than Holdings or any Subsidiary) which are paid by Holdings or any Subsidiary on their behalf),

(v)exploration expenses of Holdings or any Subsidiary paid in cash during such Measurement Period,

(vi)Restricted Payments made in cash during such Measurement Period (other than those made in reliance on Available Free Cash Flow pursuant to Section 6.05(h) and other than Restricted Payments made to the Borrower from any Subsidiary of the Borrower),

(i)Investments made in cash during such Measurement Period,

(ii)any increase in the Working Capital of Holdings and its Subsidiaries during such Measurement Period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning thereof), and

(iii)to the extent not included in the foregoing, all non-cash gains or items that otherwise served to increase EBITDAX for such Measurement Period.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Exposure other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been funded by it, reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person or any temporary investment vehicle or revocable trust owned and operated for the primary benefit of a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.

“General Partner” means PV Energy Holdings GP, LLC, a Delaware limited liability company.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Unit” has the meaning set forth in Section 101(27) of the Bankruptcy Code.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuming in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part).

“Guarantor” means each Subsidiary of Holdings (other than each Immaterial Subsidiary (unless the Borrower, in its sole and absolute discretion, designates any Immaterial Subsidiary as a Guarantor)),

to the extent such Subsidiary executes and delivers a Guaranty or supplement to a Guaranty and is not later released from such Guaranty pursuant to Section 8.11(b) and the terms of such Guaranty.

“Guaranty” means a guaranty agreement substantially the form of the attached Exhibit C and executed by a Guarantor.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the Environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or Release of which requires a Permit under any Environmental Law or other Governmental Approval,
(e) which are deemed by a Governmental Authority to constitute a nuisance which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, puts, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that, a “Hedge Contract” shall not include any “Master Agreement” or other agreement that provides solely for the sale by any Loan Party or any Subsidiary of physical Hydrocarbons in exchange for cash in the ordinary course of its business.

“Hedge Event” means any novation, assignment, unwinding, termination, expiration or amendment of a BB Hedge.

“Hedge Termination Value” means, in respect of any one or more Hedge Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Contracts,
(1)for any date on or after the date such Hedge Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Contracts (which may include a Lender or any Affiliate of a Lender).

“Holdings” has the meaning set forth in the introductory paragraph hereof.

“Hydrocarbon Hedge Agreement” means a Hedge Contract which is intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

“IBA” has the meaning set forth in Section 1.11 hereof.

“Immaterial Subsidiary” means any Subsidiary of Holdings (other than the Borrower), which, as of the last day of the four-fiscal quarter period most recently ended for which financial statements have been delivered pursuant to Section 5.06(a) or 5.06(b), as the case may be, (a) contributed less than five percent (5.0%) of the Adjusted EBITDAX for such four-fiscal quarter period and (b) in the case of Intermediate and the General Partner, owns directly, or, in the case of any other Subsidiary, owns directly or indirectly through its Subsidiaries, total assets not exceeding five percent (5.0%) of the Consolidated Total Assets as of the last day of such four-fiscal quarter period; provided that such Subsidiary, taken together with all other Immaterial Subsidiaries as of such date, (i) contributed less than five percent (5.0%) of the Adjusted EBITDAX, and (ii) in the case of Intermediate and the General Partner, owns directly, or, in the case of any other Subsidiary, owns directly or indirectly through its Subsidiaries, total assets not exceeding five percent (5.0%) of the Consolidated Total Assets as of the last day of such four- fiscal quarter period; provided, further, that no Subsidiary shall be an Immaterial Subsidiary if (x) such Subsidiary as of such date or as of any date the Borrowing Base is redetermined and made effective under Section 2.02, owns any Oil and Gas Property or any Oil and Gas Related Property, (y) such Subsidiary at any time owns any Oil and Gas Property to which Proven Reserves are attributed, or (z) such Subsidiary is a co-borrower, co-issuer, guarantor or other co-obligor of any Indebtedness for borrowed money of any Loan Party.

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a)all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements to the extent such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c)the Attributable Indebtedness of such Person (regardless of whether accounted for as indebtedness under GAAP);

(d)all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e)all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(a)all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Letter of Credit Obligation, and banker’s acceptances issued for the account of any such Person;

(b)all obligations of any such Person in respect of Disqualified Equity Interests;

(c)all net obligations of such Person under any Hedge Contract;

(d)all Guarantees of any such Person with respect to any of the foregoing; provided that the amount of Indebtedness for purposes of this clause (i) shall be the lesser of (y) the outstanding amount of the Indebtedness being Guaranteed and (z) the maximum stated amount of such Guarantee;

(e)the outstanding attributed principal amount under any asset securitization program; and

(f)obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, including obligations of such Person owing in connection with any Advance Payment Contract (but only to the extent of such advance payments and only to the extent such commodities, goods or services have not been delivered), other than, in each case, gas balancing arrangements in the ordinary course of business.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The Indebtedness of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Holdings, any Loan Party or any Subsidiary under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.02(a) hereof.

“Independent Engineer” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company, L.P., (c) DeGolyer and MacNaughton or (d) any other independent petroleum engineering firm selected by the Borrower and reasonably acceptable to the Majority Lenders.

“Independent Engineering Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders, prepared by an Independent Engineer, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by any Loan Party or any Subsidiary (or to be acquired by any Loan Party or any Subsidiary, as applicable) which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders,
(4)contain an attendant reserve database capable of producing a match of the reserves, and (e) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

“Interest Expense” means, for the Borrower and its consolidated Subsidiaries for any period, total interest expense incurred in connection with any Indebtedness for such period, whether paid or accrued, including (a) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, imputed interest under Capital Leases and Synthetic Leases, and net costs under Interest Hedge Agreements, all as determined in conformity with GAAP, and (b) all interests, dividends, distributions, or other payments made in respect of preferred Equity Interests.

“Interest Hedge Agreement” means a Hedge Contract between the Borrower and one or more financial institutions providing for the exchange of nominal interest obligations between the Borrower and such financial institution or the cap of the interest rate on any Indebtedness of the Borrower.

“Interest Period” means, for each SOFR Advance comprising part of the same Borrowing, the period commencing on the date of such SOFR Advance or the date of the Conversion of any Reference Rate Advance into a SOFR Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03. The duration of each such Interest Period shall be one, three or six months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 a.m. (Houston, Texas time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a)the Borrower may not select any Interest Period which ends after the Commitment Termination Date;

(b)Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(c)whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d)any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

“Intermediate” means PV Energy Holdings, L.P., a Delaware limited partnership.

“Internal Engineering Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent and each Lender, prepared by the Borrower and certified by a Responsible Officer of the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by any Loan Party or any Subsidiary (or to be acquired by any Loan Party or any Subsidiary, as applicable) which are or are to be included in the Borrowing Base, which report shall
(a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties,
(3)contain an estimate of the net operating revenues to be derived from the production and sale of

Hydrocarbons from such Proven Reserves based on product prices and cost escalation assumptions specified by the Administrative Agent in good faith, (d) contain an attendant reserve database capable of producing a match of the reserves, and (e) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

“Investment” means, as to any Person, any direct or indirect purchase, acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee (by guaranty or other arrangement) or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of substantially all or a portion of the business or assets of another Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any cash repayments of loans or cash return of Investments.

“Issuing Lender” means (a) prior to the Amendment No. 11 Effective Date, Wells Fargo, and any successor issuing lender pursuant to Section 8.06, and (b) on and after the Amendment No. 11 Effective Date, collectively and individually, as the context may require, (i) Wells Fargo and any successor issuing lender pursuant to Section 8.06 and (ii) solely with respect to the Letters of Credit listed on Schedule 1.01(d), Citibank, N.A. in its capacity as the issuer thereof.

“JSTX Contribution Agreement” has the meaning set forth in Amendment No. 9.

“JSTX Contribution Transaction” means the purchase and sale of the “Purchased Units”, as defined in the JSTX Contribution Agreement and the “Purchased Preferred Stock”, as defined in the JSTX Contribution Agreement, in each case pursuant to the JSTX Contribution Agreement.

“LC Payment Date” has the meaning set forth in Section 2.07(c)(i) hereof.

“Lease Operating Statement” means a statement, in form and substance reasonably satisfactory to the Administrative Agent, prepared by the Borrower with respect to the Oil and Gas Properties owned by any Loan Party or any Subsidiary (or to be acquired by any Loan Party or any Subsidiary, as applicable), which statement shall contain production, revenue, and expense data for the time period covered by such statement and such other information reasonably requested by the Administrative Agent or any Lender.

“Leases” means all oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or any other instruments, agreements, or conveyances under and pursuant to which the owner thereof has or obtains the right to enter upon lands and explore for, drill, and develop such lands for the production of Hydrocarbons.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or Permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U, and X, which is applicable to such Person.

“Lender Hedge Obligations” means all obligations of any Loan Party owing to any Lender Swap Counterparty under any Hedge Contract; provided that, (a) when any Lender Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedge Contract to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute Lender Hedge Obligations (and therefore Secured Obligations) only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (ii) if a Lender Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Lender Swap Counterparty shall be included as Lender Hedge Obligations only to the extent such obligations arise from such transactions entered into prior to the date such Lender Swap Counterparty ceased to be a Lender or an Affiliate of a Lender (without giving effect to any extension, increases or modifications (including blending) thereof which are made after such Lender Swap Counterparty ceases to be a Lender or an Affiliate of a Lender).

“Lender Parties” means Lenders, the Issuing Lender, and the Administrative Agent.

“Lender Swap Counterparty” means (a) any Person that is a Lender or Affiliate of a Lender on the date hereof and that is a counterparty to any Hedge Contract with the Borrower or any Subsidiary listed on Schedule 4.20 attached to this Agreement on the Closing Date, (b) any Lender or Affiliate of a Lender on the Amendment No. 11 Effective Date and that is a counterparty to any Hedge Contract with a Loan Party on the Amendment No. 11 Effective Date, and (c) any counterparty to any other Hedge Contract with the Borrower or any Subsidiary Guarantor; provided that such counterparty is a Lender or an Affiliate of a Lender at the time such Hedge Contract is entered into. For the avoidance of doubt, “Lender Swap Counterparty” shall not include any participant of a Lender pursuant to Section 9.07(d) other than to the extent such participant is otherwise a Lender or an Affiliate of a Lender.

“Lender” means a party hereto that (a) is a lender listed on the signature pages of this Agreement on the date hereof or (b) is an Eligible Assignee that became a lender under this Agreement pursuant to Section 2.15, Section 2.04(e), Section 9.07, or an amendment to or another Loan Document that modifies this Agreement, and, in each case has not assigned all of its Advances and Commitments to another Person in accordance with the terms of this Agreement.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means, individually, any standby letter of credit issued or deemed issued by the Issuing Lender for the account of the Borrower in connection with the Commitments and that is subject to this Agreement.

“Letter of Credit Application” means the Issuing Lender’s standard form letter of credit application for standby letters of credit that has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of a Letter of Credit.

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications, and agreements, documents, and instruments entered into in connection with or relating thereto.

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time plus (b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

“Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit, including the Reimbursement Obligations.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) Holdings’ consolidated Indebtedness (other than (i) Indebtedness under surety bonds, performance bonds, and other similar bonds and (ii) Indebtedness under Hedge Contracts) less the amount (not to exceed $25,000,000) of Unrestricted Cash on such date to (b) Adjusted EBITDAX.

“Lien” means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Synthetic Lease, Capital Lease, or other title retention agreement).

“Liquid Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States maturing within 120 days from the date of any acquisition thereof;

(b)negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 120 days from the date of acquisition thereof (“bank debt securities”), issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other bank or trust company so long as such certificate of deposit is pledged to secure the Borrower’s or any Subsidiaries’ ordinary course of business bonding requirements, or any other bank or trust company which has primary capital of not less than $500,000,000, if at the time of deposit or purchase, such bank debt securities are rated not less than ”AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc. or Fitch Ratings, Inc., and (ii) commercial paper issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other Person if at the time of purchase such commercial paper is rated not less than “A-1” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “P-1” (or the then equivalent) by the rating service of Moody’s Investors Service, Inc. or not less than “A-1” (or the then equivalent) by the rating service of Fitch Ratings, Inc., or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Majority Lenders;

(c)deposits in money market funds investing exclusively in investments described in clauses
(a) and (b) above; and

(d) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement the debt securities of such Person are rated not less than “AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc. or Fitch Ratings, Inc.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Guaranty, the Security Instruments, the Fee Letters, and each other agreement, instrument, or document executed by the Borrower, any Guarantor, or any of the Borrower’s or a Guarantor’s Subsidiaries or any of their officers at any time in connection with this Agreement. For the avoidance of doubt, “Loan Documents” does not include Hedge Contracts.

“Loan Party” means the Borrower and each Guarantor.

“Lonestar Transaction” means    the    transactions    contemplated    by    the    Specified    Merger Agreement.

“Majority Lenders” means Lenders holding more than 50% of the aggregate Credit Exposure; provided that, if no Advances or Letter of Credit Obligations are then outstanding, “Majority Lenders” shall mean Lenders having more than 50% of the aggregate Maximum Credit Amounts at such time; provided further that the Maximum Credit Amounts of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders unless all of the Lenders are Defaulting Lenders.

“Material Adverse Change” means any material adverse change in, or material adverse effect on,
(a) the business, property, operations, or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole, (b) the ability of the Borrower and Guarantors, taken as a whole, to perform any of their obligations under this Agreement and the other Loan Document to which any of them is a party, (c) the validity or enforceability of any of this Agreement and the other Loan Documents or (d) the rights or remedies of the Administrative Agent, any other agent, the Issuing Lender or the Lenders under this Agreement and the other Loan Documents.

“Material Adverse Effect” means any event, which individually, or together with all other events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, assets, liabilities, finances, properties, results of operations or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole, or (b) the ability of Holdings and its Subsidiaries, taken as a whole, to perform their obligations under, or to consummate the transactions contemplated by, the BCA, in each case, except to the extent such event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any change after the date hereof in global, national or regional political conditions (including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or material worsening of any such hostilities, acts of war, sabotage, terrorism or military actions existing or underway) or in the general business, market, financial or economic conditions affecting the industries, regions and markets in which Holdings and its Subsidiaries operate, including any change in the United States or foreign economies or securities, commodities or financial markets, or force majeure events or “acts of God”; (ii) any changes after the date hereof in applicable Legal Requirements or GAAP, or in the interpretation or enforcement thereof; (iii) the execution, announcement or performance of the BCA or the transactions contemplated hereby or thereby (including any act or omission of Holdings or its Subsidiaries expressly required or prohibited, as applicable, by the BCA); (iv) changes in the market price or trading volume of the claims or equity or debt securities of Holdings or any of its Subsidiaries (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (v) the departure of officers or directors of Holdings or any of its Subsidiaries (but not the underlying facts giving rise to such departure unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (vi) the filing or pendency of the Chapter 11 Cases or actions taken in connection with the Chapter 11 Cases that are directed by the Bankruptcy Court and made in compliance with the Bankruptcy Code; (vii) declarations of national emergencies or natural disasters; or (viii) any matters expressly disclosed in the Disclosure Statement or the disclosure schedules delivered by Holdings to the Administrative Agent on May 10, 2016; provided, that the exceptions set forth in clauses (i) and (ii) shall not apply to the extent that such event is disproportionately adverse to Holdings and its Subsidiaries, taken as a whole, as compared to other companies in the industries in which Holdings and its Subsidiaries operate.

“Material Subsidiary” means, as of any date of determination, any Subsidiary of Holdings which is not an Immaterial Subsidiary.

“Maturity Date” means October 6, 2025 (except that, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day).

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Schedule II under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the aggregate Maximum Credit Amounts pursuant to Section 2.04 or (b) modified from time to time pursuant to any assignment permitted by Section 9.07. The aggregate amount of the Maximum Credit Amount on the Amendment No. 9 Effective Date is $1,000,000,000.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

“Minimum Collateral Amount” means, at any time, (i) with respect to cash collateral consisting of cash or Deposit Account balances, an amount equal to 103% of the Letter of Credit Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in their sole discretion exercised in good faith.

“Mortgage” means each of the mortgages or deeds of trust executed by any one or more Loan Party in substantially the form of the attached Exhibit D-1 or Exhibit D-2, as applicable, or such other form as may be reasonably requested by the Administrative Agent, together with any assumptions or assignments of the obligations thereunder by any Loan Party.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any Disposition, all cash and Liquid Investments received (directly or indirectly) by Holdings, any Loan Party or any Subsidiary from such Disposition after payment of all reasonable out of pocket fees and expenses actually incurred by such Loan Party or such Subsidiary directly in connection with such Disposition minus (a) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), minus (b) if applicable, the principal amount of Indebtedness that is secured by such asset (if any) and that is required to be repaid in connection with the sale thereof (other than the Advances) and minus (c) any amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustments associated with such Disposition.

“Non-Commercial Bank” means any Person other than a commercial bank engaged in oil and gas reserve-based lending as part of its business.

“Non-Consenting Lender” means any Lender that does not consent to a proposed agreement, amendment, waiver, consent or release with respect to this Agreement or any other Loan Document that
(1)requires the consent of each Lender, including any increases to the Borrowing Base and (ii) has been approved by the Required Lenders or Majority Lenders, as applicable.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means a promissory note of the Borrower payable to any Lender in the amount of such Lender’s Commitment, in substantially the form of the attached Exhibit E, evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.

“Notice of Borrowing” means a notice of borrowing substantially in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.

“Notice of Conversion or Continuation” means a notice of conversion or continuation substantially in the form of the attached Exhibit G signed by a Responsible Officer of the Borrower.

“O&G Definitions” means the definitions for oil and gas reserves promulgated by the Society of Petroleum Evaluation Engineers (or any generally recognized successor) as in effect at the time in question.

“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts payable by the Borrower, any Guarantor or any of their respective Subsidiaries to the Administrative Agent, the Issuing Lender, or the Lenders under the Loan Documents, including without limitation, the Letter of Credit Obligations and Reimbursement Obligations.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Oil and Gas Properties” means fee mineral interests, term mineral interests, Leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments and similar mineral interests, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such oil and gas Properties and interests.

“Oil and Gas Related Properties” means all Property, real or personal, now owned or hereafter acquired and relevant to the operating expenses or net realized prices for Oil and Gas Properties.

“Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Unit or arbitrator of applicable jurisdiction.

“Original Credit Agreement” means that certain Credit Agreement dated as of September 28, 2012 among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto, and Wells Fargo, as administrative agent and issuing bank (as amended, restated, or otherwise modified from time to time).

“Original Lender Swap Agreement” means those certain Hedge Contracts listed on Schedule 4.20 hereto as of the Closing Date.

“Original Mortgaged Properties” means the Oil and Gas Properties of any Loan Party that were subject to a mortgage or deed of trust in favor of Wells Fargo in connection with the Original Credit Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance, Commitment or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment required by the Borrower pursuant to Section 2.15).

“Parent Entities” means Holdings, General Partner and Intermediate.

“Participant” has the meaning set forth in Section 9.07(d) hereof.

“Participant Register” has the meaning set forth in Section 9.07(d) hereof.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Recipient” has the meaning set forth in Section 8.14(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“PDP Reserves” means the Proven Reserves which are categorized as both “developed” and “producing” under the O&G Definitions.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA.

“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.

“Permitted Investments” means (a) Investments in the form of direct acquisition of, and ownership interest in, additional Oil and Gas Properties and Oil and Gas Related Properties, and (b)

Investments in the form of the acquisition of Equity Interests in any Person that owns Oil and Gas Properties and Oil and Gas Related Properties; provided that (i) any newly acquired Subsidiary shall promptly comply with the requirements of Sections 5.08 and 6.16 (in accordance with the time frames specified therein), (ii) no Default exists immediately before and immediately after giving effect to such Investment and (iii) after giving effect to such Investment (including any incurrence or repayment of Indebtedness in connection therewith), Holdings shall be in pro forma compliance with the covenant set forth in Section 6.17(a) as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.06(a) or 5.06(b), as the case may be, with such covenants being calculated as if such Investment and incurrence or repayment of Indebtedness had occurred on the first day of the period of four consecutive fiscal quarters ending on such day.

“Permitted Liens” means the Liens permitted under Section 6.01; provided that (1) Liens described in clauses (d) and (g) of Section 6.01 shall remain “Permitted Liens” only for so long as no action to enforce such Lien has been commenced or such Liens are being diligently contested in good faith by appropriate proceedings and adequate reserves have been made in accordance with GAAP, and
(a)no intention to subordinate the priority of the Lien granted in favor of the Administrative Agent and the Secured Parties is to be hereby implied or expressed by the permitted existence of any Permitted Liens.

“Permitted Payments to Parent Entities” means payments by General Partner, Intermediate, or the Borrower to any Parent Entity in amounts required for any Parent Entity to pay the following, as and when the same become due and payable, in each case without duplication:

(i)reasonable accounting, legal and administrative expenses (including, without limitation, expenses related to reporting obligations and any franchise and similar taxes, and other fees and expenses, required to maintain its corporate existence) of such Parent Entity, in each case, to the extent such costs and expenses are reasonably attributable to the ownership or operation of the Borrower and its Subsidiaries;

(ii)reasonable fees and expenses of such Parent Entity (other than fees and expenses payable to Affiliates of the Borrower) incurred in connection with any debt or equity offering or other financing transaction by Holdings permitted hereunder;

(iii)costs of such Parent Entity associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange;

(iv)customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of such Parent Entity, to the extent such salaries, bonuses, severance, indemnification obligations and other benefits are attributable to the ownership or operation of the Borrower and its Subsidiaries; and

(v)“Reimbursable Expenses”, as such term is defined in the Amended and Restated Limited Partnership Agreement of Intermediate as in effect on the Amendment No. 9 Effective Date (so long as such term is consistent with, and is not broader in any material respect than, the proposed definition included in the draft Amended and Restated Limited Partnership Agreement provided to the

Administrative Agent on the Amendment No. 9 Effective Date) but only to the extent such “Reimbursable Expenses” are reasonably attributable to the ownership or operation of the Borrower and its Subsidiaries.

“Permitted Subject Liens” means the Permitted Liens permitted under paragraphs (c) through (i) of Section 6.01.

“Permitted Tax Distributions” means, with respect to any taxable period or portion thereof during which each of the Borrower and Intermediate is a pass-through entity for U.S. federal income tax purposes, Restricted Payments in the form of cash made quarterly and following the end of a taxable year to the owners of Intermediate in an amount equal to the estimated amount of U.S. federal, state, and local income tax liabilities of, the direct or indirect owners of Intermediate for such quarter or such taxable year attributable solely to the earnings of the Borrower and its Subsidiaries (to the extent Borrower has received cash in respect of the net income tax liabilities of Holdings attributable to the earnings of such Subsidiaries directly or indirectly from such Subsidiaries). Distributions for the final quarter of any taxable year shall be based on the anticipated tax liabilities with respect to the estimated taxable income of Intermediate (attributable solely to the earnings of the Borrower, its Subsidiaries, as determined above) for the entire taxable year and shall take into account prior Permitted Tax Distributions for such taxable year. All calculations of anticipated tax liabilities pursuant to this definition shall assume that: (i) each direct or indirect owner of Intermediate is subject to the highest marginal U.S. federal, state and local tax rates for an individual, or if higher, a corporation, resident in New York, New York, taking into account the character of any income, gains, deductions, losses or credits (including any tax rate imposed under Section 1411 of the Code) and (ii) any taxable losses of Intermediate (attributable solely to the earnings of the Borrower, its Subsidiaries, as determined above) allocated to such direct or indirect owner in prior periods but not previously utilized as an offset against income or gains pursuant to this paragraph are available for offset against income and gains (to the extent permitted by applicable tax law) with respect to such taxable year.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability corporation or company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

“Plan of Reorganization” means the Second Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and its Debtor Affiliates confirmed by entry of an order of the Bankruptcy Court on August 11, 2016 and attached hereto as Schedule 1.01(b).

“Platform” has the meaning set forth in Section 9.09(c)(i) hereof.

“Pricing Grid” means the pricing information set forth in Schedule I.

“Pro Rata Share” means, with respect to any Lender, the ratio (expressed as a percentage) of the Maximum Credit Amount of such Lender to the aggregate Maximum Credit Amounts of all the Lenders (or if the Commitments have been terminated, the ratio (expressed as a percentage) of outstanding Advances owing to such Lender to the aggregate outstanding Advances owing to all such Lenders).

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Proven Reserves” means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties included or to be included in the Borrowing

Base under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made) and which are “proved reserves” as defined in the O&G Definitions.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning set forth in Section 9.32.

“QFC Credit Support” has the meaning set forth in Section 9.32.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, (a) each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or (b) a Loan Party for which another Person who constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder can cause such Loan Party to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Quarterly Reporting Package” has the meaning set forth in Section 5.06(b).

“RCR” means Rocky Creek Resources, LLC, a Delaware limited liability company.

“RCR Contribution Agreement” has the meaning set forth in Amendment No. 9.

“RCR Transactions” means the contribution of assets by RCR to Intermediate as contemplated by the RCR Contribution Agreement to occur on the “Closing Date”, as defined therein.

“Realty Collateral” has the meaning set forth in the Mortgages.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender, as applicable.

“Reference Rate” means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by Wells Fargo, as its reference rate, whether or not the Borrower has notice thereof.

“Reference Rate Advance” means an Advance which bears interest as provided in Section 2.09(a).

“Reference Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Register” has the meaning set forth in Section 9.07(c) hereof.

“Regulation U” mean Regulation U of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulations T, U, and X” mean Regulations T, U, and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” means all of the obligations of the Borrower to reimburse the Issuing Lender for amounts paid by the Issuing Lender under Letters of Credit as established by the Letter of Credit Applications and Section 2.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” or “Released” means any depositing, spilling, leaking, seepage, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, dispersing, injecting, escaping, leaching, dumping, disposing, emanating, or migrating of any Hazardous Material in, into, onto or through the Environment.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, Lenders holding at least 66 2/3% of the aggregate Credit Exposure; provided that, if no Advances or Letter of Credit Obligations are then outstanding, “Required Lenders” shall mean Lenders having at least 66 2/3% of the aggregate Maximum Credit Amounts at such time; provided further that, the Maximum Credit Amounts of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders unless all of the Lenders are Defaulting Lenders.

“Reserved Claims” means those disputed claims under the Chapter 11 Cases that have been detailed and identified by the Borrower to the Administrative Agent on the Closing Date in a written schedule, which have not been allowed or disallowed pursuant to a Final Order of the Bankruptcy Court as part of the claims resolution process after the Closing Date.

“Reserved Claims Account” means a separate, designated Deposit Account that is subject to an Account Control Agreement (subject to Section 6.26) and in which the Borrower or Holdings has deposited funds on the Closing Date and which funds are reserved to satisfy the Allowed Reserved Claims.

“Reserved Claims Amount” means, as of any date of determination, an amount equal to (a) the amount of funds deposited in the Reserved Claims Account on the Closing Date minus (b) the amount of Allowed Reserved Claims paid by any Loan Party after the Closing Date minus (c) the amount of all Disallowed Reserved Claims; provided that, in any event, the Reserved Claims Amount shall not exceed
$25,000,000.

“Resignation Effective Date” has the meaning set forth in Section 8.06(a) hereof.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, Chief Legal Counsel, Senior Vice President, Vice President, Treasurer, Secretary, Corporate Secretary or Assistant Secretary, (b) with respect to any Person that is a limited liability company, a manager, such Person’s Chief Executive Officer, President,

Chief Financial Officer, Chief Legal Counsel, Senior Vice President, Vice President, Treasurer, Secretary, Corporate Secretary or Assistant Secretary or the Responsible Officer of such Person’s managing member or manager, (c) with respect to any Person that is a general partnership, a limited partnership or a limited liability partnership, such Person’s Chief Executive Officer, President, Chief Financial Officer, Chief Legal Counsel, Senior Vice President, Vice President, Treasurer, Secretary, Corporate Secretary or Assistant Secretary or the Responsible Officer of such Person’s general partner or partners, and (d) in each case of clauses (a) through (c), any other person of such Person having substantially the same responsibilities as the aforementioned officers or that have been authorized by the applicable board of directors (or equivalent governing body) of such Person to deliver the applicable information, notices or certificates; provided that, in each of the foregoing clauses (a) through (d), to the extent requested thereby, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such person.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) on account of any Equity Interest of such Person, including in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in common Equity Interests of such Person or warrants, options or other rights to purchase such common Equity Interests.

“Returns” has the meaning set forth in Section 4.10(b).

“RSA” means that certain Restructuring Support Agreement dated as of May 10, 2016 among Holdings, the Borrower, and the other parties thereto and attached hereto as Schedule 1.01(c).

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means (a) all Obligations, (b) Lender Hedge Obligations, and (c) the Banking Services Obligations. Notwithstanding anything to the contrary contained herein, “Secured Obligations” shall not include the Excluded Swap Obligations.

“Secured Parties” means the Administrative Agent, the Issuing Lender, the Lenders, the Lender Swap Counterparties, and the Banking Service Providers.

“Security Agreement” means the Pledge and Security Agreement, in substantially the form of the attached Exhibit H, executed by the Borrower, any of its Subsidiaries, or any of the Guarantors, and if applicable, the Administrative Agent.

“Security Instruments” means, collectively, (a) the Mortgages, (b) the Transfer Letters, (c) the Security Agreement, (d) the Account Control Agreements, (e) each other agreement, instrument or document executed at any time in connection with the documents and agreements listed in (a) through (d) above, (f) each agreement, instrument or document executed in connection with the Cash Collateral Account, and (g) each other agreement, instrument or document executed at any time in connection with securing the Secured Obligations.

“Senior Note Payments” means the optional principal prepayments, redemptions, defeasance or purchases of Senior Unsecured Note Indebtedness and the accrued interest and premiums, if any, required to be paid as a result of such optional prepayments.

“Senior Unsecured Note Documents” means any indenture, note purchase agreement, or other similar agreement governing any Senior Unsecured Note Indebtedness.

“Senior Unsecured Note Indebtedness” means term (and not “revolving”) Indebtedness for borrowed money in respect of senior unsecured bonds or notes issued by the Borrower or any Subsidiary after the Amendment No. 6 Effective Date, including, without limitation, the Specified Senior Notes.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Advance” means any Advance bearing interest at a rate based on Adjusted Term SOFR as provided in Section 5.1(a).

“Solvent” means, with respect to any Loan Party as of the date of any determination, that on such date (a) the fair value of the Property of such Person on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person, on a consolidated basis, (b) the present fair saleable value of the assets of such Person, on a consolidated basis, is not less than the amount that will be required to pay the probable liability of such Person, on a consolidated basis, on its debts as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the ordinary course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Indenture” means the indenture dated as of August 10, 2021 between the Excluded Escrow Subsidiary and Citibank, N.A., as the trustee, as amended, restated, amended and restated, supplemented, or otherwise modified in a manner that is not materially adverse to the Lenders, unless otherwise consented to in writing by the Administrative Agent.

“Specified Merger Agreement” means the Agreement and Plan of Merger, entered into on July 10, 2021, by and between Holdings and Lonestar Resources US Inc., a Delaware corporation, as in effect on the Amendment No. 10 Effective Date or as amended, restated, amended and restated, supplemented, or otherwise modified in a manner that is not materially adverse to the Lenders, unless otherwise consented to in writing by the Administrative Agent.

“Specified Senior Notes” means the unsecured Senior Notes due 2026 in an aggregate principal amount of $400,000,000 issued by the Excluded Escrow Subsidiary pursuant the Specified Indenture. For purposes of this Agreement and the other Loan Documents, any Indebtedness with respect to the Specified Senior Notes shall be deemed issued and incurred by the Borrower immediately upon the assumption of such Indebtedness by the Borrower or any other Loan Party (or immediately upon the Borrower or any other Loan Party otherwise becoming obligated with respect to such Indebtedness) pursuant to the Specified Merger Agreement or otherwise.

“Sponsor Group” means, collectively, (a) Juniper Capital Advisers, L.P., Juniper Capital Investment Management, L.P., Juniper Capital II, L.P., Juniper Capital II GP, L.P., Juniper Capital III, L.P., Juniper Capital III GP, L.P. and Juniper Capital Advisors GP, LLC, (b) any fund, investment account, or other investment vehicle managed, advised or sponsored by any of the Persons described in the foregoing clause (a), and (c) the respective Affiliates of the Persons described in the foregoing clauses
(1)and (b), but not including any portfolio operating companies of any of the foregoing, other than RCR to the extent it is wholly owned by the foregoing.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any Person, a majority of whose outstanding Voting Securities (other than directors’ qualifying shares) shall at any time be owned by such parent or one or more Subsidiaries of such parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings. Notwithstanding anything to the contrary set forth in this Credit Agreement or in any other Loan Document, “Subsidiary” shall not include the Excluded Escrow Subsidiary during the Excluded Escrow Period so long as the Excluded Escrow Subsidiary satisfies at all times the Excluded Escrow Conditions; provided, however, that the Excluded Escrow Subsidiary shall be a “Subsidiary” for purposes of Sections 5.13, 6.04(b)(iii) (in connection with any merger or consolidation of Excluded Escrow Subsidiary with or into Borrower), 6.08, and 6.13(b).

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a Guarantor.

“Supported QFC” has the meaning set forth in Section 9.32.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Tax Group” has the meaning set forth in Section 4.10(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a)for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Houston, Texas time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to a Reference Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Reference Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Houston, Texas time) on any Reference Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Reference Rate SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Event” means the occurrence of any of the following: (a) a “reportable event” described in Section 4043 of ERISA with respect to a Pension Plan for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the failure with respect to any Pension Plan to make the "minimum required contribution" (as defined in Section 430 of the Code or Section 303 of ERISA), or (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, or (d) the withdrawal of Holdings, any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (e) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, or (f) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (g) the occurrence of any event or condition which could reasonably be expected to constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (h) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (i) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA, or (j) the partial or complete withdrawal of Holdings, any Loan Party or any ERISA Affiliate from a Multiemployer Plan, or (k) the receipt by Holdings, any Loan Party or any of its ERISA Affiliates from a Multiemployer Plan of any notice concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, "insolvent" (within the meaning of Section 4245 of ERISA), or (l) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (m) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings, any Loan Party or any ERISA Affiliate.

“Trade Date” has the meaning set forth in Section 9.07(b)(i) hereof.

“Transfer Letters” means, collectively, the letters in lieu of transfer orders in substantially the form of the attached Exhibit I and executed by the Borrower, any Guarantor or any of their respective Subsidiaries executing a Mortgage.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including Deposit Accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Trigger Event” means (a) any Disposition of Oil and Gas Properties, (b) any Disposition of Oil and Gas Related Properties, (c) any Hedge Event, or (d) any failure to cure a title defect referenced in Section 5.11 within the 60-day time period provided for in Section 5.11.

“Trigger Event Date” means (a) as to any Disposition of Oil and Gas Properties, the date such Disposition is consummated, (b) as to any Hedge Event, the date such Hedge Event is effected, and (c) as to any failure to cure a title defect referenced in Section 5.11 within the 60-day time period provided for in Section 5.11, the date immediately following such 60-day period.

“Type” has the meaning set forth in Section 1.04.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means cash and Liquid Investments of the Borrower or any other Loan Party that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries; provided that (a) cash and Liquid Investments that would appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries solely because such cash or Liquid Investment is subject to a Control Agreement shall constitute Unrestricted Cash hereunder, (b) cash and Liquid Investments shall be included in the determination of Unrestricted Cash only to the extent that such cash or Liquid Investment is maintained in accounts subject to Control Agreements perfecting an Acceptable Security Interest or there is otherwise an Acceptable Security Interest granted therein, and (c) cash and Liquid Investments that are maintained in accounts to the extent required under this Agreement to Cash Collateralize any Letter of Credit Exposure shall not be included in Unrestricted Cash.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.03(a), 2.03(c), and 2.05(a), in each case, such day is also a Business Day.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 9.32.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.14(g)(ii)(B) hereof.

“Use of Proceeds Certificate” means, with respect to any Advance, a certificate in form, substance, and detail reasonably satisfactory to the Administrative Agent, duly executed by a Responsible Officer of the Borrower certifying (a) as to the proposed use of the proceeds of such Advance (which shall be a purpose permitted by Section 5.09 (a “Permitted Use”)), including a reasonably detailed description of such use, (b) that the proceeds of the applicable Advance will be used for such Permitted Use within three (3) Business Days after the making of such Advance, or will otherwise be repaid to the extent required pursuant to Section 2.05(g), and (c) that such proceeds shall be held at all times in an account subject to an Account Control Agreement (except, with the consent of the Administrative Agent (in its sole discretion), as may be reasonably necessary to effectuate the Permitted Use) until used or repaid, in each case, as required pursuant to clause (b).

“Utilization Level” means the applicable category (being Level I, Level II, Level III, Level IV or Level V) of pricing criteria contained in Schedule I, which is at any time of its determination based on the percentage obtained by dividing (a) the outstanding principal amount of the Advances and the Letter of Credit Exposure at such time by (b) the Commitments at such time.

“Voting Securities” means (a) with respect to any corporation (including any unlimited liability company), capital stock of such corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency),
(2)with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and
(3)with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers (or the individuals performing similar functions) of such limited liability company.

“Wells” has the meaning set forth in Section 2.02(b)(iv) hereof.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Working Capital” means, for any Person at any date, its Current Assets (as defined below) at such date minus its Current Liabilities (as defined below) at such date. For purposes of this definition (a) “Current Assets” means, at any time, the consolidated current assets (other than cash and Liquid Investments) of Holdings and its Subsidiaries, and (b) “Current Liabilities” means, at any time, the consolidated current liabilities of Holdings and its Subsidiaries, but excluding, without duplication, (i) the principal amount of Advances then outstanding, (ii) the current portion of any long-term Debt and (iii) interest and Taxes currently payable.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero Balance Account” means a zero balance account of a Loan Party maintained by Bank of America, N.A. (or any other financial institution with the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed); provided that, (a) such account must have the zero balance function active at all times, (b) no Loan Party may have the ability to disable the zero balance function on such account, and (c) such account may not contain a balance of more than $0 for more than twenty four hours (for the avoidance of doubt, (i) zero balance accounts shall be considered Deposit Accounts and (ii) should any Deposit Account fail to meet any of the requirements in the foregoing proviso, then such Deposit Account shall cease to be a Zero Balance Account at such time and shall be subject to the applicable requirements of Section 6.26).

Section 1.02 Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.03 Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.06 hereof most recently delivered prior to or concurrently with such calculations. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated subsidiaries. Notwithstanding the foregoing or any other provision contained herein or any other Loan Document, any lease that would have been characterized, classified or reclassified as an operating lease in accordance with GAAP prior to the date of Holding’s adoption of ASC 842 (and related interpretations) (whether or not such lease was in effect on such date) shall be deemed not to constitute a Capital Lease, and any such lease shall be, for all purposes of this Agreement and the other Loan Documents, treated as though it were reflected on Holdings’ consolidated financial statements in the same manner as an Operating Lease would have been reflected prior to Holdings’ adoption of ASC 842.

Section 1.04 Types of Advances. Advances are distinguished by “Type.” The “Type” of an Advance refers to the determination whether such Advance is a SOFR Advance or Reference Rate Advance as determined in accordance with Section 2.03.

Section 1.05 UCC Terms. Terms defined in the UCC in effect on the date hereof and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

Section 1.06 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.07 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

Section 1.08 Guarantees. Unless otherwise specified, the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee.

Section 1.09 Miscellaneous. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments contained in this Agreement), (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and
(6)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 1.10 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s Legal Requirements): (a) if any asset, Property, right, obligation, or liability of any Person becomes the asset, Property, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.11 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to any reference rate referred to herein, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.03(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II CREDIT FACILITIES

Section 2.01    Commitment for Advances.

(a)Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Advances in Dollars to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Commitment Termination Date; provided that, after giving effect to such Advances, each Lender’s Credit Exposure shall not exceed such Lender’s Commitment at such time. Each Borrowing shall, in the case of Borrowings consisting of Reference Rate Advances, be in an aggregate amount not less than $1,000,000 and in integral multiples of $500,000 in excess thereof, and in the case of Borrowings consisting of SOFR Advances, be in an aggregate amount not less than $2,000,000 and in integral multiples of $500,000 in excess thereof, and in each case shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Subject to the terms of this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Advances.

(b)Evidence of Indebtedness. The Advances made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and the Lenders shall be conclusive absent manifest error of the amount of the Advances made by such Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) the applicable Notes which shall evidence such Lender’s Advances to the Borrower in addition to such accounts or records. Each Lender may attach schedules to such Notes and endorse thereon the date, Type (if applicable), amount, and maturity of its Advances and payments with respect thereto. In addition to the accounts and records referred to in the immediately preceding sentences, each Lender, Issuing Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender (other than the Issuing Lender) in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. In the event of any conflict among the accounts and records maintained by the Administrative Agent, the accounts and records maintained by the Issuing Lender as to Letters of Credit issued by it, and the accounts and records of any other Lender in respect of such matters, the accounts and records of the Issuing Lender shall control in the absence of manifest error.

Section 2.02    Borrowing Base.

(1)Borrowing Base. The initial Borrowing Base in effect as of Closing Date has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $128,000,000. Such initial Borrowing Base shall remain in effect until the next redetermination or adjustment made pursuant to this Agreement. The Borrowing Base shall be determined in accordance with the standards set forth in

Section 2.02(e) and is subject to periodic redetermination pursuant to Sections 2.02(b) and 2.02(c), and mandatory reductions pursuant to Section 2.02(d).

(2)Calculation of Borrowing Base.

(a)The Borrower shall deliver to the Administrative Agent and the Lenders on or before each March 1st, beginning March 1, 2017, an Independent Engineering Report dated effective as of the immediately preceding January 1st, and such other information as may be reasonably requested by any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. In the normal course of business (but in any event within 30 days after the Administrative Agent’s and the Lenders’ receipt of such Independent Engineering Report (and such additional Engineering Report, if any, required under the last sentence of subsection (iv) below) and other information), (A) the Administrative Agent shall deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base, (B) the Administrative Agent and the Lenders shall redetermine the Borrowing Base in accordance with Section 2.02(e), and (C) the Administrative Agent shall promptly notify the Borrower in writing of the amount of the Borrowing Base as so redetermined.

(b)The Borrower shall deliver to the Administrative Agent and the Lenders, on or before each September 1st, beginning September 1, 2017, an Internal Engineering Report or an Independent Engineering Report dated effective as of the immediately preceding July 1st and, in each instance, such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. In the normal course of business (but in any event within 30 days after the Administrative Agent’s and the Lenders’ receipt of such Internal Engineering Report or Internal Engineering Report (and such additional Engineering Report, if any, required under the last sentence of subsection (iv) below) and other information), (A) the Administrative Agent shall deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base, (B) the Administrative Agent and the Lenders shall redetermine the Borrowing Base in accordance with Section 2.02(e), and (C) the Administrative Agent shall promptly notify the Borrower in writing of the amount of the Borrowing Base as so redetermined.

(c)In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Independent Engineering Report, Internal Engineering Report or other information specified in clauses (i) and (ii) above by the date specified therein (or such additional Engineering Report, if any, required under the last sentence of subsection (iv) below), the Administrative Agent and the Lenders may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time-to-time thereafter in their sole discretion (but subject to Section 2.02(e)) until the Administrative Agent and the Lenders receive the relevant Independent Engineering Report, Internal Engineering Report, or other information, as applicable, at which time the Administrative Agent and the Lenders shall redetermine the Borrowing Base as otherwise specified in this Section 2.02.

(d)Each delivery of an Engineering Report (including, without limitation, the initial Engineering Report delivered pursuant to Section 3.01) by the Borrower to the Administrative Agent and the Lenders shall constitute a representation and warranty by the Borrower to the Administrative Agent and the Lenders that (A) the Borrower and the Guarantors, as applicable, own the Oil and Gas Properties specified therein subject to an Acceptable Security Interest to the extent required hereunder (other than any thereof that have been Disposed of since the date of such Engineering Report in a Disposition permitted by this Agreement and noted to the Administrative Agent under the certificate required under Section 5.06(e)(iv)(C)) and free and clear of any Liens (except Permitted Liens), (B) on and as of the date of such Engineering Report each Oil and Gas Property identified as PDP Reserves therein was developed for oil and gas, and the wells pertaining to such Oil and Gas Properties that are described therein as producing wells (“Wells”), were each producing oil and/or gas in paying quantities, except for Wells that were utilized as water or gas injection wells, carbon dioxide wells or as water disposal wells (each as noted in such Engineering Report) or wells that were shut in for maintenance, repair or offset drilling activity (each as noted in such Engineering Report), (C) the descriptions of the nature of the record title interests of the Borrower and the Guarantors, as applicable, set forth in such Engineering Report are complete and accurate in all respects, and take into account all Permitted Liens, (D) there are no “back- in” or “reversionary” interests held by third parties which could reduce the interests of the Borrower or any of the Guarantors in such Oil and Gas Properties except as set forth in Engineering Report, (E) no operating or other agreement to which the Borrower or any of the Guarantors is a party or by which the Borrower or any of the Guarantors is bound affecting any part of such Oil and Gas Properties requires the Borrower or any of the Guarantors to bear any of the costs relating to such Oil and Gas Properties greater than the record title interest of the Borrower or any of the Guarantors in such portion of the such Oil and Gas Properties as set forth in such Engineering Report, except in the event the Borrower or any of the Guarantors is obligated under an operating agreement to assume a portion of a defaulting party’s share of costs, and (F) the Borrower’s and the Guarantors’ ownership of the Hydrocarbons and the undivided interests in the Oil and Gas Properties as specified in such Engineering Report (i) will, after giving full effect to all Permitted Liens, afford the Borrower or the applicable Guarantor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest in such Engineering Report and (ii) will cause the Borrower or the applicable Guarantor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest in such Engineering Report, of the costs of drilling, developing and operating the wells identified in such Engineering Report or identified in the exhibits to the Mortgages encumbering such Oil and Gas Properties (except for any increases in working interest with a corresponding increase in the net revenue interest in such Oil and Gas Property) other than any discrepancy disclosed by the Borrower or such Guarantor in writing to the Administrative Agent at or prior to the delivery of such Engineering Report. Notwithstanding anything herein to the contrary, if the Administrative Agent is notified of such discrepancy, then the Borrower shall promptly (but in any event within ten (10) days after such original Engineering Report was required to be delivered or such longer period as the Administrative Agent may agree in its sole discretion) deliver an updated Internal Engineering Report (or an Independent Engineering Report if the original Engineering Report was required to be an Independent Engineering Report) taking into account such discrepancy.

(3)Interim Redeterminations. In addition to the scheduled Borrowing Base redeterminations provided for in Section 2.02(b), the Borrowing Base may be further redetermined by the Lenders as follows, in each case, based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(e)):

(a)the Administrative Agent may, and shall at the request of the Required Lenders, make a redetermination of the Borrowing Base during any six-month period between scheduled redeterminations;

(b)the Administrative Agent shall, at the request of the Borrower, make a redetermination of the Borrowing Base during any six-month period between scheduled redeterminations; and

(c)the Administrative Agent shall, at the request of the Borrower, in connection with any acquisition of Oil and Gas Properties (whether completed in one transaction or a series of transaction) having a purchase price in excess of the greater of (x) 5.0% of the then current Borrowing Base and (y)
$10,000,000, make a redetermination of the Borrowing Base.

For the avoidance of doubt, such additional redeterminations of the Borrowing Base shall not constitute nor be construed as a consent to any transaction or proposed transaction that would not be permitted under the terms of this Agreement. The party requesting the redetermination under this paragraph (c) shall give the other party at least 10 days’ prior written notice that a redetermination of the Borrowing Base pursuant to this paragraph (c) is to be performed (or such shorter period as the Administrative Agent and the Borrower may agree to in their sole discretion); provided that, no such prior written notice shall be required for any redetermination made by the Lenders during the existence of a Default. In connection with any redetermination of the Borrowing Base under this Section 2.02(c), the Borrower shall provide the Administrative Agent and the Lenders with such information regarding the Borrower and the Guarantors’ business (including, without limitation, its Oil and Gas Properties, Oil and Gas Related Properties, the Proven Reserves, and production relating thereto) as the Administrative Agent or any Lender may reasonably request; provided that, in the case of requests for an increase to the Borrowing Base of an amount in excess of (x) 5.0% of the Borrowing Base then in effect and (y) $10,000,000, the request of an updated Independent Engineering Report is deemed to be reasonable. The Administrative Agent shall promptly notify the Borrower in writing of each redetermination of the Borrowing Base pursuant to this Section 2.02(c) and the amount of the Borrowing Base as so redetermined.

(4)Mandatory Reductions.

(a)If any Trigger Event has the effect of causing the sum of (A) the BB Value of all Dispositions of Oil and Gas Properties made since the date of the most recent scheduled Borrowing Base redetermination (including such Trigger Event), (B) the BB Value of all Dispositions of Oil and Gas Related Properties made since the date of the most recent scheduled Borrowing Base redetermination (including such Trigger Event), (C) the BB Value of BB Hedges which have been novated, assigned, unwound, terminated, expired or amended since the date of the most recent scheduled Borrowing Base redetermination (including such Trigger Event), and (D) the BB Value attributed to Oil and Gas Properties subject to title defects not cured to the satisfaction of the Administrative Agent as provided in Section 5.11 within the 60-day period permitted under Section 5.11 (including such Trigger Event), to exceed 5.0% of the Borrowing Base then in effect, then effective as of the applicable Trigger Event Date, the Borrowing Base shall be automatically reduced by the BB Value of the Oil and Gas Properties, Oil and Gas Related Properties, and BB Hedges, as applicable, that are covered by such Trigger Event as determined by the Administrative Agent. If any notice event is triggered under Section 6.01(g) as to any Lien, then effective as of the date such notice is delivered to the Administrative Agent, the Borrowing Base shall be automatically reduced by the BB Value attributed to such Lien. For the avoidance of doubt, the mandatory reduction in the Borrowing Base required under this clause (i) shall not constitute nor be construed as a consent to any transaction or proposed transaction that would not be permitted under the terms of this Agreement.

(b)Effective immediately as of the date of incurrence of any Senior Unsecured Note Indebtedness (other than Senior Unsecured Note Indebtedness issued pursuant to an Exchange Offer and the issuance of the Specified Senior Notes), unless otherwise consented to by the Required Lenders, the Borrowing Base shall automatically reduce on such date by an amount equal to 25.0% of (A) the principal amount of such applicable Senior Unsecured Note Indebtedness (without giving effect to any original issue discount) minus (B) to the extent such Senior Unsecured Note Indebtedness constitutes a refinancing of Senior Unsecured Note Indebtedness permitted by Section 6.21, the principal amount of Senior Unsecured Note Indebtedness being refinanced thereby, and such reduced Borrowing Base shall remain in effect until the date the Borrowing Base is otherwise redetermined or adjusted pursuant to this Agreement. For the avoidance of doubt, the mandatory reduction in the Borrowing Base required under this clause (ii) shall not constitute nor be construed as a consent to any transaction or proposed transaction that would not be permitted under the terms of this Agreement.

(5)Standards for Redetermination. Each redetermination of the Borrowing Base by the Administrative Agent and the Lenders pursuant to this Section 2.02 shall be made (i) in the sole discretion of the Administrative Agent and the Lenders (but in accordance with the other provisions of this Section 2.02(e)), (ii) in accordance with the Administrative Agent’s and the Lenders’ customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Engineering Report or Internal Engineering Report, as applicable, or other information received by the Administrative Agent and the Lenders relating to the Proven Reserves of the Borrower and the Guarantors, and (iv) based upon the estimated value of the Proven Reserves owned by the Borrower and the Guarantors as determined by the Administrative Agent and the Lenders. In valuing and redetermining the Borrowing Base, the Administrative Agent and the Lenders may also consider the business, financial condition, and Indebtedness obligations of the Borrower and the Guarantors and such other factors as the Administrative Agent and the Lenders customarily deem appropriate, including without limitation, commodity price assumptions, projections of production, operating expenses, general and administrative expenses, capital costs, working capital requirements, liquidity evaluations, dividend payments, environmental costs, and legal costs. In that regard, the Borrower acknowledges that the determination of the Borrowing Base contains a value cushion (market value in excess of loan value), which is essential for the adequate protection of the Administrative Agent and the Lenders. Subject to the last sentence of Section 5.08(a), to the extent a Proven Reserve is not encumbered by an Acceptable Security Interest, such Proven Reserve shall not be included or considered for inclusion in the Borrowing Base to the extent an Acceptable Security Interest thereon would be necessary to cause the Administrative Agent to have an Acceptable Security Interest in (x) at least 90% (by value) of the Proven Reserves and the Oil and Gas Properties relating thereto, (y) 90% (by value) of the Loan Parties’ other Oil and Gas Properties, and (z) 100% (by value) of the Original Mortgaged Properties (other than such Original Mortgaged Properties which are Disposed of as permitted under Section 6.04(c)). At all times after the Administrative Agent has given the Borrower notification of a redetermination of the Borrowing Base under this Section 2.02, the Borrowing Base shall be equal to the redetermined amount or such lesser amount designated by the Borrower and disclosed in writing to the Administrative Agent and the Lenders until the Borrowing Base is subsequently redetermined in accordance with this Section 2.02; provided that the Borrower shall not request that the Borrowing Base be reduced to a level that would result in a Borrowing Base Deficiency (without giving effect to the proviso in the definition thereof). Notwithstanding anything herein to the contrary, (x) to the extent the redetermined Borrowing Base is less than or equal to the Borrowing Base in effect prior to such redetermination, such redetermined Borrowing Base must be approved by the Administrative Agent and the Required Lenders, and (y) to the extent the redetermined Borrowing Base is greater than the Borrowing Base in effect prior to such redetermination, such redetermined Borrowing Base must be approved by the Administrative Agent and all of the Lenders.

Section 2.03    Method of Borrowing.

(1)Notice. Each Borrowing shall be made pursuant to the applicable Notice of Borrowing given by Borrower to Administrative Agent not later than (i) in the case of the Borrowings to be made on the Closing Date (y) 11:00 a.m. (Houston, Texas time) on the second U.S. Government Securities Business Day before the date of the proposed Borrowing, in the case of a SOFR Advance or (z) 10:00
a.m. (Houston, Texas time) on the Business Day of the proposed Borrowing, in the case of a Reference Rate Advance or (ii) in the case of all Borrowings to be made after the Closing Date, (y) 11:00 a.m. (Houston, Texas time) on the third U.S. Government Securities Business Day before the date of the proposed Borrowing, in the case of a SOFR Advance or (z) 10:00 a.m. (Houston, Texas time) on the Business Day of the proposed Borrowing, in the case of a Reference Rate Advance, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or by electronic mail. Each Notice of Borrowing shall be by facsimile or by electronic mail (with a PDF file of the executed Notice of Borrowing attached), specifying (i) the requested date of such Borrowing (which shall be a Business

Day), (ii) the requested Type of Advances comprising such Borrowing, (iii) the aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of SOFR Advances, the requested Interest Period for each such Advance; provided that, all Borrowings to be made on the Closing Date shall consist only of Reference Rate Advance (which may, subject to the terms of this Agreement, be thereafter Converted into SOFR Advances) unless a breakfunding agreement reasonably satisfactory to the Administrative Agent has been executed by the Borrower concurrent with the delivery of such Notice of Borrowing. In the case of a proposed Borrowing comprised of SOFR Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.09(b). Each Lender shall, before 12:00 noon (Houston, Texas time) on the date of such Borrowing, make available for the account of its applicable Lending Office to the Administrative Agent at its address referred to in Section 9.09, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender's pro rata share of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.

(2)Conversions and Continuations. In order to elect to Convert or continue an Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent’s office no later than 10:00 a.m. (Houston, Texas time) (i) on the Business Day of the proposed Conversion date in the case of a Conversion to a Reference Rate Advance and (ii) at least three U.S. Government Securities Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a SOFR Advance. Each such Notice of Conversion or Continuation shall be in writing or by facsimile or by electronic mail (with a PDF file of the executed Notice of Conversion or Continuation attached), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount and Type of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a SOFR Advance, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a continuation of a SOFR Advance, notify each Lender of the applicable interest rate under Section 2.09(b). The portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing.

(3)Certain Limitations. Notwithstanding anything to the contrary contained in paragraphs (a) and (b) above:

(a)At no time shall there be more than eight Interest Periods applicable to outstanding SOFR Advances.

(b)If any Lender shall, at least one Business Day before the date of any requested Borrowing, Conversion, or continuation, notify the Administrative Agent that the introduction of any Legal Requirement after the date hereof, or any change in or in the interpretation of any Legal Requirement as in effect on the date hereof, makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Lending Office to perform its obligations under this Agreement to make SOFR Advances or to fund or maintain SOFR Advances, the right of the Borrower to select SOFR Advances from such Lender shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and the Advance made by such Lender in respect of such Borrowing, Conversion, or continuation shall be a Reference Rate Advance.

(a)Subject to clause (vii) below, in connection with any request for a SOFR Advance or a Conversion to or continuation thereof or otherwise, if for any reason (A) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Advance on or prior to the first day of such Interest Period or (B) the Majority Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then. in each case, the Administrative Agent shall promptly give notice thereof to the Borrower, and upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to Convert any Loan to or continue any Loan as a SOFR Advance, shall be suspended (to the extent of the affected SOFR Advances or the affected Interest Periods) until the Administrative Agent (with respect to clause (B), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (1) the Borrower may revoke any pending request for a borrowing of, Conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or the affected Interest Periods) or, failing that, the Borrower will be deemed to have Converted any such request into a request for a borrowing of or Conversion to Reference Rate Advances in the amount specified therein and (1) any outstanding affected SOFR Advances will be deemed to have been Converted into Reference Rate Advances at the end of the applicable Interest Period. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted, together with any additional amounts required pursuant to Section 2.11.

(b)If, after the date hereof, the introduction of, or any change in, any Legal Requirement or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Advance, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (A) any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to Convert any Loan to a SOFR Advance or continue any Loan as a SOFR Advance, shall be suspended and (B) if necessary to avoid such illegality, the Administrative Agent shall compute the Adjusted Reference Rate without reference to clause (c) of the definition of “Adjusted Reference Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, Convert all SOFR Advances to Reference Rate Advances (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Adjusted Reference Rate without reference to clause (c) of the definition of “Adjusted Reference Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Advances, to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Advances to such day. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted, together with any additional amounts required pursuant to Section 2.11.

(c)If the Borrower shall fail to select the duration or continuation of any Interest Period for any SOFR Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and paragraph (b) above, the Administrative Agent shall forthwith so notify the

Borrower and the Lenders and such Advances shall be made available to the Borrower on the date of such Borrowing as SOFR Advances with an Interest Period of one month or, if an existing Advance, Convert into Reference Rate Advances.

(a)No Borrowing may be made as, continued as or Converted into, SOFR Advances at any time that a Default has occurred and is continuing.

(b)Benchmark Replacement Setting.

(i)Benchmark Replacement.

(1)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Houston, Texas time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.03(c)(vii) will occur prior to the applicable Benchmark Transition Start Date.

(2)No Hedge Contract shall be deemed to be a “Loan Document” for purposes of this Section 2.03(c)(vii).

(i)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time (in consultation with the Borrower) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(ii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.03(c)(vii)(D). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.03(c)(vii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.03(c)(vii).

(iii)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate

(including the Term SOFR Reference Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non- representative, non-compliant or non-aligned tenor and (2) if a tenor that was removed pursuant to clause (1) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(i)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Reference Rate Advances and (2) any outstanding affected SOFR Advances will be deemed to have been converted to Reference Rate Advances at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then- current Benchmark is not an Available Tenor, the component of the Adjusted Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Adjusted Reference Rate.

(a)Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time (in consultation with the Borrower) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(4)Notices Irrevocable. Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder, including its deemed request for borrowing made hereunder, shall be irrevocable and binding on the Borrower.

(5)Funding by Lenders; Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of any Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.03(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the lesser of (A) the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) the Maximum Rate. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

(6)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the lesser of (i) the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and
(2)the Maximum Rate.

Section 2.04 Termination and Reduction of the Commitments; Aggregate Maximum Credit Amounts and Aggregate Elected Commitment Amounts; Increases and Adjustments to Aggregate Elected Commitment Amounts.

(a)Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date. If at any time the aggregate Maximum Credit Amounts or the Aggregate Elected Commitments are, or the Borrowing Base is, terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)The Borrower shall have the right, upon at least three Business Days’ irrevocable notice (provided that, as to a notice of the termination in whole of the Maximum Credit Amounts, such notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower by notice to the Administrative Agent on or prior to the specified effective date) to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the aggregate Maximum Credit Amounts or the Aggregate Elected Commitments; provided that (i) each partial reduction shall be in the aggregate amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof, and (ii) the Borrower shall not terminate or reduce the aggregate Maximum Credit Amounts or the Aggregate Elected Commitments if, after giving effect to any concurrent prepayment of the Advances in accordance with Section 2.05(f), the total Credit Exposure would exceed the total Commitments. Upon any reduction of the aggregate Maximum Credit Amounts that would otherwise result in the aggregate Maximum Credit Amounts being less than the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Pro Rata Share) so that they equal the aggregate Maximum Credit Amounts as so reduced.

(c)Any reduction and termination of the Commitments and Maximum Credit Amounts and/or Aggregate Elected Commitments, as applicable, pursuant to this Section 2.04 shall be applied ratably to each Lender’s Commitment and Pro Rata Share of the aggregate Maximum Credit Amounts and/or Aggregate Elected Commitment Amounts, as applicable, and shall be permanent, with no obligation of the Lenders to reinstate such Commitments, Maximum Credit Amounts, or Elected Commitment.

(a)Subject to the conditions set forth in Section 2.04(e), the Borrower may increase the Aggregate Elected Commitment Amounts then in effect by increasing the Elected Commitment of a Lender or by causing a Person that is acceptable to the Administrative Agent that at such time is not a Lender to become a Lender (any such Person that is not at such time a Lender and becomes a Lender, an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be the Borrower, an Affiliate of the Borrower, any Permitted Holder or any other holder of Equity Interests in any direct or indirect parent of the Borrower, any Defaulting Lender, or a natural person (or any temporary investment vehicle or revocable trust owned and operated for the primary benefit of a natural person).

(b)Any increase in the Aggregate Elected Commitment Amounts shall be subject to the following additional conditions:

(i)such increase shall not be less than the lesser of (i) $25,000,000 and (ii) the amount by which the Borrowing Base then in effect exceeds the Aggregate Elected Commitment Amounts, unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amounts exceed the lesser of the Borrowing Base then in effect and the aggregate Maximum Credit Amounts (with any such increase being null and void);

(ii)following any scheduled redetermination of the Borrowing Base, the Borrower may not increase the Aggregate Elected Commitment Amounts more than once before the next scheduled redetermination of the Borrowing Base;

(iii)no Default or Borrowing Base Deficiency shall have occurred and be continuing on the effective date of such increase (both before and after giving effect to such increase);

(iv)on the effective date of such increase, no SOFR Advances shall be outstanding or if any SOFR Advances are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such SOFR Advances unless the Borrower pays any breakage compensation as required by this Agreement;

(v)no Lender’s Elected Commitment may be increased without the written consent of such Lender;

(vi)if the Borrower elects to increase the Aggregate Elected Commitment Amounts by increasing the Elected Commitment of a Lender and the Lender so consents in its sole discretion, the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit L (an “Elected Commitment Increase Certificate”); and

(vii)if the Borrower elects to increase the Aggregate Elected Commitment Amounts by causing an Additional Lender to become a party to this Agreement, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit M (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $5,000 (provided that the Administrative Agent may, in its discretion, elect to waive such processing and recordation fee in connection with any such increase), and the Borrower shall (A) if requested by the Additional Lender, deliver a Note payable to such Additional Lender in accordance with this Agreement and (B) pay any applicable fees as may have been agreed to between the Borrower and the Additional Lender, and, to the extent applicable and agreed to by the Borrower, the Administrative Agent.

(a)Subject to acceptance and recording thereof pursuant to Section 2.04(g), from and after the effective date specified in the Elected Commitment Increase Certificate or the Additional Lender Certificate (or if any SOFR Advances are outstanding, then the last day of the Interest Period in respect of such SOFR Advances, unless the Borrower has paid any breakage compensation required by this Agreement): (i) the amount of the Aggregate Elected Commitment Amounts shall be increased as set forth therein and (ii) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Advances (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Pro Rata Share of the outstanding Advances (and participation interests) after giving effect to the increase in the Aggregate Elected Commitment Amounts (and the resulting modifications of each Lender’s Commitment pursuant to Section 2.04(g) or Section 2.04(h)).

(b)Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the applicable Lender or by the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.04(e), the Administrative Questionnaire referred to in Section 2.04(e), and the breakage payments from the Borrower, if any, required by this Agreement, if applicable, the Administrative Agent shall, so long as such Elected Commitment Increase Certificate or Additional Lender Certificate, as applicable, and any resulting increase are in compliance with this Section 2.04, accept such Elected Commitment Increase Certificate or Additional Lender Certificate and promptly record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 9.07(c). No increase in the Aggregate Elected Commitment Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.04(g).

(c)Upon any increase in the Aggregate Elected Commitment Amounts pursuant to this Section 2.04, (A) each Lender’s Commitment shall be automatically deemed amended to the extent necessary so that each such Lender’s Pro Rata Share of the aggregate Commitments equals the percentage of the Aggregate Elected Commitment Amounts represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, and (B) Schedule II to this Agreement shall be deemed amended to reflect the Elected Commitment of each Lender (including any Additional Lender) as thereby increased, any changes in the Lenders’ aggregate Commitments pursuant to the foregoing clause (A), and any resulting changes in the Lenders’ Pro Rata Share of the aggregate Commitments.

(d)Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Pro Rata Share of the aggregate Commitments) so that they equal such redetermined Borrowing Base (and Schedule II shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amounts).

(e)Contemporaneously with any increase in the Borrowing Base pursuant to this Agreement and subject to Section 2.04(d), if (i) the Borrower elects to increase the Aggregate Elected Commitment

Amounts and (B) each Lender has consented to such increase in its Elected Commitment, then the Aggregate Elected Commitment Amounts shall be increased (ratably among the Lenders in accordance with each Lender’s Pro Rata Share of the aggregate Commitments) by the amount requested by the Borrower (subject to the limitations set forth in Section 2.04(f)(i)) without the requirement that any Lender deliver an Elected Commitment Increase Certificate or that the Borrower pay any breakage amounts under this Agreement, and Schedule II shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amounts. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 9.07(c).

(a)Notwithstanding anything to the contrary set forth in Section 9.03, (A) the Elected Commitment of any Lender cannot be increased without the written consent of such Lender and (B) no provision contained in this Section 2.04(k) may be waived, amended or modified in any manner as to any Lender without the written consent of such Lender.

Section 2.05    Prepayment of Advances.

(1)Optional. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.05(a) and all notices given pursuant to this Section 2.05(a) shall be irrevocable and binding upon the Borrower (provided that any such notice as to the repayment in full of all outstanding Advances may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied). Each payment of any Advance pursuant to this Section 2.05(a) shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part other than Advances owing to a Defaulting Lender as provided in Section 2.16. The Borrower may prepay the Advances, after giving by 11:00 a.m. (Houston, Texas time), (i) in the case of SOFR Advances, at least three U.S. Government Securities Business Days’ or (ii) in the case of Reference Rate Advances, same Business Day irrevocable prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay the Advances in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued and unpaid interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.11 as a result of such prepayment being made on such date and without payment of any other premium or penalty; provided, however, that each partial prepayment with respect to: (A) any amounts prepaid in respect of SOFR Advances shall be applied to SOFR Advances comprising part of the same Borrowing; (B) any prepayments made in respect of Reference Rate Advances shall be made in a minimum amount of
$1,000,000 and in integral multiples of $500,000 in excess thereof, and (C) any prepayments made in respect of any Borrowing comprised of SOFR Advances shall be made in an aggregate principal amount of at least $2,000,000 and in integral multiples of $500,000 in excess thereof. Full prepayments of any Borrowing are permitted without restriction of amounts.

(2)Borrowing Base Deficiency.

(a)Other than as provided in clauses (ii), (iii), and (iv) below, if a Borrowing Base Deficiency exists, the Borrower shall, after receipt of written notice from the Administrative Agent regarding such deficiency, take any of the following actions (and the failure of the Borrower to take such actions to remedy such Borrowing Base Deficiency shall constitute an election of clause (C) below):

(1)prepay Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured within 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent;

(2)(i) deliver, within 10 days after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to pledge as Collateral for the Secured Obligations additional Oil and Gas Properties acceptable to the Administrative Agent and the Required Lenders such that the Borrowing Base Deficiency is cured within 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent and (ii) provide such pledge of additional Oil and Gas Properties within such time period;

(3)(i) deliver, within 10 days after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to repay the Advances and make deposits into the Cash Collateral Account to provide cash collateral for the Letters of Credit, each in five monthly installments equal to one-fifth of such Borrowing Base Deficiency with the first such installment due 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent (or such earlier date as agreed to between the Borrower and the Administrative Agent) and each following installment due 30 days after the preceding installment and (ii) make such payments and deposits within such time periods; or

(4)(i) deliver, within 10 days after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to combine the options provided in clause (B) and clause (C) above, and also indicating the amount to be prepaid in installments and the amount to be provided as additional Collateral, and (ii) make such three equal consecutive monthly installments and deliver such additional Collateral within the time required under clause (B) and clause (C) above.

For the avoidance of doubt, (x) unless the Borrower delivers the requisite written notice to the Administrative Agent of its election under clause (B), (C) or (D) above, the Borrower is deemed to have elected to cure such Borrowing Base Deficiency as provided in clause (C) above, (y) if a scheduled Borrowing Base redetermination, a Borrowing Base redetermination allowed under Section 2.02(c), or a Borrowing Base redetermination on account of title defects in connection with the Oil and Gas Properties given BB Value (each, an “Additional Trigger”) occurs during the existence of a Borrowing Base Deficiency and an incremental Borrowing Base Deficiency amount results as a result of such Additional Trigger, then the Borrower shall remedy such incremental Borrowing Base Deficiency pursuant to the terms of this Section 2.05(b)(i), including, if selected by the Borrower, with additional three monthly installments as to such incremental amount, and (z) in any event, all outstanding Advances shall be paid in full on the Commitment Termination Date and all Letter of Credit Exposure shall be Cash Collateralized in the Minimum Collateral Amount on the Commitment Termination Date.

(a)If, during the existence of a Borrowing Base Deficiency, any Loan Party (or the Administrative Agent as loss payee or assignee) receives Extraordinary Cash Proceeds, whether as one payment or a series of payments, then the Borrower shall, within one Business Day after receipt of such proceeds, prepay the Borrowings and Cash Collateralize the Letter of Credit Exposure, in an aggregate amount equal to the lesser of (i) such Borrowing Base Deficiency and (ii) 100% of such proceeds.

(b)If the Borrowing Base is reduced under Section 2.02(d)(i) and such reduction results in a Borrowing Base Deficiency, then the Borrower shall (A) with respect to a Disposition, prepay Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured within one Business Day after the date the proceeds of such Disposition are received, (B) with respect to a Hedge Event, prepay Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured on the Business Day the proceeds of such Hedge Event are received, and (C) with respect to a reduction in the Borrowing Base as a result of a notice event triggered under Section 6.01(g), prepay Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency on account thereof is cured within one Business Day after such reduction in the Borrowing Base.

(a)If the Borrowing Base is reduced under Section 2.02(d)(ii) and such reduction results in a Borrowing Base Deficiency, then the Borrower shall, immediately upon the effectiveness of such reduction, prepay Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to (1) such portion of the Borrowing Base Deficiency resulting from such reduction plus (2) if a Borrowing Base Deficiency exists prior to such reduction, then an amount equal to the lesser of (i) the proceeds of such Senior Unsecured Note Indebtedness and (ii) such portion of the Borrowing Base Deficiency in existence immediately prior to such reduction.

(b)If a Disposition of Oil and Gas Properties or Oil and Gas Related Properties or a Hedge Event occurs during the period when a Borrowing Base Deficiency already exists, then in addition to the requirement to repay the Advances and make deposits into the Cash Collateral Account to provide cash collateral for the Letters of Credit to cure any Borrowing Base Deficiency occurring as a result thereof (as provided in clause (iii) above), the Borrower shall apply any remaining proceeds resulting from such Disposition or Hedge Event on the date such proceeds are received as prepayments of all unpaid monthly installments or payments required under this Section 2.05(b), applied pro rata to such payments.

(c)[Reserved].

(d)Each prepayment pursuant to this Section 2.05(b) shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.11 as a result of such prepayment being made on such date. Each prepayment under this Section 2.05(b) shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.

(3)[Reserved].

(4)[Reserved].

(5)[Reserved].

(6)Reduction of Maximum Credit Amounts. On the date of each reduction of the aggregate Maximum Credit Amounts or Aggregate Elected Commitment Amounts pursuant to Section 2.04 (other than a reduction of the Aggregate Elected Commitment Amounts pursuant to Section 2.04(i), which shall be governed by the terms of Section 2.05(b) above), the Borrower agrees to make a prepayment in respect of the outstanding amount of the Advances, and if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that, the aggregate unpaid principal amount of all Advances plus the Letter of Credit Exposure that has not been Cash Collateralized does not exceed the aggregate Commitments, as so reduced. Each prepayment pursuant to this Section 2.05(f) shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.11 as a result of such prepayment being made on such date. Each prepayment under this Section 2.05(f) shall be applied first to Reference Rate Advances and then to SOFR Advances.

(7)Excess Cash. If, at any time when Credit Exposure is greater than zero, the Consolidated Cash Balance exceeds the Consolidated Cash Balance Limit (Weekly) as of the end of the last Business Day of any calendar week, then the Borrower shall, on the immediately following Consolidated Cash Sweep Date, prepay the Advances in an aggregate principal amount equal to such excess, and, if any excess remains after prepaying all of the Advances and there is any Letter of Credit Exposure, Cash Collateralize the Letter of Credit Exposure in an amount equal to the lesser of (i) such excess and (ii) the amount of the Letter of Credit Exposure that is not Cash Collateralized at such time. Each prepayment pursuant to this Section 2.05(g) shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment. Each prepayment under this Section 2.05(g) shall be applied first to Reference Rate Advances and then to SOFR Advances. The requirements set forth in this clause (g) may be waived by the Required Lenders.

(8)Ratable Prepayment. Each payment of any Advance pursuant to this Section 2.05 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

(9)Interest and Costs. Each prepayment pursuant to this Section 2.05 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.11 as a result of such prepayment being made on such date.

Section 2.06 Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of each Advance, together with any accrued and unpaid interest thereon, on the Commitment Termination Date.

Section 2.07    Letters of Credit.

(1)Commitment for Letters of Credit. The Issuing Lender, the Lenders, Holdings, and the Borrower each agrees that effective as of the Closing Date, the Existing Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement. The Issuing Lender, the Lenders, Holdings, and the Borrower each agrees that effective as of the Amendment No. 11 Effective Date, the Citibank Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement. Subject to the terms and conditions set forth in this Agreement, the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.07, from time to time on any Business Day during the period from the Closing Date until the Commitment Termination Date, to issue, increase or extend the Expiration Date of Letters of Credit for the account of any Loan Party, provided that no Letter of Credit will be issued, increased, or extended:

(a)if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) $25,000,000 and (B) an amount equal to (1) the Commitments in effect at such time minus (2) the sum of the aggregate outstanding amount of all Advances;

(b)unless such Letter of Credit has an Expiration Date not later than the earlier of
(1)12 months after its issuance or extension and (B) five Business Days prior to the Maturity Date (an “Acceptable Letter of Credit Maturity Date”); provided that, (1) if the Commitments are terminated in whole pursuant to Section 2.04, the Borrower shall either (A) deposit into the Cash Collateral Account cash in an amount equal to the Minimum Collateral Amount for the Letters of Credit which have an expiry date beyond the date the Commitments are terminated or (B) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the Issuing Lender in an amount equal to the Minimum Collateral Amount, and (2) any such Letter of Credit with a one-year tenor may expressly provide for an automatic extension of one additional year so long as such Letter of Credit expressly allows the Issuing Lender, at its sole discretion, to elect not to provide such extension within the time periods agreed to in the applicable Letter of Credit; provided that, in any event, such automatic extension may not result in an Expiration Date that occurs after the fifth Business Day prior to the Maturity Date;

(a)unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;

(b)unless such Letter of Credit is in form and substance acceptable to the Issuing Lender in its sole discretion exercised in good faith;

(c)unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application;

(d)unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender;

(e)if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, increasing or extending such Letter of Credit, or any Legal Requirement applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, increase or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the Issuing Lender in good faith deems material to it;

(f)if the issuance, increase or extension of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(g)if Letter of Credit is to be denominated in a currency other than Dollars;

(h)if such Letter of Credit supports the obligations of any Person in respect of (x) a lease of real property, or (y) an employment contract if the Issuing Lender reasonably determines that the Borrower’s obligation to reimburse any draws under such Letter of Credit may be limited; or

(i)any Lender is at such time a Defaulting Lender hereunder, unless such Defaulting Lender’s Fronting Exposure as to Letters of Credit has been fully reallocated or Cash Collateralized pursuant to Section 2.16 below or the Issuing Lender has entered into other satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender.

(2)Requesting Letters of Credit. Each Letter of Credit (other than the issuance of Existing Letters of Credit and the Citibank Letters of Credit which are deemed issued hereunder) shall be issued,

increased or extended pursuant to a Letter of Credit Application given by the Borrower to the Administrative Agent and the Issuing Lender by facsimile, electronic mail or other writing not later than 11:00 a.m. (Houston, Texas time) on the third Business Day before the proposed date of issuance, increase or extension for the Letter of Credit. Each Letter of Credit Application shall be fully completed and shall specify the information required therein. Each Letter of Credit Application shall be irrevocable and binding on the Borrower. Subject to the terms and conditions hereof, the Issuing Lender shall before 2:00 p.m. (Houston, Texas time) on the date of such Letter of Credit Application issue, increase or extend such Letter of Credit to the beneficiary of such Letter of Credit.

(3)Reimbursements for Letters of Credit; Funding of Participations.

(a)With respect to any Letter of Credit, in accordance with the related Letter of Credit Application, the Borrower agrees to pay on the Business Day the Borrower receives notice of such drawing from the Issuing Bank if such notice is received by the Borrower prior to 11:00 a.m. (Houston, Texas time) or, if such notice is received after 11:00 a.m. (Houston, Texas time), then on the Business Day following such notice to the Administrative Agent (the applicable date, the “LC Payment Date”) on behalf of the Issuing Lender an amount equal to any amount paid by the Issuing Lender under such Letter of Credit. Upon the Issuing Lender’s demand for payment under the terms of a Letter of Credit Application, the Borrower may, with a written notice, request that the Borrower’s obligations to the Issuing Lender thereunder be satisfied with the proceeds of an Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Advances). If the Borrower does not make such request and does not otherwise make the payments demanded by the Issuing Lender as required under this Agreement or the Letter of Credit Application, then the Borrower shall be deemed for all purposes of this Agreement to have requested such an Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower’s obligations to the Issuing Lender, and the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such Advance, to transfer the proceeds thereof to the Issuing Lender in satisfaction of such obligations, and to record and otherwise treat such payments as an Advance to the Borrower. The Administrative Agent and each Lender may record and otherwise treat the making of such Borrowings as the making of a Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release any of the Borrower’s obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.07(c) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Letter of Credit Application.

(b)Each Lender (including the Lender acting as Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested an Advance pursuant to Section 2.03 and regardless of whether (A) the conditions in Section 3.02 have been met, (B) such notice complies with Section 2.03, or (C) a Default exists, make funds available to the Administrative Agent for the account of the Issuing Lender in an amount equal to such Lender’s Pro Rata Share of the amount of such Advance not later than 1:00 p.m. (Houston, Texas time) on the Business Day specified in such notice by the Administrative Agent if such notice is sent no later than 10:00 a.m. (Houston, Texas time) on such day (or not later than 1:00 p.m. (Houston, Texas time) on the immediately following Business Day if such notice is sent later than 10:00 a.m. (Houston, Texas time)), whereupon each Lender that so makes funds available shall be deemed to have made an Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

(c)Until all the Lenders shall have made their respective Advances available to the Administrative Agent pursuant to this Section 2.07 or the Borrower has otherwise made a payment to the Issuing Lender of all unpaid Letter of Credit Obligations, (x) the unpaid Letter of Credit Obligations then due from the Borrower (but in any case, only after the LC Payment Date) shall bear interest at the lesser of (A) the Default Rate and (B) the Maximum Rate for the period from the date such payment is required to the date on which such payment is made and such interest shall be payable as provided in Section 2.09(c) and (y) to the extent the Borrower has not paid such interest or is not required to pay such interest, then each Lender that has not made the Advances available to the Administrative Agent pursuant to this Section 2.07(c) agrees to pay interest on the amount that such Lender was required to make hereunder from such date such amount was due until the date such amount is paid to the Issuing Lender (either by such Lender or by the Borrower) at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Advance was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Advance pursuant to this Section 2.07 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by Holdings, any Loan Party or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(a)If at any time, the Commitments shall have expired or shall have been terminated while any Letter of Credit Exposure is outstanding, each Lender, at the sole option of the Issuing Lender, shall fund its participation in such Letters of Credit in an amount equal to such Lender’s Pro Rata Share of the unpaid amount of the Borrower’s payment obligations under drawn Letters of Credit. The Issuing Lender shall notify the Administrative Agent, and in turn, the Administrative Agent shall notify each such Lender of the amount of such participation, and such Lender will transfer to the Administrative Agent for the account of the Issuing Lender on the next Business Day following such notice, in immediately available funds, the amount of such participation. At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Lender funding of its participation in respect of such payment in accordance with this clause (iv), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Letter of Credit Exposure or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent shall distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(4)Participations. Upon the date of the issuance or increase of a Letter of Credit or the deemed issuance of the Existing Letters of Credit and the Citibank Letters of Credit under Section 2.07(a), the Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from the Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender’s Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Lender shall promptly notify each such participant Lender by facsimile, telephone, or electronic mail (PDF) of each Letter of Credit issued or increased and the actual dollar amount of such Lender’s participation in such Letter of Credit.

(5)Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(a)any lack of validity or enforceability of any Letter of Credit Documents;

(b)any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

(c)the existence of any claim, set-off, defense or other right which Holdings or any Loan Party or Subsidiary may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

(d)any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Lender would not be liable therefor pursuant to the following paragraph (g);

(e)payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(f)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit, including, without limitation, those remedies specified in paragraph (g) below.

(6)Prepayments of Letters of Credit. In the event that any Letter of Credit shall be outstanding or shall be drawn and not reimbursed on or prior to the Acceptable Letter of Credit Maturity Date, the Borrower shall pay to the Administrative Agent an amount equal to the Minimum Collateral Amount allocable to such Letter of Credit, such amount to be due and payable on the Acceptable Letter of Credit Maturity Date, and to be held in the Cash Collateral Account and applied in accordance with paragraph (h) below.

(7)Liability of Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

(a)the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(b)the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(c)payment by the Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(d)any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING LENDER’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by the Issuing Lender’s willful misconduct or gross negligence (as determined in a final, non-appealable judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(8)Cash Collateral Account.

(a)If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.04(d), 2.05(b), 7.02(b), 7.03(b) or any other provision under this Agreement, then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of Deposit Accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent a first priority (subject to inchoate tax liens), perfected Lien in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Secured Obligations. The Borrower hereby agrees to maintain a first priority (subject to inchoate tax liens) security interest in all the Cash Collateral Account and such Cash Collateral as security for the Secured Obligations and as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Exposure, to be applied pursuant to Section 2.07(i)(ii) below.

(b)Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Administrative Agent at the request of the Issuing Lender to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Cash Collateral Account above the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Obligations or (B) apply such surplus funds to any Obligations in any manner directed by the Majority Lenders. If no Default exists, then at the Borrower’s written request, the Administrative Agent shall promptly release any surplus funds held in the Cash Collateral Account above the Minimum Collateral Amount so long as the release thereof would not result in a Borrowing Base Deficiency (without giving effect to the proviso set forth in the definition thereof).

(c)Funds held in the Cash Collateral Account may be invested in Liquid Investments maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no obligation to make any investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

(1)Defaulting Lender. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lender’s Fronting

Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)Grant of Security Interest by Defaulting Lender; Agreement to Provide Cash Collateral. To the extent cash collateral is provided by any Defaulting Lender, such Defaulting Lender hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (ii) below. Such Defaulting Lender shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of Deposit Accounts, that the Administrative Agent requests in connection therewith to establish such cash collateral account and to grant the Administrative Agent a first priority security interest in such account and the funds therein. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.07(i) or Section 2.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.07(i) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.16, the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(d)Letters of Credit Issued for Guarantors or any Subsidiary. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor or any Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit issued hereunder by the Issuing Lender. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor, the Borrower or any Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.

Section 2.08    Fees.

(1)Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee at a per annum rate equal to the Commitment Fee Rate on the daily amount by which (i) such Lender’s Commitment then in effect exceeds (ii) the sum of such

Lender’s outstanding Advances plus such Lender’s Pro Rata Share of the Letter of Credit Exposure, from the Closing Date until the Commitment Termination Date; provided that, no commitment fee shall accrue on the Commitment of a Defaulting Lender during the period such Lender remains a Defaulting Lender. The commitment fees shall be due and payable quarterly in arrears on the last day of each March, June, September, and December commencing on September 30, 2016, and continuing thereafter through and including the Commitment Termination Date.

(2)Letter of Credit Fees.

(a)Subject to Section 2.16, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the Lenders, a per annum letter of credit fee for each Letter of Credit issued hereunder in an amount equal to the Applicable Margin then in effect for SOFR Advances times the face amount of such Letter of Credit, during the period such Letter of Credit is in effect, payable quarterly in arrears on the last day of each March, June, September, and December commencing on September 30, 2016 and continuing thereafter through and including the Commitment Termination Date. Notwithstanding the foregoing, (A) upon the occurrence and during the continuance of an Event of Default under Section 7.01(a), Section 7.01(c) (but only as to a breach of Section 5.06(i)), or Section 7.01(e), the foregoing per annum letter of credit fee shall be increased to the Default Rate, after as well as before judgment, and (ii) upon the occurrence and during the continuance of any Event of Default (including under Section 7.01(a) or Section 7.01(e)), upon the request of the Majority Lenders, the foregoing per annum letter of credit fee shall be increased to the Default Rate, after as well as before judgment.

(b)The Borrower also agrees to pay to the Issuing Lender, a fronting fee with respect to each Letter of Credit issued by the Issuing Lender hereunder equal to the greater of (x) $700 per annum or (y) 0.25% per annum times the face amount of such Letter of Credit, during the period such Letter of Credit is in effect, payable quarterly in arrears on the last day of each March, June, September, and December commencing on September 30, 2016 and continuing thereafter through and including the Commitment Termination Date.

(c)The Borrower also agrees to pay to the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit. Such fees shall be due and payable as requested by the Issuing Lender in accordance with the Issuing Lender’s then current fee policy.

(d)The Issuing Lender shall have no obligation to refund any letter of credit fees previously paid by the Borrower, including any refund claimed because any Letter of Credit is canceled prior to its Expiration Date.

(3)Other Fees. The Borrower agrees to pay to Wells Fargo and the other parties thereto, as applicable, the fees provided for in the Fee Letters.

Section 2.09 Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(1)Reference Rate Advances. Each Reference Rate Advance shall bear interest at the Adjusted Reference Rate in effect from time to time plus the Applicable Margin for Reference Rate Advances in effect from time to time. The Borrower shall pay to Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Reference Rate Advances, quarterly in arrears, on each March 31st, June 30th, September 30th, and December 31st, commencing on

September 30, 2016, on the date such Reference Rate Advance shall be paid in full and on the Commitment Termination Date.

(2)SOFR Advances. Each SOFR Advance shall bear interest during its Interest Period equal to at all times Adjusted Term SOFR for such Interest Period plus the Applicable Margin for SOFR Advances for such period. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s SOFR Advances on the last day of the Interest Period therefor (and in the case of a SOFR Advance with an Interest Period of more than three months’ duration, on each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period), on the date any SOFR Advance is repaid, and on the Commitment Termination Date.

(3)Default Rate. Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default under Section 7.01(a), Section 7.01(c) (but only as to a breach of Section 5.06(i)), or Section 7.01(e), all Obligations shall bear interest, after as well as before judgment, at the Default Rate and (ii) upon the occurrence and during the continuance of any Event of Default (other than an Event of Default addressed in the foregoing clause (i)), upon the request of the Majority Lenders, all Obligations shall bear interest, after as well as before judgment, at the Default Rate. Interest accrued pursuant to this Section 2.09(c) and all interest accrued but unpaid on or after the Commitment Termination Date shall be due and payable on demand (and if no such demand is made, then due and payable on the otherwise due dates provided herein or if no such due dates are provided herein on the last day of each calendar quarter). Interest shall continue to accrue on the Obligations after the filing by or against Holdings or any Loan Party of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

Section 2.10 Illegality. If any Lender in its good faith judgment shall notify the Borrower that, after the date hereof, the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make, maintain, or fund any SOFR Advances of such Lender then outstanding hereunder,
(a)the Borrower shall, no later than 11:00 a.m. (Houston, Texas, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding SOFR Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the SOFR Advances of such Lender then outstanding, together with accrued but unpaid interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.11 as a result of such prepayment being made on such date, (b) such Lender shall simultaneously make a Reference Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the SOFR Advances prepaid to such Lender, and (c) the right of the Borrower to select SOFR Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.11 Breakage Costs. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i)any continuation, Conversion, payment or prepayment (including any deemed payment or repayment and any reallocated repayment to Non-Defaulting Lenders provided for herein) of any

Advance other than a Reference Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise).

(i)any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or Convert any Advance other than a Reference Rate Advance on the date or in the amount notified by the Borrower; or

(ii)any assignment of an SOFR Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.15;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.11, the requesting Lender shall be deemed to have funded the SOFR Advances made by it at the rate used in determining Adjusted Term SOFR for such Advance by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such SOFR Advance was in fact so funded.

Section 2.12    Increased Costs.

(1)Increased Costs Generally. If any Change in Law shall:

(a)impose, modify, or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (or its applicable Lending Office) or the Issuing Lender;

(b)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on any Lender (or its applicable Lending Office) or the Issuing Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its applicable Lending Office) or such other Recipient of making, Converting to, continuing or maintaining any loan or of maintaining its obligation to make or accept and purchase any such loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender (or its applicable Lending Office), the Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or such other Recipient, the Borrower will pay to such Lender, the Issuing Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(2)Capital/Liquidity Requirements. If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any Lending Office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of financial institutions generally, including such Lender’s or Issuing Lender’s holding company or any corporation controlling such Lender or the Issuing Lender, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender, the Issuing Lender, the corporation controlling such Lender or the Issuing Lender, or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies, the policies of the corporation controlling such Lender or the Issuing Lender, and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time within ten Business Days after written demand by such Lender or the Issuing Lender, as the case may be, the Borrower shall pay to such Lender or Issuing Lender, such additional amount or amounts as will compensate such Lender or the Issuing Lender, the corporation controlling such Lender or the Issuing Lender, or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(3)Certificate. Any Lender or Issuing Lender claiming compensation under this Section
2.12 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts necessary to compensate such Lender as specified in paragraphs (a) and (b) of this Section 2.12 hereunder which shall be determined by such Lender in good faith and which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(4)Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower and the Administrative Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.13    Payments and Computations.

(1)Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Loan Documents shall be made to the Administrative Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.

(2)Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Houston, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds and, as to payments of principal, accompanied by a notice of optional payment from the Borrower, with appropriate insertions and executed by a Responsible Officer of the Borrower. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Sections 2.10, 2.11, 2.12, 2.14, 2.15, and 9.02 and such other provisions herein which expressly provide for payments to a specific Lender, but after taking into account payments effected pursuant to Section 7.04) in accordance with each Lender’s applicable pro rata share to the Lenders for the account of their respective applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of other amounts due solely to the Administrative Agent, the Issuing Lender or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

(3)Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of SOFR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(4)Computations. Computations of interest shall be made by the Administrative Agent on the basis of, (a) with respect to SOFR Advances and Reference Rate Advances based on the Federal Funds Rate and Adjusted Term SOFR, a year of 360 days and (b) with respect to Reference Rate Advances based on the Reference Rate, a year of 365/366 days, and (c) with respect to of all other interest and fees, on the basis of a year of 360 days, in each case, for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(5)Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued but unpaid interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) take an assignment of, or purchase participations in, (in any event, for cash at face value) the Advances and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued but unpaid interest on their respective Advances and other amounts owing them; provided that:

(a)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in Letter of Credit Exposure to any assignee or participant, other than to the

Borrower or any Subsidiary, or any Affiliate of any of the foregoing (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 2.14    Taxes.

(1)Issuing Lender. For purposes of this Section 2.14, the term “Lender” includes any Issuing Lender and the term “applicable Legal Requirement” includes FATCA.

(2)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Legal Requirement. If any applicable Legal Requirement requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirement and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(3)Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Legal Requirement, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(4)Indemnification by Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(5)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so),
(2)any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(6)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(7)Status of Lenders.

(a)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Legal Requirement or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(g)(ii)(A) and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)Without limiting the generality of the foregoing in the event that the Borrower is a U.S. Person,

(1)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W- 8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of,
U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii) executed copies of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank”

within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable); or (iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(3)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Legal Requirement as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Legal Requirement to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)if a payment made to a Lender under any Loan Document would be subject to
U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Legal Requirement and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Legal Requirement (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(8)Treatment of Certain Refunds. If any party determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental

Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(9)Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.15    Mitigation Obligations; Replacement of Lenders.

(1)Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(2)Replacement Lender. If any Lender requests compensation under Section 2.12 or notifies the Borrower of its inability to make, maintain, or fund any SOFR Advances pursuant to Section 2.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.15(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort (and in the case of a Defaulting Lender, the Administrative Agent may) upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.14) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)As to assignments required by the Borrower, the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.07, unless such fee has been waived by the Administrative Agent;

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its applicable Advances and participations in Letter of Credit Obligations, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.11) from the assignee (to the extent of such outstanding principal and accrued but unpaid interest and fees) or the Borrower (in the case of all other amounts);

(a)in the case of any such assignment resulting from a claim for compensation under Section 2.12 or such Lender’s inability to make, maintain or fund SOFR Advances pursuant to Section
2.10 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;

(b)such assignment does not conflict with any applicable Legal Requirement; and

(c)with respect to a Non-Consenting Lender, the proposed amendment, modification, waiver, consent or release with respect to this Agreement or any other Loan Document has been approved by the Required Lenders or Majority Lenders, as applicable, and such agreement, amendment, waiver, consent or release can be effected as a result of such assignment (and, if applicable, one or more other assignments) contemplated by this Section.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower or the Administrative Agent to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender or Non-Consenting Lender under this Section 2.15 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Acceptance required hereunder if such Lender is a Defaulting Lender or Non-Consenting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.

Section 2.16    Defaulting Lender.

(1)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Legal Requirement:

(a)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and the definition of Required Lenders.

(b)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.04 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.07), if any, with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance hereunder in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a Deposit Account and released pro rata in order to (x) satisfy such Defaulting Lender’s current or potential future funding obligations with respect to Advances under this Agreement and (y) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.07; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letter of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on the applicable pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(a)Certain Fees.

(1)No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(2)Each Defaulting Lender shall be entitled to receive fees under Section 2.08(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.07.

(3)With respect to any fee under Section 2.08(b) not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non- Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(a)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Share (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section
3.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment then in effect. Subject to Section 9.29, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a

Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(a)Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Legal Requirement, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.07.

(2)Defaulting Lender Cure. If the Borrower, the Administrative Agent, and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.16(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Notwithstanding the above, the Borrower’s and the Administrative Agent’s right to replace a Defaulting Lender pursuant to this Agreement shall be in addition to, and not in lieu of, all other rights and remedies available to the Borrower or the Administrative Agent against such Defaulting Lender under this Agreement, at law, in equity or by statute.

(3)Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III CONDITIONS

Section 3.01 Conditions to Closing and Initial Borrowing. The obligation of the Lenders to close this Agreement and to make the initial Advances or issue or participate in the initial Letter of Credit (including the deemed issuance of the Existing Letters of Credit), if any, is subject to the satisfaction of each of the following conditions:

(1)Documentation. The Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent, the Issuing Lender and the Lenders, and, where applicable, in sufficient copies for each Lender:

(a)this Agreement, a Note payable to each Lender in the amount of its Commitment, if requested by such Lender, the Guaranty, the Security Agreement, and Mortgages encumbering (A) at least 95% (by value) of the Proven Reserves and the Oil and Gas Properties relating thereto, (B) 95% (by value) of the Loan Parties’ other Oil and Gas Properties, and (C) 100% (by value) of the Original Mortgaged Properties;

(b)Transfer Letters executed in blank by the applicable Loan Parties (in such number as requested by the Administrative Agent);

(a)Account Control Agreements to the extent required under Section 6.26;

(b)(A) a favorable opinion of the Loan Parties’ counsel dated as of the date of this Agreement and (B) local counsel opinions in such jurisdictions where Mortgages need to be filed in order to comply with the requirements of Section 5.08, in each case, covering matters as the Administrative Agent may reasonably request;

(c)copies, certified as of the date of this Agreement by a Responsible Officer of each Loan Party of (A) the resolutions of the Board of Directors (or other applicable governing body) of such Loan Party approving the Loan Documents to which it is a party, (B) the partnership agreement, articles or certificate of incorporation, or certificate of formation (as applicable) and the limited liability company agreement, operating agreement, partnership agreement or bylaws (as applicable) of such Loan Party, and (C) all other documents evidencing other necessary corporate action and Governmental Approvals, if any, with respect to the Loan Documents to which such Loan Party is a party;

(d)certificates of a Responsible Officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the other Loan Documents to which such Loan Party is a party;

(e)appropriate UCC-1 Financing Statements covering the Collateral for filing with the appropriate authorities and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Collateral;

(f)certificates evidencing the Equity Interests, if any, required in connection with the Security Agreement and powers executed in blank for each such certificate;

(g)insurance certificates in compliance with Section 5.02 and otherwise reasonably satisfactory to the Administrative Agent;

(h)certificates of good standing for each Loan Party in each state in which each such Person is organized, which certificate shall be (A) dated a date not sooner than 30 days prior to the date of this Agreement and (B) otherwise effective on the Closing Date;

(i)[Reserved];

(j)a solvency certificate dated as of the date of this Agreement from the Chief Financial Officer or Treasurer of the Borrower in substantially the form attached as Exhibit K; and

(k)a funds flow memorandum in form and substance reasonably acceptable to the Administrative Agent.

(2)Payment of Fees. On the date of this Agreement, the Borrower shall have paid the fees required by Section 2.08(c) and all costs and expenses payable pursuant to Section 9.01(a) to the extent invoices for such fees, costs, and expenses have been presented to the Borrower at least one Business Day prior to the Closing Date (it being understood that this Section 3.01(b) may be satisfied concurrently with the initial funding of Advances under this Agreement).

(3)Financial Information. The Lenders shall have received (i) unaudited consolidated financial statements of the Borrower for each fiscal quarter of the current fiscal year ended at least 45 days prior to the Closing Date, (ii) a satisfactory Engineering Report for the Oil and Gas Properties of Holdings, the Borrower and its Subsidiaries prepared by an Independent Engineer (the Engineering

Report dated as of December 31, 2015 and delivered to the Administrative Agent prior to the date of the Commitment Letter satisfies this Section 3.01(c)(ii)), and (iii) a balance sheet of the Borrower and its Subsidiaries assuming emergence from bankruptcy on August 31, 2016, giving pro forma effect to Borrowings in amount equal to $100,000,000 on the Closing Date (it being agreed and understood that the opening balance sheet attached to the approved Disclosure Statement shall be deemed satisfactory to the Lenders).

(4)Security Instruments. The Administrative Agent shall have received all appropriate evidence required by the Administrative Agent necessary to determine that the Administrative Agent (for its benefit and the benefit of the Secured Parties) shall have made arrangements for an Acceptable Security Interest in the Collateral (which shall include, without duplication, (i) at least 95% (by value) of the Loan Parties’ Proven Reserves and the Oil and Gas Properties relating thereto, (ii) 95% (by value) of the Loan Parties’ other Oil and Gas Properties, and (iii) 100% (by value) of the Original Mortgaged Properties, and (iv) that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made or arrangements have been made so that such Liens can be made, taken or obtained, as the case may be, and are in full force and effect.

(5)Title. Since May 10, 2016, the Administrative Agent shall not have become aware (i) of any material title defects arising since such date or (ii) that any title diligence materials reviewed by the Administrative Agent (or counsels thereto) prior to such date were inaccurate in any material respect, in the case of clauses (i) and (ii), to the extent the BB Value attributable to such affected properties exceeds, in the aggregate, 5% of the initial Borrowing Base as set forth in Section 2.02(a); provided however, any defects or inaccuracies remedied upon effectiveness of and pursuant to, the Plan of Reorganization shall not count towards such 5%.

(6)Material Adverse Effect. No event or circumstance that has had or could reasonably be expected to cause a Material Adverse Effect shall have occurred, either individually or in the aggregate, since May 10, 2016.

(7)No Proceeding or Litigation; No Injunctive Relief. There shall be no adversary proceeding pending in the Bankruptcy Court, or litigation commenced outside of the Chapter 11 Cases that is not stayed pursuant to section 362 of the Bankruptcy Code, seeking to enjoin or prevent the financing or the transactions contemplated herein.

(8)Consents, Licenses, Approvals, etc.

(a)The Administrative Agent shall have received true copies (certified to be such by the Loan Parties or other appropriate party) of all material governmental and third party consents, licenses, and approvals necessary (as determined in the reasonable discretion of the Administrative Agent) in connection with this Agreement and the transactions contemplated hereby and the continuing operations of Holdings, the Borrower and its Subsidiaries and all such consents, licenses, and approvals shall be in full force and effect.

(b)The Administrative Agent shall have received true copies (certified to be such by the Loan Parties or other appropriate party) of all authorizations, consents, and regulatory approvals required, if any, in connection with the Consummation of the Plan of Reorganization.

(9)USA Patriot Act. The Administrative Agent and the Lenders shall have received (at least five (5) Business Days prior to Closing Date to the extent requested at least ten (10) Business Days prior to the Closing Date, unless the facts related thereto were not disclosed to the Administrative Agent prior to such 10th Business Day), and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, but not restricted to, the Patriot Act.

(10)Existing Indebtedness. All existing Indebtedness of Holdings and its Subsidiaries under the DIP Facility and the Original Credit Agreement shall be repaid in full (it being understood that such repayment may be satisfied concurrently with the initial funding of Advances under this Agreement), all commitments in respect thereof shall have been terminated and all guarantees therefor and Liens securing such obligations shall be released pursuant to documentation reasonably satisfactory to the Administrative Agent.

(11)Credit Exposure. The Administrative Agent shall be reasonably satisfied that after the making of the Advances, the application of the proceeds thereof and after giving effect to the other transactions contemplated hereby, the aggregate amount of Credit Exposure under the Agreement outstanding on the Closing Date shall not exceed the lesser of (i) $125,000,000 and (B) the initial Borrowing Base in effect on the Closing Date as set forth in Section 2.02(a).

(12)Equity Proceeds. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Borrower has received common equity proceeds in an aggregate amount of not less than $50,000,000 (it being understood that this Section 3.01(l) may be satisfied concurrently with the initial funding of Advances under this Agreement).

(13)Hedges. The Hedge Contracts described on Schedule 4.20 have not been novated, assigned, unwound, terminated, expired or amended since the date such Hedge Contracts were entered into.

(14)Capital Structure. The Borrower’s capital structure and financing plan shall be satisfactory to the Administrative Agent (it being agreed and understood that the capital structure and financing plan as set forth in the RSA as in effect on the “RSA Effective Date” as defined in the RSA, and as amended by any amendments consented to in writing by the Administrative Agent, is deemed satisfactory to the Administrative Agent).

(15)Marketing Activities. The Administrative Agent shall have received from the Borrower a written policy regarding the Borrower’s and its Subsidiaries’ marketing activities for Hydrocarbon production to be in effect on the Closing Date.

(16)Conditions. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower certifying that the conditions set forth in this Section 3.01 have been met.

(17)Final Order. The Bankruptcy Court shall have entered an Order in form and substance reasonably acceptable to the Administrative Agent and the Majority Lenders approving the Fee Letters and such Order shall be a Final Order.

(18)Confirmation of Reorganization. The Bankruptcy Court shall have entered an Order confirming the Plan of Reorganization in form and substance reasonably acceptable to the Administrative Agent and the Majority Lenders, and such Order shall be a Final Order. Such Plan of Reorganization shall authorize and approve the Credit Extensions under this Agreement and the other Loan Documents and the performance of the Borrower and the Guarantors’ obligations hereunder and thereunder, and otherwise be in form and substance reasonably acceptable to the Administrative Agent and the Majority Lenders (it being agreed and understood that (i) any Plan of Reorganization that is substantially consistent with that certain Restructuring Term Sheet dated as of May 10, 2016 and attached hereto as Schedule 3.01(r) (the

“Form Plan”) is deemed to be in form and substance reasonably acceptable to the Administrative Agent and the Majority Lenders and (ii) the Plan of Reorganization shall be deemed to be substantially consistent with the Form Plan as long as the Plan of Reorganization contains no departures, amendments, changes or modifications from the Form Plan that that could be reasonably expected to affect any Lender’s rights, claims, recoveries, and/or obligations).

(19)Other Reorganization Actions. All other actions, documents, and agreements necessary to implement the Plan of Reorganization shall have been effected or executed and delivered, as the case may be, including the final forms of the documents contained in the Plan of Reorganization, to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable Legal Requirements, and all such documents and agreements shall be reasonably acceptable to the Administrative Agent and the Majority Lenders, solely as to provisions that could be reasonably expected to affect the Lenders’ rights, claims, recoveries, and/or obligations.

(20)Plan of Reorganization Conditions. Each of the conditions listed in the Plan of Reorganization shall have been satisfied and shall be in full force and effect or waived in accordance with the provisions thereof.

(21)No DIP Default. No “Event of Default” under the DIP Facility shall have occurred and be continuing.

(22)Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing duly executed by the Borrower.

(23)Hedge Payoffs. (i) Any obligation owing to any Lender Swap Counterparty shall constitute a Secured Obligation or (ii) to the extent such obligations owing to such Lender Swap Counterparty do not constitute Secured Obligations, the Administrative Agent shall have received satisfactory evidence that such obligations shall have been paid in full.

(24)Hedge Defaults. No event of default shall have occurred and be continuing under the Original Lender Swap Agreements with respect to the Borrower or the Guarantors as the defaulting or sole affected parties.

(25)Closing Date. The Closing Date shall have occurred no later than September 12, 2016.

Section 3.02 Conditions Precedent to All Borrowings. The obligation of each Lender to make an Advance on the occasion of each Borrowing and of the Issuing Lender to issue, increase, or extend any Letter of Credit (including the deemed issuance of the Existing Letters of Credit and the Citibank Letters of Credit) and of any reallocation of Letter of Credit Exposure provided in Section 2.16 shall be subject to the further conditions precedent that on the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit or such reallocation:

(1)the representations and warranties contained in Article IV of this Agreement and the representations and warranties contained in the Security Instruments, the Guaranty, and each of the other Loan Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Change in the text thereof, in which case, such representations and warranties are true and correct in all respects) on and as of the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance, increase, or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (unless already qualified by materiality or Material Adverse Change in the text thereof, in which case, such representations and warranties shall have been true and correct in all respects) as of such earlier date;

(2)no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom, or would result from the issuance, increase, or extension of such Letter of Credit;

(3)after giving effect to the making of such Credit Extension (and any attendant repayments of Indebtedness), the Borrower would be in compliance with the financial covenant in Section 6.17(a) as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent after giving pro forma effect to such Credit Extension (which calculation, for the avoidance of doubt, uses outstanding Indebtedness on the date of such Credit Extension (after giving effect to any attendant repayments of Indebtedness), including such Credit Extension, and EBITDAX as of such fiscal quarter end calculated on a pro forma basis in a manner acceptable to the Administrative Agent); provided that this clause (c) shall not apply to the initial Advances to be made on the Closing Date and any Advance made prior to the delivery of financial statements pursuant to Section 5.06(b) with respect to the fiscal quarter ending December 31, 2016;

(4)in the good faith reasonable expectation of the certifying Responsible Officer of the Borrower and as certified to such in the applicable Notice of Borrowing or Letter of Credit Application (i) the Borrower intends to apply the proceeds of such Credit Extension in such a manner that, and (ii) after giving effect to the making of such Credit Extension and the application of the proceeds thereof, the pro forma Consolidated Cash Balance as of the end of the third Business Day following the date such Credit Extension is to be made will not exceed the Consolidated Cash Balance Limit (Borrowings); and

(5)with respect to any requested Advance, if the Consolidated Cash Balance would exceed the Consolidated Cash Balance Limit (Borrowings) after giving effect to the making of such Advance and any other transactions occurring prior to, or substantially simultaneously with, such Borrowing (but excluding the effect of any other transaction that has not occurred prior to or substantially simultaneously with the making of such Advances), then the Borrower shall have delivered to the Administrative Agent a Use of Proceeds Certificate with respect to such requested Advance.

Each of: (i) the giving of the applicable Notice of Borrowing or Letter of Credit Application, (ii) the acceptance by the Borrower of the proceeds of any Borrowing, (iii) the issuance, increase, or extension of such Letter of Credit, and (iv) the reallocation of the Letter of Credit Exposure, shall constitute a representation and warranty by the Borrower that on the date of any Borrowing, such issuance, increase, or extension of such Letter of Credit or such reallocation, as applicable, that the foregoing conditions precedent have been met.

ARTICLE IV REPRESENTATIONS AND WARRANTIES
Holdings and each Loan Party represents and warrants as follows:

Section 4.01 Existence; Subsidiaries. Holdings is a corporation duly organized, validly existing and in good standing under the laws of Virginia and the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, or in any case, after the Closing Date in such other jurisdiction as is permitted under this Agreement. Each Loan Party is in good standing and qualified to do business in each other jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification except where such failure to comply could not reasonably be expected to result in a Material Adverse Change. As of the Amendment No. 11 Effective Date, (a) the Borrower has no Subsidiaries other than those identified in Schedule 4.01, (b) all Subsidiaries identified in Schedule 4.01 are Guarantors unless expressly noted therein, and (c) Holdings has no Subsidiaries other than the Borrower, the General Partner, Intermediate and the Subsidiaries of the Borrower. Each Immaterial Subsidiary existing on the Amendment No. 11 Effective Date that is not a Guarantor is identified on Schedule 4.01.

Section 4.02 Power; No Conflicts. The execution and delivery by Holdings, each Loan Party and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms and the Credit Extensions hereunder do not and will not, by the passage of time, the giving of notice or otherwise, (a) violate any Legal Requirement relating to Holdings, any Loan Party or any Subsidiary thereof, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of Holdings, any Loan Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens. The performance by Holdings, each Loan Party and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms and the transactions contemplated hereby or thereby (other than the Credit Extensions) do not and will not, by the passage of time, the giving of notice or otherwise, (a) violate any Legal Requirement relating to Holdings, any Loan Party or any Subsidiary thereof except where such violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of Holdings, any Loan Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except where such conflict, breach or default could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, or (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens.

Section 4.03 Authorization and Approvals. No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by Holdings or any Loan Party of this Agreement, the Notes, or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, except for (a) the filing of UCC-1 Financing Statements and Mortgages in the appropriate state and county filing offices, (b) those consents and approvals that have been obtained or made on or prior to the date hereof and that are in full force and effect, and (c) such consents, orders, authorizations, approvals, notices or filings required in connection with the operation of the business of Holdings and the Loan Parties the failure to obtain of which could not reasonably be expected to be adverse in any material respect to any Secured Party or to result in a material liability of Holdings or any Loan Party. At the time of each Credit Extension, provided that the filings above have been duly consummated, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Credit Extension or the use of the proceeds of such Credit Extension.

Section 4.04 Enforceable Obligations. This Agreement, the Notes, and the other Loan Documents to which Holdings or any Loan Party is a party have been duly executed and delivered by Holdings or such Loan Party, as applicable. Each Loan Document is the legal, valid, and binding obligation of Holdings, the Borrower and each Guarantor which is a party to it enforceable against Holdings, the Borrower and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable Debtor Relief Laws.

Section 4.05    Financial Condition and Financial Statements.

(1)The Borrower has delivered to the Administrative Agent and the Lenders financial information delivered pursuant to Section 3.01. All financial statements delivered pursuant to Section
3.01 or Section 5.06 are (or will be when delivered) complete and correct in all material respects and fairly present in all material respects on a consolidated basis the assets, liabilities and financial position of Holdings and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements), in each case, in accordance with GAAP. All such financial statements, including the related schedules and notes thereto, have been (or will have been when delivered) prepared in accordance with GAAP. Such financial statements show (or will show when delivered) all material indebtedness and other material liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP. All pro forma financial statements and projections delivered pursuant to Section 3.01 or Section 5.06 were (or will be when delivered) prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and pro forma statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).

(2)Since the Closing Date, no event or circumstance that has had or could reasonably be expected to cause a Material Adverse Change has occurred.

Section 4.06 True and Complete Disclosure. All factual information (excluding estimates, projections, other projected financial information, forward looking statements and information of a general economic or industry nature) heretofore or contemporaneously furnished by or on behalf of Holdings and its Subsidiaries in writing to any Lender or the Administrative Agent for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information (excluding estimates, projections, other projected financial information, forward looking statements and information of a general economic or industry nature) hereafter furnished by or on behalf of Holdings and its Subsidiaries in writing to the Administrative Agent or any of the Lenders was or shall be, when taken as a whole and as modified or supplemented by other information so furnished, true and accurate in all material respects on the date as of which such information was or is dated or certified and did not or does not contain, when taken as a whole, any untrue statement of a material fact or omit, when taken as a whole, to state any material fact necessary to make the statements contained therein not misleading in any material respect at such time. All projections, estimates, and pro forma financial information furnished by Holdings or any Loan Party were prepared in good faith on the basis of the assumptions believed in good faith to be reasonable at the time made, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that projections are not to be viewed as facts or a guarantee of future performance, are subject to significant uncertainties and contingencies, many of which are beyond Holdings or the Loan Parties’ control and that the actual results during the period or periods covered by such projections may vary from such projections and such variations may be material). The information included in any Beneficial Ownership Certification provided to any Lender in connection with this Agreement is true and correct in all respects as of the date delivered.

Section 4.07    Litigation; Compliance with Laws.

(1)There is no pending or, to the knowledge of Holdings or any Loan Party, threatened in writing action or proceeding affecting Holdings, any Loan Party or Subsidiary before any court, Governmental Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change other than as set forth in Schedule 4.07 or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Loan Document. As of the Amendment No. 11 Effective Date, there is no pending or, to the knowledge of Holdings or any Loan Party, threatened in writing action or proceeding instituted against Holdings, any Loan Party or any Subsidiary which seeks to adjudicate Holdings, any Loan Party or any Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

(2)Holdings, each Loan Party and each Subsidiary have complied in all respects with all statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except where such failure to comply could not reasonably be expected to result in a Material Adverse Change.

Section 4.08 Use of Proceeds. The proceeds of any Credit Extension will be used by the Borrower for the purposes described in Section 5.09. Neither Holdings nor any Loan Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U). No part of the proceeds of any Credit Extension will be used for purchasing or carrying directly or indirectly margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X or for any other purpose which would constitute this transaction a “purpose credit” within the meaning of Regulation U. Following the application of the proceeds of each Credit Extension, not more than twenty-five percent (25.0%) of the value of the assets (either of the Borrower only or of Holdings and its Subsidiaries on a consolidated basis) will be “margin stock”. Neither Holdings nor any Loan Party nor any Subsidiary thereof (a) is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U) or (b) will use any proceeds for the purpose of purchasing or carrying any margin stock or for any other purpose which would constitute this transaction a “purpose credit”.

Section 4.09 Investment Company Act. Neither Holdings nor any Loan Party is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940, as amended).

Section 4.10    Taxes.

(1)Reports and Payments. All federal and all other material Returns (as defined below in clause (b) of this Section) required to be filed by or on behalf of Holdings or any Loan Party (or with respect to the assets or activities thereof, in the case of any Loan Party that is disregarded as separate from its owner for applicable Tax purposes) or any member of a group that joins in the filing of a consolidated, unitary, combined, affiliated or similar Tax group that includes a Loan Party (hereafter collectively called the “Tax Group”) have been duly filed on a timely basis or appropriate extensions have been obtained and such Returns are and will be true, complete and correct in all material respects; and all material Taxes payable with respect to the periods covered by such Returns or on subsequent assessments with respect thereto or otherwise have or will be paid in full on a timely basis, except in each case to the extent of Taxes that are being diligently contested in good faith and reserves have been made in accordance with GAAP. The reserves for accrued Taxes reflected in the financial statements delivered to the Lenders under this Agreement are adequate in the aggregate for the payment of all unpaid Taxes, whether or not disputed, for the period ended as of the date thereof and for any period prior thereto, and for which the Tax Group may be liable in its own right, as withholding agent or as a transferee of the assets of, or successor to, any Person.

(2)Returns Definition. “Returns” in this Section 4.10 shall mean any U.S. federal, state, or local report, declaration of estimated Tax, information statement or return relating to, filed, or required to be filed in connection with, any Taxes, including any information return or report with respect to backup withholding or other payments of third parties.

Section 4.11 ERISA and Employee Matters. Other than as could not reasonably be expected to result in a Material Adverse Change, all Employee Benefit Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code. No Termination Event has occurred or is reasonably expected to occur that could reasonably be expected to result in liability to Holdings, any Loan Party or any Subsidiary thereof in excess of $25,000,000. There has been no excise tax imposed under Section 4971 of the Code against Holdings or any Loan Party that could reasonably be expected to result in a Material Adverse Change. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, neither Holdings nor any Loan Party has any reason to believe that the annual cost during the term of this Agreement to Holdings and the Loan Parties for post-retirement benefits to be provided to the current and former employees of Holdings or any Loan Party under Employee Benefit Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change. As of the Amendment No. 11 Effective Date, neither Holdings nor any Loan Party nor any Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees. Neither Holdings nor the Borrower knows of no pending or threatened in writing strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that could reasonably be expected to result in a Material Adverse Change.

Section 4.12 Condition and Maintenance of Property; Casualties. Holdings and each Subsidiary has good and defensible title to all of its other material Properties, free and clear of all Liens except for Permitted Liens. The material Properties used or to be used in the continuing operations of Holdings and each Subsidiary are in good repair, working order and condition, normal wear and tear excepted. Neither the business nor the material Properties of Holdings and each Subsidiary, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, Permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy (except to the extent such event is covered by insurance sufficient to ensure that upon application of the proceeds thereof, neither the business nor the material Properties of Holdings and each Subsidiary, taken as a whole, could reasonably be expected to be materially and adversely affected) which effect could reasonably be expected to cause a Material Adverse Change.

Section 4.13    Compliance with Agreements; No Defaults.

(1)Neither Holdings nor any Loan Party nor any Subsidiary thereof is in default in any material respect under or with respect to any contract, agreement, lease, or other instrument to which Holdings, any Loan Party or any Subsidiary thereof is a party which is continuing and which, if not cured, could reasonably be expected to result in a Material Adverse Change.

(2)No Default has occurred and is continuing.

Section 4.14    Environmental Condition.

(1)Permits, Etc. Holdings and each Subsidiary thereof (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have at all times been and are in compliance with all terms and conditions of such Permits and with all other requirements of applicable Environmental Laws; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Permit; and (iv) are not subject to any actual, pending or to the Borrower’s knowledge, threatened in writing Environmental Claim, except, in each case above, that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(2)Certain Liabilities. None of the present or previously owned or operated Property of Holdings or of any of its current or former Subsidiaries, wherever located, (i) has been placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or to Holdings’ or any Loan Party’s knowledge, have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other Response activity under any Environmental Laws which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned, leased or operated by the Borrower or any of the Guarantors or Subsidiaries, wherever located, which could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Materials from present or past operations which has caused at the site or at any third-party site any condition that, individually or in the aggregate, has resulted in or could reasonably be expected to result in the need for Response that would cause a Material Adverse Change.

(3)Certain Actions. Without limiting the foregoing, (i) all necessary notices have been properly filed, and no further action is required under current Environmental Law as to each Response or other restoration or remedial project undertaken by Holdings or any Subsidiary on any of their presently or formerly owned, leased or operated Property, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and (ii) to the knowledge of Holdings or any Subsidiary, there are no facts, circumstances, conditions or occurrences with respect to any Property owned, leased or operated by Holdings or any Subsidiary that could reasonably be expected to form the basis of an Environmental Claim under Environmental Laws that could reasonably be expected to result in a Material Adverse Change.

Section 4.15 Permits, Licenses, Etc. Holdings and each Subsidiary thereof possess all authorizations, Permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of their business. Holdings and each Subsidiary thereof manages and operates its business in all material respects in accordance with all applicable material Legal Requirements and good industry practices.

Section 4.16 Gas Imbalances, Prepayments. Except as disclosed in writing to the Administrative Agent in connection with the most recently delivered Engineering Report, no Loan Party or any Subsidiary thereof (a) on a net basis, is obligated in any material respect by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver, in the aggregate, two percent (2.0%) or more of the monthly production from Hydrocarbons produced from or allocated to any Loan Party’s Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery or (b) has produced gas, in any material amount, subject to balancing rights of third parties or subject to balancing duties under Legal Requirements.

Section 4.17 Marketing of Production. Except as disclosed in writing to the Administrative Agent in connection with the most recently delivered Engineering Report (with respect to all of which contracts the Borrower represent that it or its Subsidiaries are receiving a price for all production sold thereunder that is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist that are not cancelable on 60 days- notice or less without penalty or detriment for the sale of production from the Borrower’s or its Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) and that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the initial date thereof or the date of delivery of such Engineering Report, as applicable.

Section 4.18    [Reserved].

Section 4.19 Solvency. Before and after giving effect to each Credit Extension, the Borrower and Guarantors, on a consolidated basis, are Solvent.

Section 4.20 Hedging Agreements. Schedule 4.20 sets forth, as of the Amendment No. 11 Effective Date, a true and complete list of all Interest Hedge Agreements, Hydrocarbon Hedge Agreements, and Hedge Contracts of the Loan Parties and Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

Section 4.21 Insurance. Holdings has, and has caused all of the Subsidiaries to have insurance as required under Section 5.02.

Section 4.22 Anti-Corruption Laws; Sanctions; Patriot Act. None of (a) Holdings, the Borrower, any Subsidiary or any of their respective directors, officers, employees or, to the knowledge of Holdings, Borrower, or any Subsidiary, affiliates, or (b) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or currently the subject or target of any Sanctions or (ii) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws. Holdings, the Borrower and each Subsidiary is compliance with Section 5.06(q).

Section 4.23    Oil and Gas Properties.

(1)Title. Each Loan Party has good and defensible title to all of its Oil and Gas Properties evaluated in the most recently delivered Engineering Report (other than any thereof Disposed of in a Disposition permitted by this Agreement) free and clear of all Liens except for Permitted Liens and any title deficiencies which are being addressed pursuant to Section 5.11(b). Each Mortgage is and will remain a valid and enforceable lien on the Collateral subject only to the Permitted Liens.

(2)Status of Leases, Term Mineral Interests and Contracts. All of the leases and term mineral interests in the Oil and Gas Properties evaluated in the most recently delivered Engineering Report (other than any thereof Disposed of in a Disposition permitted by this Agreement and noted to the Administrative Agent at or prior to delivery of such Engineering Report pursuant to Section 2.02(b)(iv)) are valid, subsisting and in full force and effect in all material respects. All of the material Contracts to which any Loan Party is a party that are necessary for the conduct of the business of the Loan Parties are in full force and effect and constitute legal, valid and binding obligations of such Loan Party. No Loan

Party or, to the knowledge of any Loan Party, any other party to any such Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened in writing to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(3)Production Burdens and Expenses and Revenues. Except for each Loan Party’s interests in certain Oil and Gas Properties, which such Loan Party represents do not constitute a material portion (with 2.0% or more being deemed material) of the value of the Collateral and all other Properties of such Loan Party securing the Secured Obligations, all of the proceeds from the sale of Hydrocarbons produced from Realty Collateral are being properly and timely paid to such Loan Party by the purchasers or other remitters of production proceeds without suspense.

(4)Drilling Obligations. Except as otherwise permitted hereunder, there are no obligations under any Oil and Gas Property or Contract which require the drilling of additional wells or operations to earn or to continue to hold any of the Oil and Gas Properties covered in the most recently delivered Engineering Report in force and effect, except those under customary continuous operations provisions that may be found in one or more of the oil and gas and/or oil, gas and mineral leases.

(5)Refund Obligations. No Loan Party has collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties covered in the most recently delivered Engineering Report which are subject to any material refund obligations other than as previously disclosed in writing to the Administrative Agent at or prior to the delivery of such Engineering Report.

Section 4.24    Line of Business; Foreign Operations.

(1)The Loan Parties have not conducted and are not conducting any business other than businesses relating to the acquisition, exploration, development, financing, ownership, operation, production, maintenance, storage, transportation, gathering, processing and marketing of Hydrocarbons and the Oil and Gas Properties and related activities.

(2)No Loan Party owns, and has not acquired or made any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties located outside of the geographical boundaries of the United States or in the offshore federal waters of the United States.

Section 4.25 Fiscal Year. The fiscal year of Holdings and its Subsidiaries is January 1 through December 31.

Section 4.26 Location of Business and Offices. Holdings and each Loan Party’s principal place of business and chief executive office is located at its address specified on Schedule 4.26 or at such other location as it may have, by proper written notice hereunder, advised the Administrative Agent.

Section 4.27 Intellectual Property. Each Loan Party and each Subsidiary either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, maps, interpretations and other technical information used in their business as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to result in a Material Adverse Change.

Section 4.28 Senior Debt Status. The Obligations of each Loan Party and each Subsidiary thereof under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all subordinated Indebtedness and all senior unsecured Indebtedness of each such Person and is designated as “senior indebtedness” under all instruments and documents, now or in the future, relating to all subordinated Indebtedness and all senior unsecured Indebtedness of such Person.

Section 4.29 Security Instruments. The provisions of the Security Instruments are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties an Acceptable Security Interest on all right, title and interest of the respective Loan Parties in the Collateral described therein and, upon the filing of UCC financing statements and Mortgages in the applicable offices contemplated by the Security Instruments or the taking of such other actions as are specified in such Security Instruments, such Acceptable Security Interest will be perfected.

Section 4.30 Affected Financial Institution. Neither Holdings nor any Loan Party is an Affected Financial Institution.

ARTICLE V AFFIRMATIVE COVENANTS

So long as any Note or any amount owing by any Loan Party to any Lender, Issuing Lender, Administrative Agent or Indemnitee under Section 9.02 (other than contingent indemnity obligations for which no claim has been made) under any Loan Document shall remain unpaid, any Letter of Credit shall remain outstanding (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in respect thereof have been made), or any Lender shall have any Commitment hereunder, Holdings and each Loan Party agrees, unless the Majority Lenders shall otherwise consent in writing, to comply with the following covenants.

Section 5.01 Compliance with Laws, Etc. Holdings and each Loan Party shall comply, and cause each of its Subsidiaries to comply, in all respects with all applicable Legal Requirements except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Without limiting the generality and coverage of the foregoing, Holdings and each Loan Party shall comply, and shall cause each of its Subsidiaries to comply with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which Holdings, any Loan Party or any Subsidiary thereof does business except where failure to so comply has not resulted in and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change. Without limitation of the foregoing, Holdings and each Loan Party shall, and shall cause each of its Subsidiaries to, (a) maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary or advisable to the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, and (b) obtain, as soon as practicable, all consents or approvals required from any states of the United States (or other Governmental Authorities) necessary to grant the Administrative Agent an Acceptable Security Interest in
(1)at least 90% (by value) of the Proven Reserves attributable to the Loan Parties’ Oil and Gas Properties and (ii) 100% (by value) of the Original Mortgaged Properties.

Section 5.02    Maintenance of Insurance.

(a)Holdings and the Borrower shall, and shall cause each of its Subsidiaries to, procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance issued by companies, associations or organizations reasonably satisfactory to the Administrative Agent and in at least such amounts and covering such casualties, risks, perils, liabilities and other hazards that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of Holdings, the Borrower and the Subsidiaries.

(a)All certified copies of policies or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by the Administrative Agent each time such a policy of insurance is made effective, renewed, amended, novated, or otherwise modified. All policies of insurance shall either have attached thereto a “lender’s loss payable endorsement” for the benefit of the Administrative Agent, as loss payee in form reasonably satisfactory to the Administrative Agent or shall name the Administrative Agent as an additional insured, as applicable. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision that notwithstanding any contrary agreements between the Loan Parties, their respective Subsidiaries, and the applicable insurance company, such policies will not be canceled without at least 30 days’ prior written notice to the Administrative Agent (or at least 10 days’ for non-payment of premium). In the event that, notwithstanding the “lender’s loss payable endorsement” requirement of this Section 5.02, the proceeds of any insurance policy described above are paid to any Loan Party or a Subsidiary when an Event of Default has occurred and is continuing, the Borrower shall deliver such proceeds to the Administrative Agent immediately upon receipt. Waiver of subrogation shall apply in favor of the Administrative Agent in connection with any general liability insurance policy of any Loan Party.

Section 5.03 Preservation of Corporate Existence, Etc. Holdings and each Loan Party shall preserve and maintain, and, except as otherwise permitted herein, cause each of its Subsidiaries to preserve and maintain, its corporate, partnership, or limited liability company existence, rights, franchises, and privileges, as applicable, in the jurisdiction of its organization. Holdings and each Loan Party shall qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation, partnership, or limited liability company, as applicable, in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Nothing in this Section 5.03 shall prohibit any transaction permitted by Section 6.04.

Section 5.04 Payment of Taxes, Etc. Holdings and each Loan Party shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all material Taxes, assessments, and governmental charges or levies imposed upon it or upon its income, profits, activities or Property, prior to the date on which penalties attach thereto and (b) all lawful claims that are material which, if unpaid, might by Legal Requirement become a Lien upon its Property; provided, however, that neither Holdings nor any Loan Party nor any such Subsidiary shall be required to pay or discharge any such Tax, assessment, charge, levy, or claim which is being diligently contested in good faith and by appropriate proceedings, and with respect to which adequate reserves in conformity with GAAP have been provided.

Section 5.05 Visitation Rights; Periodic Meetings. At any reasonable time and from time to time, upon reasonable prior notice, Holdings and each Loan Party shall, and shall cause its Subsidiaries to, permit (a) the Administrative Agent and any Lender or any of their respective agents, advisors, or other representatives thereof, acting together, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at their reasonable discretion the Properties of, Holdings, any Loan Party and any such Subsidiary, and (b) the Administrative Agent and any Lender or any of their respective agents, advisors or other representatives thereof, acting together, to discuss the affairs, finances and accounts of Holdings, any Loan Party and any such Subsidiary with any of their respective officers or directors; provided that, unless an Event of Default has occurred and is continuing,

(1)the Borrower shall bear the cost of only one such inspection per year and (ii) no Loan Party shall be obligated to reimburse the expenses of any Lender in connection with such inspections that is not the Administrative Agent. Without limiting the generality of the foregoing, in connection with each annual financial statement required to be delivered under Section 5.06(a) below, the Borrower shall make its officers available for a telephonic (or, with the Borrower’s consent, an in-person) meeting with the Administrative Agent and the Lenders held at reasonable times and upon reasonable prior notice, to discuss such financial statements and Engineering Reports, drilling activities and such other information regarding Holdings, the Loan Parties, Subsidiaries and their respective Properties. Notwithstanding the foregoing, no Person shall be required to disclose to the Administrative Agent or any Lender, or any agents, advisors or other representatives thereof, any written material, (x) the disclosure of which would cause a breach of any confidentiality provision in the written agreement governing such material applicable to such Person, (y) which is the subject of attorney-client privilege or attorney’s work product privilege asserted by the applicable Person to prevent the loss of such privilege in connection with such information, or (z) which is a non-financial trade secret or other proprietary information.

Section 5.06    Reporting Requirements.    The Borrower shall furnish to the Administrative Agent and each Lender:

(a)Annual Financials. (i) As soon as available and in any event not later than 120 days (or such earlier date that Holdings or any Loan Party is required to publicly file a Form 10-K) after the end of each fiscal year of Holdings and its consolidated Subsidiaries, commencing with fiscal year ending December 31, 2016, a copy of the annual audit report for such year for Holdings and its consolidated Subsidiaries, including therein Holding’s and its consolidated Subsidiaries’ consolidated balance sheet as of the end of such fiscal year and Holding’s and its consolidated Subsidiaries’ consolidated statement of income, cash flows, and retained earnings, in each case certified by an Acceptable Accountant and (ii) as soon as available and in any event no later than seven (7) days after the delivery in clause (a)(i) (for the avoidance of doubt, such seven (7) day period to be within the aforementioned 120 day period), (x) any management letters delivered by such accountants to Holdings or any Subsidiary thereof in connection with such audit or otherwise and (y) a Compliance Certificate executed by a Responsible Officer of Holdings and the Borrower that, among other things, to the extent delivered after the Amendment No. 11 Effective Date, certifies that there have been no changes in the identity of the Guarantors, non-Guarantor Immaterial Subsidiaries, or Material Subsidiaries as at the end of the last fiscal quarter of such fiscal year from such Guarantors, non-Guarantor Immaterial Subsidiaries, and Material Subsidiaries, as of the end of the immediately preceding fiscal quarter, other than as disclosed on a schedule thereto and attaches a spreadsheet in the form (and including the information) attached as Schedule B thereto showing the calculation of amounts needed to determine the identity of non-Guarantor Immaterial Subsidiaries (the deliverables described in the foregoing clauses (x) and (y) and clauses (c) and (g) below, the “Annual Reporting Package”); provided that, if a material breach under the covenant in Section 6.22 has occurred and is continuing, then concurrently with the delivery of the annual audit report required under clause (i) above, the Borrower shall also deliver to the Administrative Agent the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries including a consolidated statement of income, cash flows, and retained earnings, in each case, certified by an Acceptable Accountant.

(b)Quarterly Financials. (i) As soon as available and in any event not later than 60 days (or such earlier date that Holdings or any Loan Party is required to publicly file a Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year of Holdings and its consolidated Subsidiaries, commencing with the fiscal quarter ending September 30, 2016, the unaudited consolidated balance sheet and the statements of income, cash flows, and retained earnings of Holdings and its consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and (ii) as soon as available and in any event no later than seven (7) days after the delivery in clause (b)(i) (for the avoidance of doubt, such seven (7) day period to be within the aforementioned 60 day period), (x) a certificate with respect to such consolidated statements (subject to year-end audit adjustments) by a Responsible Officer of Holdings stating that such financial statements delivered under clause (b)(i) have been prepared in accordance with GAAP, and (y) commencing with the fiscal quarter ending December 31, 2016, a Compliance Certificate executed by a Responsible Officer of Holdings and the Borrower that, among other things, to the extent delivered after the Amendment No. 11 Effective Date, certifies that there have been no changes in the identity of the Guarantors, non-Guarantor Immaterial Subsidiaries, or Material Subsidiaries as at the end of such fiscal quarter from such Guarantors, non-Guarantor Immaterial Subsidiaries, and Material Subsidiaries, as of the end of the immediately preceding fiscal quarter, other than as disclosed on a schedule thereto and attaches a spreadsheet in the form (and including the information) attached as Schedule B thereto showing the calculation of amounts needed to determine the identity of non-Guarantor Immaterial Subsidiaries (the deliverables described in the foregoing clauses (x) and (y), and clauses (c), (g), and (h) below, the “Quarterly Reporting Package”); provided that, if a material breach under the covenant in Section 6.22 has occurred and is continuing, then concurrently with the delivery of the quarterly report required under clause (i) above, the Borrower shall also deliver to the Administrative Agent the unaudited consolidated balance sheet and the statements of income, cash flows, and retained earnings of the Borrower and its consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail.

(a)Joint Venture Financials. If, at any time, any Subsidiary of the Borrower is not a wholly- owned Subsidiary, then concurrently with any delivery of financial statements under clauses (a) or (b) above, a certificate of a Financial Officer of the Borrower setting forth consolidating spreadsheets that show all Subsidiaries that are not wholly-owned Subsidiaries and the eliminating entries applicable to the preparation of consolidating financial statements, in such form as would be presentable to the auditors of the Borrower.

(b)Weekly Consolidated Cash Balance Report. Solely to the extent a payment is due under Section 2.05(g), on such applicable Consolidated Cash Sweep Date, a certificate of a Responsible Officer of Holdings and the Borrower setting forth a reasonably detailed calculation of the amount to be paid.

(c)Oil and Gas Engineering Reports.

(i)As soon as available but in any event on or before March 1, 2017, and March 1st of each year thereafter, an Independent Engineering Report dated effective as of the immediately preceding January 1st;

(ii)As soon as available but in any event on or before September 1, 2017, and September 1st of each year thereafter, an Internal Engineering Report or an Independent Engineering Report dated effective as of the immediately preceding July 1st;

(iii)Such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base; and

(iv)With the delivery of each Engineering Report, a certificate from a Responsible Officer of the Borrower certifying that, to the best of his knowledge and in all material respects: (A) the information contained in the Engineering Report and any other information delivered in connection therewith is true and correct, (B) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances in excess of 2.0% of the monthly production, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Engineering Report which would require the Borrower or any Guarantor to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (C) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (D) upon the request of the Administrative Agent, attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Engineering Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (E) upon the request of the Administrative Agent, attached to the certificate is a list of all Persons disbursing proceeds to the Borrower or to any Guarantor, as applicable, from its Oil and Gas Properties, and (F) except as set forth on a schedule attached to the certificate, (x) at least 90% (by value) of the Proven Reserves and the Oil and Gas Properties relating thereto and (y) 90% (by value) of the Loan Parties’ other Oil and Gas Properties evaluated by such Engineering Report are pledged as Collateral for the Secured Obligations.

(a)Hedging Reports. Concurrently with each delivery of financial statements under Section 5.06(a) and Section 5.06(b), commencing with the quarter ending September 30, 2016, a report certified by a Responsible Officer of the Borrower in form reasonably satisfactory to the Administrative Agent prepared by the Borrower (i) covering each of the Oil and Gas Properties of the Borrower and the Guarantors and detailing on a quarterly basis, any sales of the Borrower’s or any Guarantors’ Oil and Gas Properties during each such quarter (other than sales of Hydrocarbons in the ordinary course of business),
(2)setting forth a true and complete list of all Hedge Contracts of the Borrower and the Guarantors and detailing the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), upon prior written request of the Administrative Agent, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement; provided that, such required listing shall, in no event, be construed as permitting such credit supports which are not permitted under the terms of this Agreement, and (iii) setting forth a calculation of the Borrower’s compliance or non-compliance with the volume requirements of Section 6.15(b), including a detailed description and calculation of the Engineering Report Volumes for the period covered by the commodity Hedge Contracts then in effect.

(7)Lease Operating Statements. Concurrently with each delivery of financial statements under Section 5.06(a) and Section 5.06(b), a Lease Operating Statement for such calendar quarter.

(8)Annual Budget. Concurrently with each delivery of financial statements under Section 5.06(a), a copy of Holdings and its Subsidiaries’ consolidated annual budget for the forthcoming fiscal year, including the Borrower’s consolidated cash flow budget and operating budget, certified as such by the Chief Executive Officer of Holdings.

(9)Defaults. As soon as possible and in any event within three Business Days after the occurrence of any Default known to any officer of Holdings, any Loan Party or any of its Subsidiaries which is continuing on the date of such statement, a statement of a Responsible Officer of Holdings or such Loan Party setting forth the details of such Default and the actions which Holdings, any Loan Party or any such Subsidiary has taken and proposes to take with respect thereto;

(10)Termination Events. As soon as possible and in any event, within 10 days after Holdings or any Loan Party obtains knowledge thereof (or such later date acceptable to the Administrative Agent in its sole discretion), copies of: (i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof),
(ii) all notices received by Holdings or any Loan Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by Holdings or any Loan Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (iv) any notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, and (v) a written notice signed by a Responsible Officer describing the occurrence of any Termination Event or of any material “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, and specifying what action Holdings, the Borrower or such other ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(11)Environmental Notices. Promptly upon, and in any event no later than 10 days after (or such longer period as the Administrative Agent may agree in its sole discretion), the receipt thereof, or the acquisition of knowledge thereof, by Holdings or any Loan Party, a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $25,000,000 or which could otherwise reasonably be expected to cause a Material Adverse Change, (ii) any action or omission on the part of Holdings or any of the Loan Parties or any of their former Subsidiaries in connection with Hazardous Materials which could reasonably result in the imposition of liability in excess of $25,000,000 or that could otherwise reasonably be expected to cause a Material Adverse Change or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the Environment and such action or clean-up could reasonably be expected to cause a Material Adverse Change, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) the filing of a Lien in connection with obligations arising under Environmental Laws upon, against or in connection with Holdings, any of the Loan Parties, any of their respective Subsidiaries, or any of their respective former Subsidiaries, or any of their leased or owned Property, wherever located, the value of which Lien could reasonably be expected to exceed $25,000,000;

(12)Other Governmental Notices. Promptly and in any event within 10 days after receipt thereof by Holdings, any Loan Party or Subsidiary thereof (or by such later date as the Administrative Agent may agree to in its sole discretion), a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit or agreement with any Governmental Authority;

(13)Material Changes. Prompt written notice and in any event within 10 days of any condition or event of which Holdings, any Loan Party or any Subsidiary thereof has knowledge, which condition or event has resulted or could reasonably be expected to result in a Material Adverse Change;

(14)Disputes, Etc. Prompt written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes pending, or to the knowledge of Holdings or any Loan Party threatened in writing, or affecting Holdings, any Loan Party or Subsidiary which, if adversely determined, could result in a liability to Holdings, any Loan Party of Subsidiary in an amount in excess of $25,000,000 or that could otherwise result in a cost, expense or loss to Holdings, the Loan Parties or any of their respective Subsidiaries in excess of $25,000,000, or any material labor controversy of which Holdings, any Loan Party or Subsidiary has knowledge resulting in or reasonably considered to be likely to result in a strike against Holdings, any Loan Party or Subsidiary thereof and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of Holdings, any Loan Party or Subsidiary thereof if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $25,000,000;

(15)Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to Holdings, any Loan Party or Subsidiary thereof by independent accountants in connection with any annual, interim or special audit made by them of the books of Holdings, any Loan

Party or Subsidiary thereof, and a copy of any response by Holdings, any Loan Party or Subsidiary, or the board of directors (or other applicable governing body) of Holdings, any Loan Party or Subsidiary, to such letter or report;

(16)Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any material written statement, report or notice furnished to any lender or agent or trustee by Holdings or any Loan Party (other than annual no default certificates to the trustee under any indenture) pursuant to the terms of any (i) Senior Unsecured Note Document, or (ii) any other indenture, loan or credit or other similar agreement, with respect to Indebtedness in excess of $5,000,000 (other than this Agreement) and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.06 or not otherwise publicly filed;

(17)USA Patriot Act; Beneficial Ownership. Promptly, following a request by any Lender, all documentation and other information (including, without limitation, a Beneficial Ownership Certification) that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and the Beneficial Ownership Regulation;

(18)[Reserved];

(19)SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Loan Party with the SEC, or with any national securities exchange, or distributed by Holdings or such Loan Party to its shareholders generally, as the case may be;

(20)Material Amendments. No later than five Business Days after the effectiveness thereof, copies of any material amendment, supplement, waiver or other modification in respect of any material Senior Unsecured Note Document; provided that, the availability of the foregoing on the SEC’s EDGAR service (or successor thereto or similar service of any other national securities exchange) shall be deemed to satisfy Holdings’ and the Loan Parties’ delivery obligations pursuant to this clause (t);

(21)Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of Holdings, any Loan Party or Subsidiary thereof, as the Administrative Agent may from time to time reasonably request; and

(22)Beneficial Ownership. Prompt written notice of any change in the information provided in any Beneficial Ownership Certification delivered to a Lender that would result in a change to the list of beneficial owners identified in such Beneficial Ownership Certification.

Materials required to be delivered pursuant to Section 5.06(a)(i) or (b)(i) (to the extent any such materials are included in materials otherwise filed with the SEC) shall be deemed to have been delivered hereunder upon such filing with the SEC on the date of such filing. In any event, the Administrative Agent shall have no obligation to request the delivery or, other than the Compliance Certificates, to maintain copies of the materials referred to above, and shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such materials.

Section 5.07 Maintenance of Property. Holdings and each Loan Party shall, and shall cause each of its Subsidiaries to, maintain their owned, leased or operated material Property in good condition and repair, normal wear and tear excepted. Holdings and each Loan Party shall abstain, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned, leased or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

Section 5.08    Agreement to Pledge; Guaranty.

(1)In connection with each scheduled redetermination of the Borrowing Base pursuant to Section 2.02(b)(i) or (ii) and each redetermination of the Borrowing Base resulting in an increase to the Borrowing Base, each Loan Party shall, and shall cause each of its Subsidiaries that is a Loan Party (or that is required to be a Loan Party under Section 6.16(b)) to, review its respective Oil and Gas Properties to ascertain whether such Oil and Gas Properties are subject to an Acceptable Security Interest. In the event that the Oil and Gas Properties subject to an Acceptable Security Interest do not represent (A) at least 90% (by value) of the Proven Reserves and the Oil and Gas Properties relating thereto, (B) at least 90% (by value) of the Loan Parties’ (and Subsidiaries’ that are required to be Loan Parties under Section 6.16(b)) other Oil and Gas Properties and (C) 100% (by value) of the Original Mortgaged Properties (other than such Original Mortgaged Properties which are Disposed of as permitted under Section 6.04(c)), then each Loan Party shall, and shall cause each of its Subsidiaries that is a Loan Party to, grant to the Administrative Agent within thirty (30) days of the date the Engineering Report for such redetermination is required to be delivered (subject to the last sentence of this clause (a)), as security for the Secured Obligations an Acceptable Security Interest on such Oil and Gas Properties not already subject to an Acceptable Security Interest such that after giving effect thereto, the Oil and Gas Properties subject to an Acceptable Security Interest will constitute (A) at least 90% (by value) of the Proven Reserves and the Oil and Gas Properties relating thereto, (B) at least 90% (by value) of the Loan Parties’ (and Subsidiaries that are required to be Loan Parties under Section 6.16(b)) other Oil and Gas Properties and (C) 100% (by value) of the Original Mortgaged Properties (other than such Original Mortgaged Properties which are Disposed of as permitted under Section 6.04(c)). Notwithstanding the foregoing, the Administrative Agent in its sole discretion may agree to a later date for the Loan Parties to comply with this Section 5.08 so long as such later date is no later than 60 days after the otherwise required date.

(2)[Reserved].

(3)Each Loan Party shall, and shall cause each Material Subsidiary to, grant to the Administrative Agent an Acceptable Security Interest in all Property (other than Oil and Gas Properties and Excluded Properties) of any Loan Party or Subsidiary that is a Material Subsidiary now owned or hereafter acquired, but as to any Material Subsidiary formed or acquired after the Closing Date, within the time frames required in Section 6.16, as such period may be extended by the Administrative Agent in its sole discretion to a later date so long as such later date is no later than 60 days after the otherwise required date.

(4)Notwithstanding anything to the contrary herein or in any Loan Document, if any Guaranties are required under any Senior Unsecured Note Document to be delivered, each Loan Party shall, and shall cause each Subsidiary to, provide analogous guaranties to the Administrative Agent for the benefit of the Secured Parties during the same period of time as required for such Loan Party to deliver such analogous guaranty under such Senior Unsecured Note Document.

Section 5.09 Use of Proceeds. Holdings and each Loan Party shall use the proceeds of the Advances (a) to pay the fees, costs and expenses incurred in connection with this Agreement, (b) to pay the expenses in connection with the Loan Parties’ exit from chapter 11 bankruptcy proceedings and to refinance certain Indebtedness in connection therewith and (c) provide ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries. The Loan Parties shall use the Letters of Credit for general corporate purposes.

Section 5.10 Title Evidence and Opinions. Holdings and each Loan Party shall from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall reasonably require to ensure that the Administrative Agent shall, at all times, have received satisfactory title evidence, which title evidence shall be in form and substance acceptable to the Administrative Agent in its reasonable discretion and shall include information regarding the before payout and after payout ownership interests held by the Loan Parties, for all wells located on the Oil and Gas Properties, covering at least 90% of the present value of the Proven Reserves of the Loan Parties as determined by the Administrative Agent.

Section 5.11 Further Assurances; Cure of Title Defects; Certain Guaranty and Security Matters.

(1)Holdings and each Loan Party shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. Each Loan Party hereby authorizes the Administrative Agent to file any financing statements without the signature of the Borrower or such Guarantor, as applicable, to the extent permitted by applicable Legal Requirement in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents. Holdings and each Loan Party, at its expense will, and will cause each of its Subsidiaries to, promptly execute and deliver to the Administrative Agent upon its reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of Holdings and the Loan Parties, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral.

(2)Within 60 days after (i) a request by the Administrative Agent or the Lenders to cure title defects or exceptions which are not Permitted Liens raised by such information with respect to the Oil and Gas Properties included in the Borrowing Base or (ii) a notice by the Administrative Agent that any Loan Party has failed to comply with Section 5.10 above, such Loan Party shall (i) cure such title defects or exceptions which are not Permitted Liens or substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and
(ii) deliver to the Administrative Agent satisfactory evidence of such cure or as to any substitute Oil and Gas Properties satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to the Loan Parties’ ownership of such Oil and Gas Properties and the Administrative Agent’s Liens and security interests therein as are required to maintain compliance with Section 5.10.

(3)Holdings shall not create, assume, incur, or suffer to exist, any Lien on any Equity Interests of Intermediate, the General Partner, or the Borrower held directly or indirectly by Holdings other than those permitted under Section 6.01(c).

Section 5.12    Operation and Maintenance of Oil and Gas Properties.

(1)Further Assurances Related to Mortgages. Holdings and each Loan Party covenants, and shall cause each of its Subsidiaries to covenant, that each Loan Party shall execute and deliver such other and further instruments, and shall do such other and further acts as in the reasonable opinion of the Administrative Agent may be necessary or desirable to carry out more effectively the purposes of the Mortgages, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of such Mortgage, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect (other than Permitted Liens) which may hereafter be discovered in the title to the Collateral in accordance with Section 5.11 herein; (iii) subject to the provisions of each Mortgage, prompt execution and delivery of all division or transfer orders or other instruments, which in the Administrative Agent’s opinion are required to transfer to Collateral, for its benefit and the ratable benefit of the other Secured Parties, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) other than as permitted hereunder, prompt payment when due and owing of all Taxes, assessments and governmental charges imposed on such Mortgage or upon the interest of the Administrative Agent.

(2)Preservation of Liens. Other than as permitted hereunder, Holdings and each Loan Party covenants, and shall cause each of its Subsidiaries to covenant, that each Loan Party shall maintain and preserve the Lien and security interest created under each Mortgage to which such Loan Party is a party as an Acceptable Security Interest.

(3)Insurance. To the extent that insurance is carried by a third-party operator on behalf of any Loan Party, upon reasonable request by Administrative Agent, each of Holdings and each Loan Party shall, and shall cause each of its Subsidiaries to, use its reasonable efforts to obtain and provide the Administrative Agent with copies of certificates of insurance showing such Loan Party as a named insured. Each such Loan Party hereby assigns to the Administrative Agent for its benefit and the benefit of the other Secured Parties any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral.

(4)Leases; Development and Maintenance. Holdings and each Loan Party shall, and shall cause its Subsidiaries to, (a) pay and discharge promptly, or make reasonable and customary efforts to cause to be paid and discharged promptly, all rentals, delay rentals, royalties, overriding royalties, payments out of production and other indebtedness or obligations accruing under, and perform or make reasonable and customary efforts to cause to be performed each and every act, matter or thing required by each and all of, the oil and gas leases and all other agreements and contracts constituting or affecting the Oil and Gas Properties of the Loan Parties except to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, (b) do all other things reasonably necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such Properties as a prudent operator would in accordance with industry standard practices and in compliance with all applicable proration and conservation Legal Requirements and any other Legal Requirements of every Governmental Authority, whether state, federal, municipal or other jurisdiction, from time to time constituted to regulate the development and operations of oil and gas properties and the production and sale of oil, gas and other Hydrocarbons therefrom, except to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, and (c) maintain in all material respects (or make reasonable and customary efforts to cause to be maintained in all material respects) the Leases, wells, units and acreage to which the Oil and Gas Properties of the Loan Parties pertain in a prudent manner consistent with industry standard practices.

Section 5.13    Anti-Corruption Laws; Sanctions. Each of Holdings and the Borrower shall, and shall cause each Subsidiary to, maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings, each Loan Party and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.14    [Reserved].

Section 5.15 Environmental Matters. Each of Holdings and the Borrower shall, and shall cause each Subsidiary to, establish and implement commercially reasonable measures as may be reasonably necessary to assure that, except as could not reasonably be expected to have a Material Adverse Change: (a) all Property of Holdings, the Borrower and the Subsidiaries and the operations conducted thereon and other activities of Holdings, the Borrower and the Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (b) all oil, oil and gas production or exploration wastes, Hazardous Materials or solid wastes generated in connection with their operations are disposed of or otherwise handled in compliance with Environmental Laws, (c) no Hazardous Materials will be Released on, at or from any of their owned or leased Property, other than permitted Releases and Releases in a quantity which does not require reporting pursuant to Section 103 of CERCLA, and (d) no oil, oil and gas exploration and production wastes or Hazardous Materials or solid wastes are Released on, at or from any such Property so as to pose an imminent and substantial endangerment to public health, safety or welfare or the Environment.

Section 5.16 ERISA Compliance. With respect to each Pension Plan, Holdings or the Borrower shall, and shall cause each other ERISA Affiliate to, (a) satisfy in full and in a timely manner, without incurring any material late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (b) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any material late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

ARTICLE VI NEGATIVE COVENANTS

So long as any Note or any amount owing by any Loan Party to any Lender, Issuing Lender, Administrative Agent or Indemnitee under Section 9.02 (other than contingent indemnity obligations for which no claim has been made) under any Loan Document shall remain unpaid, any Letter of Credit shall remain outstanding (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in respect thereof have been made), or any Lender shall have any Commitment, Holdings and each Loan Party agrees, unless the Majority Lenders otherwise consent in writing, to comply with the following covenants.

Section 6.01 Liens, Etc. Neither Holdings nor any Loan Party shall create, assume, incur, or suffer to exist, nor permit any of its Subsidiaries to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property (including any right to receive income) whether now owned or hereafter acquired, except that such Person may create, incur, assume, or suffer to exist:

(1)Liens granted pursuant to the Security Instruments and securing the Secured Obligations;

(2)Liens on equipment, fixtures and other personal Property securing Indebtedness permitted under Section 6.02(b); provided that (i) such Liens shall be created within 90 days of the acquisition, repair, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness; provided that such Property may be cross-collateralized with respect to a master lease agreement or similar purchase money financing provided by the same Person that is the holder of the Indebtedness with respect to such Property, (iii) the principal amount of Indebtedness secured thereby is not increased (other than in respect of any permitted cross-collateralization described in clause (ii) above) except by an amount equal to any financing for interest thereon, and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable) together with any financing for interest thereon;

(3)Liens for Taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or
(ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(4)liens of materialmen, mechanics, carriers, warehousemen, processors, repairmen, suppliers, workers, or landlords for labor, materials, supplies, rentals or other like liens, in each case, in the ordinary course of business, in each case, of which is in respect of obligations that (i) are not overdue for a period of more than the longer of thirty (30) days or the grace period therefor or (ii) are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(5)royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Indebtedness and that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments or in this Agreement;

(6)deposits or pledges of cash or cash equivalents made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, old age pension or public liability obligations, statutory obligations, regulatory obligations, surety and appeal bonds (other than bonds related to judgments or litigation), government contracts, trade contracts, performance and return of money bonds, and bids and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(7)Liens arising under operating agreements, unitization and pooling agreements and orders, farmout agreements, gas balancing or deferred production agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, division orders, contracts for the sale, transportation or exchange of oil and natural gas, area and mutual interest agreements, marketing agreements, processing agreements, net profit agreements, development agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements, in each case, (i) that are customary in the oil, gas and mineral production business, and (ii) that are entered into by the Borrower or any Subsidiary in the ordinary course of business; provided that, in any event, (w) if such Liens could have the effect of reducing net revenue interests or increasing working interests of the Borrower without a corresponding increase in the net revenue interest in such Oil and Gas Property or any of its Subsidiaries from such values set forth in the Engineering Report delivered for the most recent Borrowing Base redetermination (scheduled or otherwise), then the Borrower shall have provided to the Administrative Agent written notice of such Liens within 30 days of the incurrence of such Liens accompanied by a Responsible Officer’s certification and calculation of the adjusted net revenue interests and working interests after taking into account such Liens, (x) such Liens secure amounts that are not yet overdue or are being diligently contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (y) such Liens are limited to the assets that are the subject of such agreements, and (z) such Liens shall not be in favor of any Person that is an Affiliate of a Loan Party;

(8)easements, servitudes, permits, conditions, covenants, exceptions, rights-of-way, zoning restrictions, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or any Subsidiary or materially detract from the value or use of the Property to which they apply;

(9)Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to Operating Leases entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(10)(i) Liens of a collecting bank arising in the ordinary course of business under Section 4- 210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any Deposit Account of Holdings or any Subsidiary thereof;

(11)any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not
(1)interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries or (ii) secure any Indebtedness;

(12)Liens securing judgments for the payment of money not constituting an Event of Default;

(13)Liens on cash earnest money deposited pursuant to the terms of an agreement to acquire assets used in, or Persons engaged in, the oil and gas business, as permitted by this Agreement;

(14)licenses of intellectual property, none of which, in the aggregate, interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries;

(15)Liens on cash or cash equivalents in favor of Bank of America, N.A. to secure Banking Services Obligations; provided that the aggregate amount of such cash and cash equivalents may not exceed $126,000 at any time;

(16)[reserved];

(17)Liens on the Equity Interests of joint ventures and rights related to such Equity Interests;

(18)Liens on the proceeds of insurance policies and unearned or refunded premiums securing Indebtedness owed to insurance companies related to policies required to be maintained by the Loan Documents and securing the Indebtedness permitted under Section 6.02(m); and

(19)Liens securing obligations or Indebtedness (other than, for the avoidance of doubt, Indebtedness arising under Hedge Contracts) in an aggregate amount not to exceed at any time the greater of $20,000,000 and 5.0% of the Borrowing Base then in effect; provided that such Liens do not encumber any Oil and Gas Properties or Oil and Gas Related Properties evaluated in determining the Borrowing

Base (or any Equity Interests of any Subsidiary that directly or indirectly owns any Oil and Gas Properties or Oil and Gas Related Properties evaluated in determining the Borrowing Base).

Section 6.02 Indebtedness, Guarantees, and Other Obligations. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, create, assume, suffer to exist, or in any manner become or be liable in respect of, any Indebtedness except:

(1)(i) the Obligations and (ii) the Banking Services Obligations;

(2)Capital Lease Obligations and Indebtedness incurred in connection with purchase money indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(3)[reserved];

(4)any Senior Unsecured Note Indebtedness (including such Indebtedness that constitutes refinancings thereof permitted under Section 6.21); provided that:

(a)the Specified Senior Notes shall be in an aggregate principal amount not less than
$400,000,000;

(b)the Borrowing Base is reduced if and to the extent required by Section
2.02(d)(ii);

(c)the proceeds of such Senior Unsecured Note Indebtedness, together with the proceeds received by Holdings of a substantially simultaneous issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings, shall be applied (A) with respect to the Specified Senior Notes, as described in Section 7(i) of Amendment No. 11, and (B) to make the payments, if any, required under Section 2.05(b)(iv), and, for the avoidance of doubt, once any payments required under (A) and (B) of this clause have been made, the Borrower may apply any remaining proceeds in any manner not prohibited by this Agreement;

(d)no Default has occurred and is continuing and no Borrowing Base Deficiency exists both immediately before and immediately after giving effect to the incurrence of such Senior Unsecured Note Indebtedness and any substantially concurrent repayment of other Indebtedness;

(e)both immediately before and immediately after giving pro forma effect to the incurrence of such Senior Unsecured Note Indebtedness and any substantially concurrent repayment of other Indebtedness, the Borrower is in compliance with the financial covenants in Sections 6.17(a) and 6.17(b) as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent;

(f)the Senior Unsecured Note Documents shall not, as reasonably determined by the Borrower and the Administrative Agent, contain (A) any affirmative or negative covenant (including financial covenants), defaults, or other provisions similar to the foregoing that are materially more restrictive or burdensome (taken as a whole) than those set forth in this Agreement and the other Loan Documents; provided that the inclusion of any covenant or default that is customary with respect to such type of Indebtedness and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restriction on the ability of the Borrower or any of its Subsidiaries to amend, modify, restate, or otherwise supplement this Agreement or the other Loan Documents, (C) any restriction on the ability of the Borrower or any Subsidiary to repay or prepay Advances, (D) any restrictions on the ability of any Subsidiary or the Borrower to guarantee the Secured Obligations (as such

Secured Obligations may be amended, supplemented, modified, or amended and restated, but not increased), (E) any restrictions on the ability of any Subsidiary or the Borrower to pledge assets as collateral security for the Secured Obligations, or (F) any amortization or other requirement to purchase, redeem, retire, defease, or otherwise make any payment in respect thereof, other than at scheduled maturity thereof and mandatory prepayments or puts triggered upon a change in control, sale of all or substantially all assets and certain asset sales, in each case, which are customary with respect to such type of Indebtedness; provided, that notwithstanding the foregoing, the Senior Unsecured Note Documents may contain limitations on the amount of the senior secured Indebtedness; and

(a)(A) with respect to the Specified Senior Notes, the scheduled maturity date thereof is no earlier than August 15, 2026 and (B) with respect to all other Senior Unsecured Note Indebtedness, the scheduled maturity date thereof is no earlier than 91 days after the latest scheduled maturity date of the Obligations then in effect;

(5)Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(6)unsecured Indebtedness of any Loan Party owing to any other Loan Party; provided that such Indebtedness is subordinated to the Obligations on terms set forth in the Guaranty or otherwise acceptable to the Administrative Agent in its reasonable discretion;

(7)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(8)Indebtedness under Hedge Contracts which are not prohibited by the terms of Section 6.15; provided (i) such Indebtedness shall not be secured, other than such Indebtedness owing to Lender Swap Counterparties which are secured under the Loan Documents, (ii) such Indebtedness shall not obligate Holdings or any Subsidiary to any margin call requirements, including any requirement to post cash collateral, property collateral or a letter of credit, and (iii) the deferred premium payments associated with such Hedge Contracts shall be limited to the deferred premium payments for put option contracts which are secured under the Loan Documents; provided that, the outstanding amount of such deferred premium payments shall not exceed $1,000,000;

(9)endorsements of negotiable instruments for collection in the ordinary course of business;

(10)Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other similar arrangements consisting of netting arrangements and overdraft protections incurred in the ordinary course of business and not in excess of $500,000 in the aggregate at any time outstanding;

(11)Indebtedness not otherwise permitted under the preceding provisions of this Section 6.02; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed at any time the greater of $25,000,000 and 7.5% of the Borrowing Base then in effect;

(12)any Guarantee by any Loan Party of any Indebtedness of any other Loan Party so long as such underlying Indebtedness is otherwise permitted by this Section 6.02 and the terms of such Guarantee would otherwise be permitted by this Section 6.02 if such Guarantee was the primary obligation; and

(13)Indebtedness owed to insurance companies for premiums on policies required by the Loan Documents.

Section 6.03 Agreements Restricting Liens and Distributions. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Secured Obligations or restricts any Loan Party from paying dividends to any other Loan Party, or which requires the consent of or notice to other Persons in connection therewith; provided, that the foregoing shall not apply to (a) restrictions in this Agreement, in any other Loan Document or in any Senior Unsecured Note Document (with respect to amounts of senior secured Indebtedness), (b) customary restrictions imposed on the granting, conveying, creation or imposition of any Lien on any Property of the Borrower or its Subsidiaries imposed by any contract, agreement or understanding related to the Liens permitted under clause (b) of Section 6.01 so long as such restriction only applies to the Property permitted under such clause to be encumbered by such Liens, (c) customary restrictions and conditions with respect to the sale or disposition of Property or Equity Interests permitted hereunder pending the consummation of such sale or disposition, (d) customary restrictions imposed on the granting, conveying, creation or imposition of any Lien found in any lease, license or similar contract as they affect any Property or Lien subject to such lease, license or contract, (e) customary prohibitions on assignment of rights contained in software license agreements, (f) customary provisions restricting subletting or assignment of any lease governing a leasehold interest (other than any Oil and Gas Property) of any Loan Party, (g) customary prohibitions or restrictions in joint venture agreements entered into in connection with joint ventures, and (h) customary restrictions imposed by agreements, contracts or understandings related to the Liens permitted under Section 6.01(r).

Section 6.04 Merger or Consolidation; Asset Sales. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to:

(1)dissolve; provided that (i) any Subsidiary Guarantor may dissolve as long as the assets thereof are transferred to or become the Property of another Subsidiary Guarantor or the Borrower and (ii) any Subsidiary that is not a Guarantor may dissolve as long as the assets thereof are transferred to or become the Property of a Subsidiary Guarantor or the Borrower or another Subsidiary that is not a Guarantor;

(2)merge or consolidate with or into any other Person in connection with any transaction that is not otherwise prohibited under this Agreement; provided that (i) the Borrower may merge with or may be consolidated into any Person if the Borrower is the surviving entity, (ii) any Subsidiary Guarantor may merge with or may be consolidated into any other Person (other than the Borrower, Holdings, Intermediate or the General Partner), if a Subsidiary Guarantor is the surviving entity, (iii) any Subsidiary that is not a Guarantor may merge with or may be consolidated into any Subsidiary Guarantor or the Borrower, in each case if the Borrower or such Subsidiary Guarantor, as applicable, is the surviving entity; (iv) any Parent Entity may merge with or may be consolidated into any other Parent Entity; provided that if a Parent Entity involved in such transaction is a Loan Party, a Loan Party is the surviving entity; (v) any Parent Entity may merge with or may be consolidated into any Subsidiary Guarantor if the Subsidiary Guarantor is the surviving entity; and (vi) any non-Guarantor Subsidiary may merge with or may be consolidated into any other Person; provided that if a Loan Party is involved in such transaction, a Loan Party is the surviving entity;

(3)Dispose of any of its Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest) or novate, assign, unwind, terminate, permit to expire, or otherwise amend any BB Hedges, other than:

(a)the sale of Hydrocarbons, geological or seismic data, or liquidation of Liquid Investments in the ordinary course of business;

(b)the Disposition of equipment that is (A) obsolete or worn out and Disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or (C) contemporaneously replaced by equipment of at least comparable value and use, provided that, so long as a Borrowing Base Deficiency (without giving effect to the proviso in the definition thereof) exists, the Borrower shall immediately prepay the Advances or, if the Advances have been repaid in full, Cash Collateralize the Letter of Credit Exposure, in an amount equal to the Net Cash Proceeds received by any Loan Party from the Disposition of equipment pursuant to this Section 6.04(c)(ii);

(c)the Disposition of Property between or among Loan Parties; the Disposition of Property to a Loan Party, and the Disposition of Property solely between or among Subsidiaries of the Borrower that are not Loan Parties;

(d)the Disposition of Oil and Gas Properties which are not attributable to Proven Reserves (and the Equity Interests of any Subsidiary that owns no assets other than Oil and Gas Properties which are not attributable to Proven Reserves) so long as, no Default exists or would be caused thereby;

(e)Casualty Events;

(f)licenses of intellectual property, none of which, in the aggregate, materially impair the operation of the business of any Loan Party;

(g)the abandonment of intellectual property that is no longer material to the operation of the business of any Loan Party;

(h)so long as no Default exists or would be caused thereby, the Disposition of (w) Oil and Gas Properties which are attributable to Proven Reserves, (x) Oil and Gas Related Properties, (y) the Disposition of Equity Interests in any Subsidiary that owns Oil and Gas Properties which are attributable to Proven Reserves or Oil and Gas Related Properties, and (z) the occurrence of any Hedge Event, in the case of each of the foregoing clauses (w) through (z), so long as:

(1)as to any such Disposition, (1) the cash or cash equivalents received as consideration therefor must be at least 75% of the consideration received in respect thereof; provided that this clause (1) shall not be required with respect to Dispositions of Proven Reserves having an aggregate value of less $10,000,000 in any fiscal year of Holdings, (2) the consideration received in respect of such Disposition is equal to or greater than the fair market value of such Oil and Gas Properties, interest therein, Subsidiary subject of such Disposition, or Oil and Gas Related Properties (as reasonably determined by the chief financial officer or equivalent officer of the Borrower for Dispositions for consideration of less than $15,000,000 and as reasonably determined by the board of directors or the equivalent governing body of the Borrower for all other Dispositions and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), and
(a)if any such Disposition is of a Subsidiary owning Oil and Gas Properties or Oil and Gas Related Properties, such Disposition includes all the Equity Interests of such Subsidiary; and

(2)as to any such Disposition or Hedge Event which would have the effect of making the sum of (1) the BB Value of all Dispositions of Oil and Gas Properties made since the date of the most recent scheduled Borrowing Base redetermination (including such Disposition) plus (2) the BB Value of all Dispositions of Oil and Gas Related Properties made since the date of the most recent scheduled Borrowing Base redetermination (including such Disposition) plus (3) the BB Value of BB Hedges which have been novated, assigned, unwound, terminated, expired or amended since the date of the most recent scheduled Borrowing Base redetermination (including such Hedge Event) plus (4) the BB Value attributed to Oil and Gas Properties subject to title defects not cured to the satisfaction of the Administrative Agent as provided in Section 5.11 within the 60-day period permitted under Section 5.11 and occurring since the date of the most recent scheduled Borrowing Base redetermination, exceed 5.0% of the Borrowing Base then in effect, the Borrowing Base is automatically reduced as provided in Section 2.02(d).

(a)the Disposition of assets (other than (x) Oil and Gas Properties and Oil and Gas Related Properties or (y) Equity Interests in any Subsidiary that owns Oil and Gas Properties or Oil and Gas Related Properties) so long as (A) the cash or cash equivalents received as consideration therefor is at least 75% of the consideration received in respect thereof, (B) the consideration received in respect of such Disposition is equal to or greater than the fair market value of such asset (as reasonably determined by the chief financial officer or equivalent officer of the Borrower for Dispositions for consideration of less than $15,000,000 and as reasonably determined by the board of directors or the equivalent governing body of the Borrower for all other Dispositions), (C) no Default exists or would be caused thereby, and
(4)the aggregate value of assets of the Dispositions permitted under this 6.04(c)(ix) shall not exceed the greater of $25,000,000 and 5.0% of the Borrowing Base then in effect;

provided that, notwithstanding anything herein to the contrary, the Dispositions of Oil and Gas Properties and Oil and Gas Related Properties and Hedge Events permitted in this Section 6.04 are subject to the requirements of Section 2.05(b)(v).

Section 6.05    Restricted Payments. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, make any Restricted Payments except that:

(a)Permitted Tax Distributions so long as (i) no Event of Default under Section 7.01(a), Section 7.01(c) (on account of a breach of Section 6.04) or Section 7.01(e) has occurred and is continuing, and (ii) such Permitted Tax Distribution is permitted under the Senior Unsecured Note Documents, if any, that are then in effect;

(b)(i) any Loan Party may make Restricted Payments to any other Loan Party that is the Borrower or a Subsidiary of the Borrower subject to any subordination terms thereof that may apply, and
(2)any Parent Entity may make Restricted Payments to any other Parent Entity;

(c)Holdings or any Loan Party may make Restricted Payments pursuant to and in accordance with equity incentive plans, stock option plans or arrangements or other benefit plans or arrangements for management, employees or directors of Holdings or the Loan Parties in an amount not to exceed $1,000,000 during any fiscal year;

(d)Holdings and the Loan Parties may make cash payments in lieu of issuing fractional shares in an aggregate amount under this clause (d) not to exceed $500,000;

(e)if no Default and no Borrowing Base Deficiency exists at the time of public declaration or announcement (to the extent publicly declared or announced and if not publicly declared or announced, at the time of the making of such Restricted Payment), other Restricted Payments in an aggregate amount not to exceed (i) $5,000,000 prior to the Amendment No. 11 Effective Date, and (ii) from and after the Amendment No. 11 Effective Date, when combined with the aggregate amount of prepayments, redemptions, purchases, defeasances, or other satisfactions of Indebtedness made pursuant to Section 6.21(g) below, $7,500,000;

(a)Permitted Payments to Parent Entities so long as no Event of Default under Section 7.01(c) (on account of a breach of Section 6.22) has occurred and is continuing;

(b)provided that no Default and no Borrowing Base Deficiency exists or would result therefrom, the following Restricted Payments may be made: (I) the Parent Entities may redeem, repurchase, retire, defease or otherwise acquire any Equity Interests of a Parent Entity in exchange for additional shares of a Parent Entity (other than Disqualified Equity Interests) or (II) the Borrower may redeem, repurchase, retire, defease or otherwise acquire any Equity Interests of the Borrower in exchange for additional shares of the Borrower (other than Disqualified Equity Interests), and (III) Holdings and the Loan Parties make any Restricted Payment with the proceeds from a substantially concurrent Equity Issuance (other than issuances of Disqualified Equity Interests) (with an Equity Issuance being deemed substantially concurrent if the applicable Restricted Payment is made after the receipt of such Equity Issuance proceeds but not more than ninety (90) days after such receipt);

(c)Holdings and any Loan Party may make Restricted Payments in an aggregate amount not to exceed 100% of Available Free Cash Flow as of the date of determination so long as (i) no Default exists both immediately before and immediately after giving effect to such Restricted Payment, (ii) at the time of public declaration or announcement (to the extent publicly declared or announced and if not publicly declared or announced, at the time of the making of such Restricted Payment) of such Restricted Payment and after giving pro forma effect to the making of such Restricted Payment and any incurrence or repayment of Indebtedness, the Leverage Ratio as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.06 (a) and (b) shall not be greater than 2.25 to 1.00, (iii) at the time of declaration or announcement (to the extent publicly declared or announced and if not publicly declared or announced, at the time of the making of such Restricted Payment) of such Restricted Payment, and after giving pro forma effect to the making of such Restricted Payment, Availability shall be no less than 25% of the then effective Borrowing Base, and
(4)the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth a calculation of Available Free Cash Flow and the amount of such anticipated Restricted Payment at least two (2) Business Days prior to making any such Restricted Payment;

(a)Holdings and any Loan Party may make any Restricted Payments so long as (i) no Default exists both immediately before and immediately after giving effect to such Restricted Payment,
(b)at the time of public declaration or announcement (to the extent publicly declared or announced and if not publicly declared or announced, at the time of the making of such Restricted Payment) of such Restricted Payment and after giving pro forma effect to the making of such Restricted Payment and any incurrence or repayment of Indebtedness, the Leverage Ratio as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.06 (a) and (b) shall not be greater than 1.75 to 1.00, and (iii) at the time of declaration or announcement (to the extent publicly declared or announced and if not publicly declared or announced, at the time of the making of such Restricted Payment) of such Restricted Payment, and after giving pro forma effect to the making of such Restricted Payment, Availability shall be no less than 20% of the then effective Borrowing Base; and

(j) to the extent any payments under the Senior Unsecured Note Documents would constitute a Restricted Payment, Holdings and the Loan Parties may make such Restricted Payments that are permitted under Section 6.21.

Section 6.06    Investments. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, make or permit to exist any Investments, except:

(1)Liquid Investments;

(2)trade and customer accounts receivable arising in the ordinary course of business;

(3)creation of any additional Subsidiaries in compliance with Section 6.16;

(4)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; provided that, the aggregate outstanding amount of such Investment shall not exceed
$5,000,000;

(5)Investments consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary in connection with any sale of assets permitted hereunder;

(6)Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America;

(7)Hedge Contracts to the extent permitted under Section 6.15;

(8)Investments made by (i) any Parent Entity in or to any other Loan Party or (ii) any Loan Party in or to any other Loan Party;

(9)(a) Permitted Investments and (b) the acquisition effected on Amendment No. 9 Effective Date as contemplated by the RCR Contribution Agreement;

(10)Investments made as a result of the receipt of non-cash consideration in connection with any Disposition of Property permitted hereunder;

(11)Investments (i) the consideration for which consists solely of Equity Interests (other than Disqualified Equity Interests) of Holdings or warrants, options or other rights to purchase or acquire such Equity Interests of Holdings or (ii) with up to 100% of the net cash proceeds from a substantially concurrent Equity Issuance (other than issuances of Disqualified Equity Interests) (with an Equity Issuance being deemed substantially concurrent if the applicable Investment is made after the receipt of such Equity Issuance proceeds but not more than ninety (90) days after such receipt); and

(12)any Investments not otherwise permitted under this Section 6.06 so long as the aggregate outstanding amount of the Investments permitted under this clause (l) shall not exceed at any time the greater of $25,000,000 and 7.5% of the Borrowing Base then in effect.

Section 6.07    [Reserved].

Section 6.08 Affiliate Transactions. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any Investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates unless such transaction or series of transactions is on terms no less favorable to the Loan Parties than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate; provided, however, the foregoing provisions of this Section 6.08 shall not apply to: (a) transactions solely among the Loan Parties, (b) the performance of employment, equity award, equity option or equity appreciation agreements, plans or other similar compensation or benefit plans or arrangements (including vacation plans, health and insurance plans, deferred compensation plans and retirement or savings plans) entered into by Holdings, the Borrower or any Subsidiary in the ordinary course of its business with its or for the benefit of is employees, officers and directors, (b) fees and compensation to, and indemnity provided on behalf of, officers, directors, and employees of Holdings, the Borrower or any Subsidiary in their capacity as such, to the extent such fees and compensation are customary, (c) the professional fee escrow (including the establishment and maintenance thereof and payments therefrom) as contemplated under the Form Plan, and (d) Restricted Payments permitted hereunder.

Section 6.09 Compliance with ERISA. To the extent it could reasonably be expected to, individually or in the aggregate, result in liability to Holdings or any Loan Party in excess of $20,000,000, neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, (a) engage in any transaction in connection with which Holdings, any Loan Party or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any ERISA Affiliate to terminate, any Pension Plan in a manner, or take any other action with respect to any Pension Plan, which could result in any liability to Holdings, any Loan Party or any ERISA Affiliate to the PBGC;
(c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Pension Plan, agreement relating thereto or applicable law, Holdings, any Loan Party or any ERISA Affiliate is required to pay as contributions thereto; (d) permit to exist, or allow any ERISA Affiliate to permit to exist, any unpaid minimum required contribution within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Pension Plan; or (e) incur, or permit any ERISA Affiliate to incur, a liability to or on account of an Employee Benefit Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

Section 6.10 Sale-and-Leaseback. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter such Person shall lease as lessee such Property or any part thereof or other Property which such Person or any Subsidiary thereof intends to use for substantially the same purpose as the Property sold or transferred.

Section 6.11 Change of Business; Foreign Operations or Subsidiaries. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) materially change the character of its business, taken as a whole, as an independent oil and gas exploration and production company (including the acquisition, exploration, development, financing, ownership, operation, production, maintenance, storage, transportation, gathering, processing and marketing of Hydrocarbons and the Oil and Gas Properties), (b) operate any business in any jurisdiction other than onshore United States (but excluding Alaska and Hawaii), or (c) create or acquire any Subsidiary other than a Subsidiary organized under the laws of any jurisdiction within the United States (including territories thereof).

Section 6.12 Name Change. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries that is a Loan Party to, amend its name or change its jurisdiction of incorporation, organization or formation without (a) providing written notice to the Administrative Agent at least five
(5)Business Days after such change and (b) taking all actions reasonably required by the Administrative Agent to maintain an Acceptable Security Interest in all of the Collateral.

Section 6.13    Use of Proceeds; Letters of Credit.

(a)Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, permit the proceeds of any Advance or Letters of Credit to be used for any purpose other than those permitted by Section 5.09. Neither Holdings nor any Loan Party shall, nor shall it permit any of its

Subsidiaries to, engage in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U). Neither Holdings nor any Loan Party nor any Person acting on behalf of Holdings or any Loan Party has taken or shall take, nor permit any of the Subsidiaries to take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Federal Reserve Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of any Advance or Letters of Credit to purchase or carry any margin stock in violation of Regulation T, U or X. Holdings shall not permit more than 25% of the Consolidated Total Assets to consist of “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U).

(a)The Borrower shall not request any Credit Extension, and Holdings shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, directly or indirectly, the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.14 Gas Imbalances, Take-or-Pay or Other Prepayments. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of any Loan Party or any Subsidiary which would require any Loan Party or any Subsidiary to deliver their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor other than to the extent not exceeding two percent (2.0%) of the aggregate monthly volumes of Hydrocarbons (on an Mcf equivalent basis) anticipated to be produced from the Borrower’s and the Guarantors’ proved developed producing reserves listed in the most recent Engineering Report.

Section 6.15    Hedging Limitations.

(1)Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any Hedge Contract (or any trade or transaction thereunder) except, subject to Section 6.15(b), Hedge Contracts which have a tenor not greater than sixty (60) months with an Approved Counterparty (or trade or transactions thereunder) in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Hedge Contracts then in effect, other than puts, floors and basis differential swaps on volumes already hedged pursuant to other Hedge Contracts) do not exceed, as of the date the latest hedging trade or transaction is entered into under a Hedge Contract,

(a)for the 12-month period from the date such hedging trade or transaction is created, (x) 85% of the reasonably anticipated production of natural gas, (y) 85% of the reasonably anticipated production of oil and (z) 85% of the reasonably anticipated production of natural gas liquids and condensate, in each case, from the Proven Reserves as set forth on the most recent Engineering Report,

(b)for the 12-month period commencing with the first anniversary of the date such hedging trade or transaction is created, (x) 85% of the reasonably anticipated production of natural gas,
(y) 85% of the reasonably anticipated production of oil and (z) 85% of the reasonably anticipated production of natural gas liquids and condensate, in each case, from the Proven Reserves as set forth on the most recent Engineering Report,

(a)for the 12-month period commencing with the second anniversary of the date such hedging trade or transaction is created, (x) 75% of the reasonably anticipated production of natural gas, (y) 75% of the reasonably anticipated production of oil and (z) 75% of the reasonably anticipated production of natural gas liquids and condensate, in each case, from the Proven Reserves as set forth on the most recent Engineering Report,

(b)for the 12-month period commencing with the third anniversary of the date such hedging trade or transaction is created, (x) 75% of the reasonably anticipated production of natural gas,
(y) 75% of the reasonably anticipated production of oil and (z) 75% of the reasonably anticipated production of natural gas liquids and condensate, in each case, from the Proven Reserves as set forth on the most recent Engineering Report, and

(c)for the 12-month period commencing with the fourth anniversary of the date such hedging trade or transaction is created, (x) 75% of the reasonably anticipated production of natural gas,
(25)75% of the reasonably anticipated production of oil and (z) 75% of the reasonably anticipated production of natural gas liquids and condensate, in each case, from the Proven Reserves as set forth on the most recent Engineering Report, provided, that (A) (without duplication) the Loan Parties shall be permitted to enter into Hedge Contracts (or hedging trades or transaction thereunder) with respect to reasonably anticipated production of natural gas liquids and condensate by entering into Hedge Contracts (or hedging trades or transaction thereunder) for oil on a conversion/equivalency basis where each volume unit of oil equals two volume units of natural gas liquids or condensate and (B) Hedge Contracts (or trades or transactions thereunder) with respect to the interest rate on any Indebtedness with one or more Approved Counterparties provided that the aggregate notional principal amount of all Indebtedness that is the subject of all such Hedge Contracts (or trades or transactions thereunder) does not exceed the outstanding principal amount of Indebtedness for borrowed money.

(a)If, after the end of any calendar quarter, commencing with the calendar quarter ending September 30, 2016, Holdings or the Borrower determines that the aggregate volume of all commodity hedging trades or transactions for which settlement payments were calculated in such calendar quarter (other than puts, floors and basis differential swaps on volumes already hedged pursuant to other Hedge Contracts (or trades or transactions thereunder)) exceeded 90% of actual production of Hydrocarbons in such calendar quarter, then Holdings and the Borrower shall promptly notify the Administrative Agent of such determination and shall, if requested by the Administrative Agent, within 30 days of such determination, terminate, create off-setting positions, allocate volumes to other production for which the Borrower or any of its Subsidiaries is marketing, or otherwise unwind existing Hedge Contracts (or trades or transactions thereunder) such that, at such time, future hedging volumes will not exceed 100% of reasonably anticipated projected production for the then-current and any succeeding calendar quarters.

(b)For purposes of entering into or maintaining a Hedge Contract (or trades or transactions thereunder) under Section 6.15(a)(i) and Section 6.15(b), respectively, forecasts of reasonably anticipated production of Hydrocarbons as set forth on the most recent Engineering Report shall be revised to account for any increase or decrease therein anticipated because of information obtained by Holdings, the Borrower or any other Loan Party subsequent to the publication of such Engineering Report including the Borrower’s or any other Loan Party’s internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and acquisitions coming on stream or failing to come on stream.

(a)Neither Holdings nor any Loan Parties shall, nor shall it permit any of its Subsidiaries to, enter into or permit to exist any Hedge Contract that is secured by any Lien encumbering any Property of Holdings or any Subsidiary other than the Lender Hedge Obligations.

Section 6.16    Additional Subsidiaries; Immaterial Subsidiaries.

(1)Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, create or acquire any additional Subsidiaries unless, with respect to each such Subsidiary (other than an Immaterial Subsidiary) and within thirty (30) days after the acquisition or formation thereof (or such later date acceptable to the Administrative Agent in its sole discretion or such earlier date required by the Administrative Agent in its sole discretion if a Borrowing Base increase occurs in connection with such acquisition), the Borrower has delivered to the Administrative Agent (i) a Guaranty or a supplement to an existing Guaranty executed and delivered by such Subsidiary in form and substance reasonably satisfactory to the Administrative Agent, (ii) a Security Agreement or a supplement to an existing Security Agreement and Mortgages, and such other Security Instruments executed and delivered by such Subsidiary and as the Administrative Agent may reasonably request in order to grant to the Administrative Agent an Acceptable Security Interest in the assets of each such Subsidiary now owned or hereafter acquired as required under Section 5.08(a) through (c), and (iii) certificates, opinions of counsel, title opinions or other documents as the Administrative Agent may reasonably request, including all documentation and other information that any Lender may reasonably request in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(2)If any Subsidiary ceases to be an Immaterial Subsidiary, then (i) concurrently on the date of such cessation if it ceases to be an Immaterial Subsidiary as a result of it owning Oil and Gas Property to which Proven Reserves are attributed, and (ii) within thirty (30) days from the date of such cessation (or such later date acceptable to the Administrative Agent in its sole discretion) for all other cessations, the Borrower shall deliver to the Administrative Agent (x) a Guaranty or a supplement to an existing Guaranty executed and delivered by such Subsidiary in form and substance reasonably satisfactory to the Administrative Agent, (y) a Security Agreement or a supplement to an existing Security Agreement and Mortgages, and such other Security Instruments executed and delivered by such Subsidiary and as the Administrative Agent may reasonably request in order to grant to the Administrative Agent an Acceptable Security Interest in the assets of each such Subsidiary now owned or hereafter acquired as required under Section 5.08(a) through (c), and (z) certificates, opinions of counsel, title opinions or other documents as the Administrative Agent may reasonably request, including all documentation and other information that any Lender may reasonably request in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 6.17    Financial Covenants.

(1)Leverage Ratio. Neither Holdings nor the Borrower shall permit the Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.50 to 1.00.

(2)Current Ratio. Neither Holdings nor the Borrower shall permit the Current Ratio as of the last day of any fiscal quarter to be less than 1.00 to 1.00.

Section 6.18    [Reserved].

Section 6.19    Fiscal Year; Fiscal Quarter. Holdings and the Borrower shall not, and shall not permit any Subsidiaries to, change its fiscal year or any of its fiscal quarters.

Section 6.20 Limitation on Operating Leases. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any obligations for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbons), under Operating Leases which would cause the aggregate amount of all payments made by the Loan Parties pursuant to all Operating Leases, including any residual payments at the end of any lease, to exceed $3,000,000 in any period of twelve consecutive calendar months during the life of such leases.

Section 6.21 Prepayment of Certain Debt and Other Obligations. Holdings and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner the principal amount of any Indebtedness of Holdings, the Borrower or any other Loan Party which is unsecured or contractually subordinated in lien priority or subordinated with respect to payments to the Obligations, except:

(1)the prepayment of the Obligations in accordance with the terms of this Agreement;

(2)regularly scheduled or required repayments, redemptions or purchases of Indebtedness permitted hereunder and refinancings and refundings of such Indebtedness so long as such refinancings and refundings would otherwise comply with Section 6.02 (other than refinancings and refundings of Senior Unsecured Note Indebtedness);

(3)with the net cash proceeds from a substantially concurrent Equity Issuance (other than issuances of Disqualified Equity Interests) (with an Equity Issuance being deemed substantially concurrent if the applicable repayment, redemption or purchase of Indebtedness is made after the receipt of such Equity Issuance proceeds but not more than ninety (90) days after such receipt);

(4)so long as no Event of Default exists or would result therefrom, other prepayments, redemptions, purchases, defeasances or other satisfaction of Indebtedness permitted hereunder not described in the immediately preceding clauses (a) through (c) subject to any applicable subordination or intercreditor agreements with respect thereto; provided no prepayments, redemptions, purchases, defeasances or other satisfaction of any Senior Unsecured Note Indebtedness, shall be permitted under this clause (d);

(5)the making of any Senior Note Payments in an aggregate amount not to exceed 100% of Available Free Cash Flow as of the date of such payment so long as (i) no Default exists both immediately before and immediately after giving effect to such Senior Note Payment, (ii) at the time of the making of such Senior Note Payment and after giving pro forma effect to the making of such Senior Note Payment and any incurrence or repayment of Indebtedness, the Leverage Ratio as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.06 (a) and (b) shall not be greater than 2.25 to 1.00, (iii) at the time of the making of such Senior Note Payment and after giving pro forma effect to the making of such Senior Note Payment, Availability shall be no less than 25% of the then effective Borrowing Base, and (iv) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth a calculation of Available Free Cash Flow and the amount of such anticipated Senior Note Payment at least two (2) Business Days prior to making any such Senior Note Payment;

(6)the making of any Senior Note Payments so long as (i) no Default exists both immediately before and immediately after giving effect to such Senior Note Payment, (ii) at the time of the making of such Senior Note Payment and after giving pro forma effect to the making of such Senior Note Payment and any incurrence or repayment of Indebtedness, the Leverage Ratio as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.06 (a) and (b) shall not be greater than 1.75 to 1.00, and (iii) at the time of the making of such Senior Note Payment and after giving pro forma effect to the making of such Senior Note Payment, Availability shall be no less than 20% of the then effective Borrowing Base; and

(7)provided that no Default and no Borrowing Base Deficiency exists or would result therefrom, other prepayments, redemptions, purchases, defeasances or other satisfaction of Indebtedness permitted hereunder not described in the immediately preceding clauses (a) through (f) in an aggregate amount, that when combined with the aggregate amount of Restricted Payments that are made pursuant to Section 6.05(e) above, not to exceed $7,500,000 during the remaining term of this Agreement.

Section 6.22    Passive Holding Company.

(1)Notwithstanding anything herein to the contrary, Holdings shall not:

(a)hold any assets other than (A) the Equity Interests of the General Partner and Intermediate, (B) agreements relating to the issuance, sale, purchase, repurchase or registration of securities of Holdings, (C) minute books and other corporate books and records of Holdings, and
(D) other miscellaneous non-material assets incidental to the ownership of the Equity Interests of the General Partner and Intermediate or to the maintenance of the Borrower’s or Holdings’ corporate existence;

(b)have any Indebtedness, obligations or other liabilities other than (A) the liabilities under the Loan Documents, (B) Tax liabilities arising in the ordinary course of business, (C) corporate, administrative and operating expenses in the ordinary course of business, (D) liabilities (but not Indebtedness) under any contracts or agreements described in (a)(i)(B) above, and (E) Indebtedness (but not Indebtedness for borrowed money) incurred in the ordinary course of business and permitted under Section 6.02 which are incidental to the operating and maintenance of Holdings’, the Borrower’s and their respective Subsidiaries’ business; or

(c)engage in any activities or business other than (A) issuing shares of its own Equity Interests (other than Disqualified Equity Interests) the net proceeds of which are distributed to Intermediate, (B) holding the assets and incurring the liabilities described in this Section 6.22(a) and activities incidental and related thereto or (C) making payments, dividends, distributions, issuances or other activities permitted pursuant to Section 6.05.

(2)Notwithstanding anything herein to the contrary, Holdings shall not permit the General Partner to, and the General Partner agrees not to:

(a)hold any assets other than (A) the Equity Interests of Intermediate, (B) agreements relating to the issuance, sale, purchase, repurchase or registration of securities of General Partner, (C) minute books and other corporate books and records of General Partner and
(D) other miscellaneous non-material assets incidental to the ownership of the Equity Interests of Intermediate or to the maintenance of the General Partner’s legal existence;

(b)have any Indebtedness, obligations or other liabilities other than (A) the liabilities under the Loan Documents, (B) Tax liabilities arising in the ordinary course of business, (C) corporate, administrative and operating expenses in the ordinary course of business, (D) liabilities (but not Indebtedness) under any contracts or agreements described in (b)(i)(B) above, and (E) Indebtedness (but not Indebtedness for borrowed money) incurred in the ordinary course of business and permitted under Section 6.02 which are incidental to the operating and maintenance of Holdings’, the Borrower’s and their respective Subsidiaries’ business; or

(a)engage in any activities or business other than (A) issuing shares of its own Equity Interests (other than Disqualified Equity Interests), (B) holding the assets and incurring the liabilities described in this Section 6.22(b) and activities incidental and related thereto or (C) making payments, dividends, distributions, issuances or other activities permitted pursuant to Section 6.05; provided, however, that the General Partner shall be permitted to engage in the RCR Transactions.

(3)Notwithstanding anything herein to the contrary, Holdings shall not permit Intermediate to, and Intermediate agrees not to:

(a)hold any assets other than (A) the Equity Interests of Borrower, (B) agreements relating to the issuance, sale, purchase, repurchase or registration of securities of Intermediate,
(C) minute books and other corporate books and records of Intermediate and (D) other miscellaneous non-material assets incidental to the ownership of the Equity Interests of Borrower or to the maintenance of Intermediate’s legal existence;

(b)have any Indebtedness, obligations or other liabilities other than (A) the liabilities under the Loan Documents, (B) Tax liabilities arising in the ordinary course of business, (C) corporate, administrative and operating expenses in the ordinary course of business, (D) liabilities (but not Indebtedness) under any contracts or agreements described in (c)(i)(B) above, and (E) Indebtedness (but not Indebtedness for borrowed money) incurred in the ordinary course of business and permitted under Section 6.02 which are incidental to the operating and maintenance of Holdings’, the Borrower’s and their respective Subsidiaries’ business; or

(c)engage in any activities or business other than (A) issuing shares of its own Equity Interests (other than Disqualified Equity Interests), (B) holding the assets and incurring the liabilities described in this Section 6.22(c) and activities incidental and related thereto or (C) making payments, dividends, distributions, issuances or other activities permitted pursuant to Section 6.05; provided, however, that Intermediate shall be permitted to engage in the RCR Transactions.

Notwithstanding anything to the contrary above, this Section 6.22 shall not prevent the entry into by Holdings, Intermediate or the General Partner of asset purchase agreements, merger agreements or similar agreements that would not otherwise be prohibited by this Agreement if entered into by the Borrower, and forming and holding “shell” Subsidiaries that only hold assets of de minimis value directly related to its corporate existence in order to effectuate such purchase or merger, so long as substantially concurrently with the consummation of such purchase or merger, the purchased assets or the entities involved in such merger, as applicable, shall be directly or indirectly owned by the Borrower pursuant to a transaction that is not prohibited by the other terms of this Agreement.

Section 6.23 Environmental Matters. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, cause or permit any of its Property to be in violation of, or cause or permit a Release of Hazardous Materials which will subject any such Property to any Response or remedial obligations required under, any Environmental Laws where such violations or Response or remedial obligations could (a) individually reasonably be expected to result in an Environmental Claim against Holdings, any Loan Party or any Subsidiary of a Loan Party in excess of $1,000,000, or (b) in the aggregate reasonably be expected to result in a Material Adverse Change.

Section 6.24 Marketing Activities. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract,
(b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of any Loan Party that such Loan Party has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) that have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 6.25 Sale or Discount of Receivables. Except for receivables obtained by any Loan Party out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction or any Investments permitted under Section 6.06(d), Holdings and the Borrower shall not, and shall not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 6.26 Deposit Accounts; Securities Accounts. No Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) maintain Deposit Accounts with any Person other than a Lender and which is subject to Account Control Agreements, or (b) maintain securities accounts that are not subject to Account Control Agreements; provided that, the requirements of the foregoing Section 6.26(a) shall not apply to (i) Deposit Accounts holding exclusively Excluded Funds (other than Cash Collateral Accounts),
(2)Deposit Accounts and securities accounts to the extent, and only to the extent, constituting “Excluded Collateral” under Section 2.1(b)(v) or Section 2.1(b)(vi) of the Security Agreement, (iii) petty cash accounts with an amount not to exceed $250,000 in the aggregate, and (iv) only as to the requirement regarding Account Control Agreements, the Zero Balance Accounts; provided, however, (A) in the event any Loan Party acquires any Deposit Account or securities account pursuant to an Acquisition, such Loan Party shall have thirty (30) days from the date of such Acquisition (or such later date as the Administrative Agent may agree to in its sole discretion) to deliver to the Administrative Agent an Account Control Agreement therefor, and (B) as to any Deposit Accounts or securities accounts held with Bank of America, N.A. on the Closing Date, such Loan Party shall have thirty (30) days from the Closing Date (or such later date as the Administrative Agent may agree to in its sole discretion) to deliver to the Administrative Agent the Account Control Agreements therefor. Holdings and the Borrower, for itself and on behalf of its Subsidiaries that are Loan Parties, hereby authorizes the Administrative Agent to deliver notices to the depositary banks and securities intermediaries pursuant to any Account Control Agreement under any one or more of the following circumstances: (i) following the occurrence of and during the continuation of an Event of Default, (ii) if the Administrative Agent reasonably believes that a requested transfer by Holdings, the Borrower or any Subsidiary, as applicable, is a request to transfer any funds from any account to any other account of Holdings, the Borrower or any Subsidiary that is not permitted under this Section 6.26, (iii) as otherwise agreed to in writing by Holdings, the Borrower or any Subsidiary, as applicable, and (iv) as otherwise permitted by applicable Legal Requirement.

Section 6.27 Senior Unsecured Notes. Neither Holdings nor any Loan Party shall, nor shall it permit any of its Subsidiaries to, amend, modify or waive, any provision of any Senior Unsecured Note Document in any manner which is materially adverse to the Lenders.

ARTICLE VII
EVENTS OF DEFAULT; REMEDIES

Section 7.01    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Loan Document:

(a)Payment. The Borrower shall (i) fail to pay when due any principal payable hereunder or under the Notes (including any requirement to Cash Collateralize and Reimbursement Obligations) or (ii) fail to pay, within 3 Business Days of when due, any interest or other amounts (including fees, reimbursements, and indemnifications) payable hereunder, under the Notes, or under any other Loan Document;

(b)Representation and Warranties. Any representation or warranty made or deemed to be made by Holdings, any Loan Party or any Subsidiary thereof in this Agreement or in any other Loan Document shall prove to have been incorrect in any material respect (unless already qualified by materiality or Material Adverse Change in the text thereof, in which case, such representations and warranties shall be true and correct in all respects) when made or deemed to be made;

(c)Covenant Breaches. Holdings, any Loan Party or any Subsidiary thereof shall fail to (i) perform or observe any covenant contained in Section 5.02(a), Section 5.03 (with respect to either Holdings’ or the Borrower’s existence), Section 5.06(i), Section 5.09, Section 5.11(c) or Article VI of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer otherwise becoming aware of such failure;

(d)Cross-Defaults. (i) Holdings, any Loan Party or any Subsidiary thereof shall fail to pay any principal of or premium or interest on its Indebtedness that is outstanding in a principal amount of at least $25,000,000 individually or when aggregated with all such Indebtedness of Holdings, any Loan Party or any Subsidiary thereof so in default (but excluding Indebtedness under the Loan Documents) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Indebtedness (including, without limitation, any event of default or termination event under any Hedge Contract) that is outstanding in a principal amount (or termination payment amount or similar amount) of at least
$25,000,000 individually or when aggregated with all such Indebtedness of Holdings, any Loan Party or any Subsidiary thereof so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness in a principal amount of at least $25,000,000 individually or when aggregated with all such Indebtedness of Holdings, any Loan Party or any Subsidiary thereof shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that, for purposes of this subsection 7.01(d), the “principal amount” of the obligations in respect of any Hedge Contract at any time shall be Hedge Termination Value thereof;

(e)Insolvency. Holdings, any Loan Party or any Material Subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Holdings, any Loan Party or any Material Subsidiary thereof seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against Holdings, any such Loan Party or any such Material Subsidiary thereof either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or Holdings, any such Loan Party or any such Material Subsidiary thereof shall take any corporate, limited liability company, or partnership, as applicable, action to authorize any of the actions set forth above in this paragraph (e);

(a)Judgments. Any judgment or order for the payment of money in excess of $25,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding and is otherwise financially sound) shall be rendered against Holdings, any Loan Party or any Material Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(b)Termination Events. The occurrence of any of the following events: (i) Holdings, any Loan Party or any Subsidiary thereof fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, Holdings or any Loan Party is required to pay as contributions thereto and such unpaid amounts are in excess of the $25,000,000, (ii) a Termination Event that results in, or could reasonably be expected to result in, liability to Holdings, any Loan Party or any Subsidiary thereof in excess of $25,000,000 or (iii) Holdings, any Loan Party or any Subsidiary thereof as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $25,000,000;

(c)Change in Control. A Change in Control shall have occurred;

(d)Loan Documents. Any material provision of any Loan Document shall for any reason cease to be in full force and effect or valid, binding, or enforceable on Holdings, any Loan Party or any Subsidiary thereof or any such Person shall so state in writing;

(e)Security Instruments. (i) The Administrative Agent shall fail to have an Acceptable Security Interest in a material portion of the Collateral to the extent required by Section 5.08 (other than Collateral released in accordance with this Agreement or any other Loan Document), or (ii) any Security Instrument shall, at any time and for any reason, cease to create the Lien on the Property purported to be subject to such agreement, and such Property constitutes a material portion of the Collateral, in accordance with the terms of such agreement, or shall cease to be in full force and effect, or shall be contested by the Borrower or any Guarantor;

(f)Senior Unsecured Note Default. An “Event of Default” (or any comparable defined term) under any Senior Unsecured Note Document shall have occurred.

Section 7.02 Optional Acceleration of Maturity. If any Event of Default (including an Event of Default pursuant to Section 7.01(e)) shall have occurred and be continuing, then, and in any such event,

(1)the Administrative Agent (i) may, and shall at the request of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender and the Issuing Lender to make extensions of credit hereunder, including making Advances and issuing, increasing or extending Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and (ii) may, and shall at the request of the

Majority Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

(2)the Borrower shall, on demand of the Administrative Agent (which demand shall be made at the request of the Majority Lenders), deposit into the Cash Collateral Account an amount of cash equal to the Minimum Collateral Amount as security for the Secured Obligations; and

(3)the Administrative Agent may, and shall at the request of the Majority Lenders, proceed to enforce its rights and remedies under the Security Instruments, the Guaranty, and any other Loan Documents for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.03 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.01(e) shall occur,

(1)(i) the obligation of each Lender and the Issuing Lender to make extensions of credit hereunder, including making Advances and issuing, increasing or extending Letters of Credit, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

(2)the Borrower shall deposit into the Cash Collateral Account an amount of cash equal to the Minimum Collateral Amount as security for the Secured Obligations; and

(3)the Administrative Agent may, and shall at the request of the Majority Lenders, proceed to enforce its rights and remedies under the Security Instruments, the Guaranty, and any other Loan Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.04 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Issuing Lender, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirement, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Administrative Agent, the Issuing Lender, such Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Document and owing to the Administrative Agent, such Lender, such Issuing Lender or such Affiliate, irrespective of whether or not the Administrative Agent, such Lender, the Issuing Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of any Loan Party may be contingent or unmatured or are owed to a branch or office of the Administrative Agent, such Lender, such Issuing Lender or such Affiliate different from the branch or office holding such deposit or obligated on such obligations; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative

Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each of the Lender Parties agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender, the Issuing Lender and their respective Affiliates under this Section 7.04 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, the Issuing Lender or their respective Affiliates may have.

Section 7.05 Non-exclusivity of Remedies. No right, power, or remedy conferred to any Lender Party in this Agreement or the Loan Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender Party in this Agreement and the Loan Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Lender Party may cure any Event of Default without waiving the Event of Default. No notice to or demand upon Holdings, the Borrower or any other Loan Party shall entitle Holdings, the Borrower or any other Loan Party to similar notices or demands in the future.

Section 7.06    Application of Proceeds.

(1)Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.05 and Section 2.13. From and during the continuance of any Event of Default, any monies or Property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document (other than as a result of the exercise of any rights or remedies under any Security Instrument or any other agreement with the Borrower, any Guarantor or any of their respective Subsidiaries which secures any of the Secured Obligations), shall be applied as determined by the Administrative Agent, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.05 and Section 2.13.

(2)Notwithstanding the foregoing, in the event that the Obligations have been accelerated pursuant to Section 7.02 or 7.03 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or in any other Loan Document, all monies or Property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document as a result of the exercise of any rights or remedies under any Security Instrument or any other agreement with the Borrower, any Guarantor or any of their respective Subsidiaries which secures any of the Secured Obligations, shall be applied in accordance with Section 2.13 and otherwise in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such and the Issuing Lender in its capacity as such, ratably among the Administrative Agent and Issuing Lender in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Advances and Letter of Credit Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Advances, Letter of Credit Obligations and all other payment obligations constituting Secured Obligations (other than Obligations entitled to priority under clauses First, Second and Third clauses above), ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any Letters of Credit then outstanding; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Legal Requirements.

Notwithstanding the foregoing, (a) payments and collections received by the Administrative Agent from any Loan Party that is not a Qualified ECP Guarantor (and any proceeds received in respect of such Loan Party’s Collateral) shall not be applied to Excluded Swap Obligations with respect to any Loan Party, provided, however, that the Administrative Agent shall make such adjustments as it determines is appropriate with respect to payments and collections received from the other Loan Parties (or proceeds received in respect of such other Loan Parties’ Collateral) to preserve, as nearly as possible, the allocation to Secured Obligations otherwise set forth above in this Section 7.06 (assuming that, solely for purposes of such adjustments, Secured Obligations includes Excluded Swap Obligations), and (b) Banking Services Obligations and Lender Hedge Obligations may be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Party as the case may be. Each Secured Party not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE VIII
THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER

Section 8.01 Appointment and Authority. Each Lender and the Issuing Lender hereby irrevocably (a) appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents, and (b) authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Lender Parties, and neither Holdings nor any Loan Party nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions, other than the rights expressly provided to the Borrower under Section 8.06(a) and Section 8.11(b). It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Legal Requirement. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Wells Fargo (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from the Borrower or any Affiliate of the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders or the Issuing Lender.

Section 8.03 Exculpatory Provisions. The Administrative Agent (which term as used in this Section 8.03 shall include its Related Parties) shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(1)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(2)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Legal Requirement, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(3)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower, any other Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and

(4)does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Adjusted Term SOFR”.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.03 and 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or the Issuing Lender. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall (subject to Section 9.03) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the

Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action) with respect to such Default as it shall deem advisable in the best interest of the Lender Parties.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation (whether written or oral) made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the value, validity, enforceability, effectiveness, sufficiency or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the inspection of, or to inspect, the Property (including the books and records) of Holdings, any Loan Party or any Subsidiary or Affiliate thereof, (vi) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) any litigation or collection proceedings (or to initiate or conduct any such litigation or proceedings) under any Loan Document unless requested by the Majority Lenders in writing and its receives indemnification satisfactory to it from the Lenders.

Section 8.04 Reliance by Administrative Agent and Issuing Lender. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, writing or other communication (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension or any Conversion or continuance of an Advance that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Credit Extension or Conversion or continuance of an Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and the Administrative Agent shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06    Resignation of Agent or Issuing Lender.

(1)The Administrative Agent and the Issuing Lender may at any time give notice of its resignation to the other Lender Parties and the Borrower. Upon receipt of any such notice of resignation,
(1)the Majority Lenders shall have the right, with the prior written consent of the Borrower (which consent is not required if an Event of Default has occurred and is continuing and which consent shall not be unreasonably withheld or delayed), to appoint, as applicable, a successor Administrative Agent (which shall be a Lender or such other Person appointed by the Majority Lenders) or a successor Issuing Lender (which shall be a Lender). If no such successor Administrative Agent or Issuing Lender shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Issuing Lender gives notice of its resignation (or such earlier day as shall be agreed by the applicable Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent or Issuing Lender, as applicable, may on behalf of the Lenders and Issuing Lender, appoint a successor Administrative Agent or Issuing Lender meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation by the Administrative Agent or the Issuing Lender shall become effective in accordance with such notice on the Resignation Effective Date.

(2)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable Legal Requirement, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by applicable Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the applicable Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(3)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent or Issuing Lender, as applicable, shall be discharged from its duties and obligations as the Administrative Agent and Issuing Lender hereunder and under the other Loan Documents (except that (v) in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (z) the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit) and (ii) all payments, communications and determinations provided to be made by, to or through the retiring or removed Administrative Agent or Issuing Lender, as applicable, shall instead be made by or to each applicable class of Lenders, until such time as the Majority Lenders appoint a successor Administrative Agent or Issuing Lender as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent or Issuing Lender, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Issuing Lender, as applicable, and the retiring or removed Administrative Agent or Issuing Lender, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent or Issuing Lender, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s or Issuing Lender’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Sections 9.02(a) and (b), Section 8.09 and Section 2.14(d) shall continue in effect for the benefit of such retiring or removed Administrative Agent and Issuing Lender, as applicable, their respective sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent or Issuing Lender, as applicable, was acting as Administrative Agent or Issuing Lender, as applicable.

Section 8.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender Party acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders or the Issuing Lender by the Administrative Agent hereunder and for other information in the Administrative Agent’s possession which has been requested by a Lender and for which such Lender pays the Administrative Agent’s expenses in connection therewith, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuing Lender with any credit or other information concerning the affairs, financial condition, or business of Holdings, any Loan Party or any of their Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

Section 8.08 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the lead arrangers, bookrunners, documentation agents, syndication agents or other titles to Lenders or Affiliates of a Lender which may be listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, or the Issuing Lender hereunder.

Section 8.09    Indemnification.

(1)INDEMNITY OF ADMINISTRATIVE AGENT. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH OF ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION, EXPIRATION OR FULL REDUCTION OF EACH SUCH COMMITMENT), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNIFIED PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH INDEMNIFIED PERSON), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CLAIMS, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN EACH CASE, AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON

DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

(2)THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ISSUING LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THE COMMITMENTS THEN HELD BY EACH OF THEM, OR, IF NO SUCH PRINCIPAL AMOUNTS ARE THEN OUTSTANDING AND NO COMMITMENTS ARE THEN EXISTING, RATABLY ACCORDING TO THE COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION OR EXPIRATION THEREOF), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNIFIED PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH INDEMNIFIED PERSON), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CLAIMS, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN EACH CASE, AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ISSUING LENDER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ISSUING LENDER IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT THE ISSUING LENDER IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

Section 8.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to Holdings or any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(1)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letter of Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(2)to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.08.

Section 8.11    Collateral and Guaranty Matters.

(1)The Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from such Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Instruments which may be necessary to perfect and maintain the Liens upon the Collateral granted pursuant to the Security Instruments. The Administrative Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable Legal Requirements. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party hereby agrees to the terms of this paragraph (a).

(2)The Lenders hereby, and any other Secured Party by accepting the benefit of the Liens granted pursuant to the Security Instruments, irrevocably authorize the Administrative Agent to (i) release any Lien granted to or held by the Administrative Agent upon any Collateral (a) upon termination of this Agreement, termination of all Hedge Contracts with such Persons (other than Hedge Contracts as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made), termination of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made), and the payment in full of all outstanding Advances, Letter of Credit Obligations and all other Secured Obligations (other than contingent indemnity obligations for which no claims have been made); (b) constituting Property sold or to be sold or Disposed of as part of or in connection with any Disposition permitted under this Agreement or any other Loan Document; (c) constituting Property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter other than as a result of a transaction prohibited hereunder; or
(4)constituting Property leased to any Loan Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended; and (ii) release a Guarantor from its obligations under a Guaranty and any other applicable Loan Document and release the Lien granted to or held by the Administrative Agent upon any Collateral of such Person if such Person ceases to be a Subsidiary or a Material Subsidiary as a result of a transaction permitted under this Agreement. Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral or Guarantors pursuant to this Section 8.11. At the written request and sole expense of the Borrower, which written request shall also include a certification from a Responsible Officer certifying to the Administrative Agent that such release is permitted under this Section 8.11 and that such transaction is in compliance with this Agreement and the other Loan Documents (which certification the Administrative Agent may, but is not obligated to, rely on), the Administrative Agent shall promptly provide the releases of Collateral or Guarantors permitted to be released under this Section 8.11 subject to evidence of such transaction and release documentation reasonably satisfactory to the Administrative Agent except that the Administrative Agent may, but shall not be obligated, to provide such releases for such Property to be sold but not yet sold or such Property subject to a lease that is about to expire but not yet expired. Upon any of the Collateral constituting personal property being Disposed of as permitted under this Agreement, then such Collateral shall be automatically released from the Liens created under the applicable Security Instrument and the Administrative Agent.

(c) Notwithstanding anything contained in any of the Loan Documents to the contrary, the Loan Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder, under the Guaranty and under the Security Instruments may be exercised solely by the Administrative Agent, as applicable, on behalf of the Secured Parties in accordance with the terms hereof and the other Loan Documents. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

Section 8.12    Credit Bidding.

(1)The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, at the direction of the Majority Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Legal Requirements.

(2)Each Secured Party hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Majority Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Legal Requirements to credit bid at foreclosure sales, UCC sales or other similar Dispositions of Collateral; provided that, for the avoidance of doubt, this subsection (b) shall not limit the rights of (i) any Lender Swap Counterparty to terminate any Hedge Contract or net out any resulting termination values, or (ii) any Banking Service Provider to terminate any Banking Services or set off against any Deposit Accounts.

Section 8.13    Certain ERISA Matters.

(1)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Holdings, the Borrower or any other Loan Party, that at least one of the following is and will be true:

(a)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more

Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments or this Agreement;

(a)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement;

(b)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement; or

(c)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(2)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Holdings, the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.14    Erroneous Payments.

(1)Each Lender, each Issuing Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Lender or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates)

with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 8.14(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(2)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(3)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(4)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Advances (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Advances”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Advances, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Advances assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.03, and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(5)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 8.14 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Secured Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Secured Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Secured Obligations, the Secured Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(6)Each party’s obligations under this Section 8.14 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(7)Nothing in this Section 8.14 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE IX MISCELLANEOUS

Section 9.01    Costs and Expenses.    The Borrower agrees to pay promptly, upon written demand:

(1)all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, and the Lender Swap Counterparties in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, the other Loan Documents, and the Hedge Contracts with Lender Swap Counterparties, including, without limitation, reasonable fees, expenses, charges and disbursements of outside counsels for such Lender Party, and

(2)all documented out-of-pocket costs and expenses, if any, of the Administrative Agent, each Lender, and each Lender Swap Counterparty (including, without limitation, outside counsel fees, expenses, charges and disbursements of each Lender and the Administrative Agent but excluding amounts that Borrower and/or any Guarantor are not required to indemnify the indemnified persons for pursuant to Section 9.02) in connection with the enforcement of or protection of rights under (whether through negotiations, legal proceedings, or otherwise) this Agreement, the Notes, the other Loan Documents, and the Hedge Contracts with Lender Swap Counterparties (including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Credit Extensions).

Section 9.02    Indemnification; Waiver of Damages.

(1)INDEMNIFICATION. EACH LOAN PARTY THAT IS A PARTY HERETO AGREES TO, AND DOES HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, EACH LENDER, EACH LENDER SWAP COUNTERPARTY, AND EACH OF THEIR RESPECTIVE RELATED PARTIES (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND EXPENSES OF ANY KIND OR NATURE (INCLUDING FEES, CHARGES, AND DISBURSEMENTS OF COUNSEL AND ANY CONSULTANT FOR ANY INDEMNITEE), TO WHICH SUCH INDEMNITEE MAY BECOME SUBJECT OR THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST SUCH INDEMNITEE BY ANY PERSON (INCLUDING HOLDINGS, THE BORROWER, ANY SUBSIDIARY OR ANY AFFILIATE THEREOF), IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF A DEFENSE IN CONNECTION THEREWITH) (I) THE EXECUTION OR DELIVERY OF ANY LOAN DOCUMENT, ANY HEDGE CONTRACT WITH ANY LENDER SWAP COUNTERPARTY, OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY ADVANCE OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OR THREATENED RELEASE OF HAZARDOUS MATERIALS ON, AT, UNDER OR FROM ANY PROPERTY OWNED, LEASED OR OPERATED BY HOLDINGS, THE BORROWER OR ANY SUBSIDIARY OR AFFILIATE THEREOF, OR ANY ENVIRONMENTAL CLAIM RELATED IN ANY WAY TO HOLDINGS, THE BORROWER OR ANY SUBSIDIARY OR AFFILIATE THEREOF AT ANY TIME, (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY HOLDINGS, THE BORROWER OR ANY SUBSIDIARY OR AFFILIATE THEREOF, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, OR (V) ANY CLAIM (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL CLAIMS), INVESTIGATION, LITIGATION OR OTHER PROCEEDING (WHETHER OR NOT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY LENDER SWAP COUNTERPARTY IS A PARTY THERETO) AND THE PROSECUTION AND DEFENSE THEREOF, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE ADVANCES, ANY LOAN DOCUMENT, ANY HEDGE CONTRACT WITH ANY LENDER SWAP COUNTERPARTIES OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (AND IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH INDEMNITEE); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT (A) TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) TO HAVE RESULTED FROM A CLAIM

BROUGHT BY THE BORROWER AGAINST ANY INDEMNITEE OF ANY MATERIAL BREACH IN BAD FAITH OF SUCH INDEMNITEE’S FUNDING OBLIGATIONS UNDER THIS AGREEMENT OR WITH RESPECT TO THE HEDGE CONTRACT WITH ANY LENDER SWAP COUNTERPARTIES, OR (C) ARE ON ACCOUNT OF A DISPUTE ARISING SOLELY AMONG INDEMNITEES (OTHER THAN THE ADMINISTRATIVE AGENT IN ITS ROLE AS SUCH) TO THE EXTENT SUCH DISPUTE DOES NOT INVOLVE AND IS NOT RELATED TO ANY ACT, OMISSION OR REPRESENTATION ON THE PART OF, OR ANY INFORMATION PROVIDED BY OR ON BEHALF OF, THE BORROWER, ANY GUARANTOR OR AFFILIATES THEREOF. THIS INDEMNITY SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES,
ETC. ARISING FROM ANY NON-TAX CLAIM.

No Loan Party shall, without the prior written consent of each Indemnitee affected thereby, settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee, (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and (z) does not require any actions to be taken or refrained from being taken by any Indemnitee other than the execution of the related settlement agreement, if any.

(2)WAIVER OF CONSEQUENTIAL DAMAGES, ETC. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT THE PARTIES HERETO SHALL NOT ASSERT, AND HEREBY WAIVE, ANY CLAIM AGAINST ANY OTHER PARTY HERETO, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, ANY THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY ADVANCE OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF; PROVIDED THAT, THIS WAIVER AND AGREEMENT SHALL NOT LIMIT THE LOAN PARTIES’ INDEMNIFICATION OBLIGATIONS TO THE EXTENT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO THE EXTENT SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH SUCH INDEMNIFIED PERSON IS OTHERWISE ENTITLED TO INDEMNIFICATION HEREUNDER OR THEREUNDER. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(3)Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(4)Survival. Without prejudice to the survival of any other agreement of Holdings or the Loan Parties hereunder, the agreements and obligations of the Loan Parties contained in this Section 9.02 shall survive the termination of this Agreement, the termination of all Commitments, and the payment in full of the Advances and all other amounts payable under this Agreement.

Section 9.03 Waivers and Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document (other than the Fee Letters), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(1)no amendment, waiver or consent shall, without the consent of each Lender directly and adversely affected thereby, (i) reduce the amount of, or rate of interest on, the Advances (other than the Default Rate of interest on the Advances which may be reduced or waived by the Majority Lenders),
(2)reduce the amount of any fees or other amounts payable hereunder or under any other Loan Document (other than those specifically addressed above in this Section 9.03), (iii) amend, waive or consent to depart from any of the conditions specified in Section 3.01 (other than such conditions which are expressly noted to be subject to Majority Lenders’ approval), (iv) increase the Commitment, Maximum Credit Amount, or any obligations of any Lender, (v) postpone or extend any date fixed for any payment of any fees or other amounts payable hereunder (other than those otherwise specifically addressed in this Section 9.03), including an extension of the Maturity Date or the Commitment Termination Date, or
(vi) amend, waive or consent to depart from Section 2.13(e), Section 7.06, or any other provision in this Agreement that requires the pro rata treatment of all the Lenders;

(2)no amendment, waiver or consent shall, unless the same shall be in writing and signed by each Lender, (i) except as permitted under Section 8.11(b), release all or substantially all of the Guarantors from their obligations under any Guaranty or, except as specifically provided in the Loan Documents and as a result of transactions permitted by the terms of this Agreement, release all or substantially all of the Collateral; (ii) increase the Borrowing Base, (iii) amend the definitions of “Majority Lenders”, “Required Lenders”, “Credit Exposure”, “Pro Rata Share”, this Section 9.03 or any other provision in any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder (other than as provided in clause (c) below), (iv) contractually subordinate the payment of any of the Secured Obligations to any other Indebtedness (other than Indebtedness expressly permitted by Section 6.02(b)) or contractually subordinate the priority of any of the Administrative Agent’s Liens securing any of the Secured Obligations to the Liens securing any other Indebtedness (other than Liens securing Indebtedness expressly permitted by Section 6.01(b)), (v) contractually agree to allow any Indebtedness to have a position in any agreement or priority waterfall that is senior to the position of any of the Secured Obligations, or (vi) modify Section 2.04 in any manner that results in the Aggregate Elected Commitment Amounts being terminated without the contemporaneous termination of the Commitments;

(3)no amendment, waiver or consent shall, without the consent of the Required Lenders,
(i) decrease or maintain the Borrowing Base or (ii) amend, waive or consent to depart from any other provision in this Agreement which expressly requires the consent of, or action or waiver by, the Required Lenders, including, without limitation, Section 2.02 (except for such provisions in Section 2.02 which expressly require consent of all the Lenders);

(4)no amendment, waiver, or consent shall, unless in writing and signed by each Lender Swap Counterparty directly affected thereby in addition to the Lenders required above to take such action, materially, adversely and disproportionately affect (i) such Lender Swap Counterparty as compared to the other Secured Parties or (ii) the Lender Swap Counterparties as compared to the Lenders;

(5)no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

(6)no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Issuing Lender under this Agreement or any other Loan Document;

provided further, that (i) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Letter of Credit Document may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Document shall be promptly delivered to the Administrative Agent upon such amendment or waiver, (iii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision and (iv) the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 2.03(c)(vii) in accordance with the terms of Section 2.03(c)(vii). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender, and
(2)any amendment, waiver, or consent hereunder which requires the consent of all Lenders or each affected Lender that by its terms disproportionately and adversely affects any such Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.

Section 9.04 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.05    Survival of Representations and Obligations.

(a)All representations and warranties set forth in Article IV and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Article VIII or Article IX and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before. Without limiting the foregoing, all obligations of Holdings and the Loan

Parties provided for in Sections 2.11, 2.12, 2.14(d), 9.01 and 9.02 and all of the obligations of the Lenders in Section 8.09 shall survive any termination of this Agreement and repayment in full of the Obligations. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective permitted successors and assigns, except that neither Holdings nor the Borrower nor any other Loan Party shall have the right to assign its rights or delegate its duties under this Agreement or any other Loan Document or any interest in this Agreement or any other Loan Document without the prior written consent of each Lender, except as otherwise permitted by Section 6.04. Holdings and each Loan Party agrees that no Affiliate, equityholder or creditor of Holdings or such Loan Party is intended to be, and none of such Persons shall be, third party beneficiaries of this Agreement or any other Loan Document, and therefore no Indemnitee will have any liability (whether direct or indirect, in contract or tort, or otherwise) to any Affiliate of Holdings or any Loan Party that is not a party hereto or to any equityholder or creditor of Holdings or any Loan Party arising out of, related to or in connection with any aspect of the transactions contemplated hereby.

Section 9.07    Successors and Assigns.

(1)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings, nor the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(2)Assignment by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(a)Minimum Amounts. The aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000, unless (A) such assignment is to a Lender, and Affiliate of a Lender, or an Approved Fund or (B) each of the Administrative Agent and, so long as no as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(a)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned.

(b)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i) of this Section and, in addition:

(1)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that (1) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, and (2) notwithstanding the foregoing but subject to the foregoing clause (1), unless an Event of Default has occurred and is continuing, the consent of the Borrower is required if such assignment is to a Non-Commercial Bank regardless of whether such Non-Commercial Bank is a Lender, an Affiliate of a Lender or an Approved Fund;

(2)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender and for assignments to any Lender that is a Non-Commercial Bank; and

(3)the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any such assignment to a Person that is not a Lender and for assignments to any Lender that is a Non-Commercial Bank.

(a)Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $5,000; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(b)Limitations on Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(c)No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or any temporary investment vehicle or revocable trust owned and operated for the primary benefit of a natural Person).

(d)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender and each other Lender hereunder (and interest accrued and unpaid thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Legal Requirement without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(a)Elected Commitments. Each assignment by any Lender of all or a portion of its Commitments and the Advances at the time owing to it hereunder shall include a proportionate assignment of such Lender’s Elected Commitments so that each such Lender’s percentage of the Aggregate Elected Commitment Amounts represented by such Lender’s Elected Commitment equals such Lender’s Pro Rata Share (expressed as a percentage) of the aggregate Commitments after giving effect to such assignment.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph
(3)of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 9.01, 9.02 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(3)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to in Section 9.09 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments (including the Elected Commitments) of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrower hereby agrees that the Administrative Agent acting as its agent solely for the purpose set forth above in this clause (c), shall not subject the Administrative Agent to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(4)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, or the Issuing Lender, sell participations to any Person (other than a natural Person (or any temporary investment vehicle or revocable trust owned and operated for the primary benefit of a natural Person) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries)

(each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lender and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.02(a) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (a), (b), (c) or (d) of Section 9.03 (that adversely affects such Participant). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11,
2.12 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(g) (it being understood that the documentation required under Section 2.14(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.15 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.15 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.04 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13(e) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower hereby agrees that each Lender acting as its agent solely for the purpose set forth above in this clause (d), shall not subject such Lender to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(5)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(6)Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Advances in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

Section 9.08 Confidentiality. Each Lender Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) as to the extent required by Legal Requirements or regulations or in any legal, judicial, administrative or other compulsory proceeding, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any agreement related to any Secured Obligation, or any action or proceeding relating to this Agreement, any other Loan Document or any agreement related to any Secured Obligation, or the enforcement of rights hereunder or thereunder,
(6)subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding Holdings and its Subsidiaries, the Advances and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility, (h) with the consent of the Borrower,
(1)to Gold Sheets, Thomson Reuters, and other similar bank trade publications or bank market data collectors, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by the disclosing party or (ii) becomes available to any Secured Party or affiliate thereof from a third party that is not, to such Person’s actual knowledge, subject to confidentiality obligations to Holdings or the Borrower, (k) to governmental regulatory authorities in connection with any regulatory examination of any Lender Party or, if such Lender Party deems necessary for the mitigation of claims by those authorities against such Lender Party or any of its subsidiaries or affiliates, in accordance with such Lender Party’s regulatory compliance policy, (l) to the extent that such information is independently developed by such Lender Party, or (m) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; provided that, in the case of information received from a Loan Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. NOTWITHSTANDING ANYTHING TO THE CONTRARY

CONTAINED HEREIN, nothing in this Agreement shall (a) restrict any Lender Party from providing information to any bank or other regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (b) require or permit any Lender Party to disclose to any Loan Party that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (c) require or permit any Lender Party to inform any Loan Party of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action.

Section 9.09    Notices, Etc.

(a)All notices and other communications (other than Notices of Borrowing and Notices of Conversion or Continuation, which are governed by Article II of this Agreement) shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile, sent by electronic mail as permitted under paragraph (b) below (with, in the case of electronic mail, a hard copy sent as otherwise permitted in this Section 9.09), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to Holdings or a Loan Party, as specified on Schedule II, if to the Administrative Agent or the Issuing Lender, at its credit contact specified under its name on Schedule II, and if to any Lender at its credit contact specified in its Administrative Questionnaire. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered, except that (i) notices and communications to the Administrative Agent, any Lender or the Issuing Lender pursuant to Article II shall not be effective until received and, in the case of facsimile delivered under Article II, such receipt is confirmed by the Administrative Agent, such Lender or Issuing Lender, as applicable, verbally or in writing and (ii) notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and
(2)notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Platform.

(i)Holdings and each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(i)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, Holdings’, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Holdings or any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 9.10 USURY NOT INTENDED. IT IS THE INTENT OF EACH LOAN PARTY AND EACH LENDER PARTY IN THE EXECUTION AND PERFORMANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAWS, INCLUDING CONFLICTS OF LAW CONCEPTS, GOVERNING THE ADVANCES OF EACH LENDER INCLUDING SUCH APPLICABLE LEGAL REQUIREMENTS OF THE STATE OF NEW YORK, IF ANY, AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT, AND ANY OTHER JURISDICTION WHOSE LAWS MAY BE MANDATORILY APPLICABLE TO SUCH LENDER NOTWITHSTANDING THE OTHER PROVISIONS
OF THIS AGREEMENT. IN FURTHERANCE THEREOF, THE LENDER PARTIES AND THE LOAN PARTIES STIPULATE AND AGREE THAT NONE OF THE TERMS AND PROVISIONS CONTAINED IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL EVER BE CONSTRUED TO CREATE A CONTRACT TO PAY, AS CONSIDERATION FOR THE USE, FORBEARANCE OR DETENTION OF MONEY, INTEREST AT A RATE IN EXCESS OF THE MAXIMUM RATE AND THAT FOR PURPOSES OF THIS
AGREEMENT “INTEREST” SHALL INCLUDE THE AGGREGATE OF ALL CHARGES WHICH CONSTITUTE
INTEREST UNDER SUCH LAWS THAT ARE CONTRACTED FOR, CHARGED OR RECEIVED UNDER THIS AGREEMENT; AND IN THE EVENT THAT, NOTWITHSTANDING THE FOREGOING, UNDER ANY CIRCUMSTANCES THE AGGREGATE AMOUNTS TAKEN, RESERVED, CHARGED, RECEIVED OR PAID ON THE ADVANCES, INCLUDE AMOUNTS WHICH BY APPLICABLE LEGAL REQUIREMENT ARE DEEMED INTEREST WHICH WOULD EXCEED THE MAXIMUM RATE, THEN SUCH EXCESS SHALL BE DEEMED TO BE A MISTAKE AND EACH LENDER RECEIVING SAME SHALL CREDIT THE SAME ON THE PRINCIPAL OF ITS ADVANCES (OR IF SUCH ADVANCES SHALL HAVE BEEN PAID IN FULL, REFUND SAID EXCESS TO THE BORROWER). IN THE EVENT THAT THE MATURITY OF THE ADVANCES ARE ACCELERATED BY REASON OF ANY ELECTION OF THE HOLDER THEREOF RESULTING FROM ANY EVENT OF DEFAULT UNDER THIS AGREEMENT OR OTHERWISE, OR IN THE EVENT OF ANY REQUIRED OR PERMITTED PREPAYMENT, THEN SUCH CONSIDERATION THAT CONSTITUTES INTEREST MAY NEVER INCLUDE MORE THAN THE MAXIMUM RATE, AND EXCESS INTEREST, IF ANY, PROVIDED FOR IN THIS AGREEMENT OR OTHERWISE SHALL BE CANCELED AUTOMATICALLY AS OF THE DATE OF SUCH ACCELERATION OR PREPAYMENT AND, IF THERETOFORE PAID, SHALL BE CREDITED ON THE APPLICABLE ADVANCES (OR, IF THE APPLICABLE ADVANCES SHALL HAVE BEEN PAID IN FULL, REFUNDED TO THE BORROWER OF SUCH INTEREST). IN DETERMINING WHETHER OR NOT THE INTEREST PAID OR PAYABLE UNDER ANY SPECIFIC CONTINGENCIES EXCEEDS THE MAXIMUM RATE, THE LOAN PARTIES AND THE LENDERS SHALL TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LEGAL REQUIREMENT AMORTIZE, PRORATE, ALLOCATE AND SPREAD IN EQUAL PARTS DURING THE PERIOD OF THE FULL STATED TERM OF THE OBLIGATIONS ALL AMOUNTS CONSIDERED TO BE INTEREST UNDER APPLICABLE LEGAL REQUIREMENT AT ANY TIME CONTRACTED FOR,

CHARGED, RECEIVED OR RESERVED IN CONNECTION WITH THE OBLIGATIONS. THE PROVISIONS OF THIS SECTION SHALL CONTROL OVER ALL OTHER PROVISIONS OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS WHICH MAY BE IN APPARENT CONFLICT HEREWITH.

Section 9.11 Usury Recapture. In the event the rate of interest chargeable under this Agreement or any other Loan Document at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement or applicable Loan Document had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable Legal Requirement, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 9.12 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Lender Party, or any Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender Party severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate in effect from time to time, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Lender under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.13 Performance of Duties. Each of Holdings’ and each Loan Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Person at its sole cost and expense.

Section 9.14 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the credit facility evidenced hereby has not been terminated.

Section 9.15 Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof. Each Letter of Credit shall be governed by either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (ii) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender.

Section 9.16 Submission to Jurisdiction; Service of Process. Holdings, the Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Secured Party or any Related Party of any Secured Party in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Legal Requirement, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Legal Requirement. Nothing in this Agreement or in any other Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or any other Loan Party or its Properties in the courts of any jurisdiction. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.09. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirement.

Section 9.17 Waiver of Venue. Holdings, the Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.16. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.18    Execution in Counterparts; Electronic Execution.

(1)Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(2)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.19 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.19, or otherwise under this Agreement, voidable under applicable Legal Requirement relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender have been made). Each Qualified ECP Guarantor intends that this Section 9.19 constitute, and this Section 9.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 9.20 Independent Effect of Covenants. Holdings and the Borrower expressly acknowledge and agree that each covenant contained in Articles V or VI hereof shall be given independent effect. Accordingly, neither Holdings nor the Borrower nor any other Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any transaction or other act otherwise permitted under any covenant contained in Articles V or VI, before or after giving effect to such transaction or act, Holdings, the Borrower or any other Loan Party shall or would be in breach of any other covenant contained in Articles V or VI.

Section 9.21 USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 9.22 Flood Insurance Regulations. Wells Fargo has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Insurance Regulations (defined below). If applicable, Wells Fargo, as administrative agent, will post on the applicable electronic platform (or otherwise distribute to each Lender) documents that it receives in connection with the Flood Insurance Regulations; however, Wells Fargo reminds each Lender and Participant that, pursuant to the Flood Insurance Regulations, each federally regulated lender (whether acting as a Lender or Participant) is responsible for assuring its own compliance with the Flood Insurance Regulations. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Collateral” and no Building or Manufactured (Mobile) Home is intended to be encumbered by any Mortgage. As used herein, “Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Section 9.23 NON-RELIANCE. IN EXECUTING THIS AGREEMENT, HOLDINGS, THE BORROWER AND EACH OTHER LOAN PARTY HEREBY WARRANTS AND REPRESENTS IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OTHER THAN THOSE IN THIS AGREEMENT AND IS RELYING UPON ITS OWN JUDGMENT AND ADVICE OF ITS ATTORNEYS.

Section 9.24 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.25 Reversal of Payments. To the extent any Loan Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other applicable Legal Requirement or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

Section 9.26 Injunctive Relief. Holdings, the Borrower and each other Loan Party party hereto recognizes that, in the event such Person fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, each such Person party hereto agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 9.27    No Advisory or Fiduciary Responsibility.

(1)In connection with all aspects of each transaction contemplated hereby, Holdings, the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Issuing Lender and the Lenders, on the other hand, and Holdings, the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Issuing Lender and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Issuing Lender or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of Holdings, the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Lender Party has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Issuing Lender or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Issuing Lender, the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Issuing Lender or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Issuing Lender and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and Holdings and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(2)Holdings, the Borrower and each other Loan Party acknowledges and agrees that each Lender, the Issuing Lender, the Administrative Agent and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, Holdings, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Issuing Lender, the Administrative Agent or Affiliate thereof were not a Lender, Issuing Lender, Administrative Agent or an Affiliate thereof (or an agent or any other Person with any similar role under the credit facilities evidenced hereby) and without any duty to account therefor to any other Lender, the Issuing Lender, the Administrative Agent, Holdings, the Borrower or any Affiliate of the foregoing. Each Lender, the Issuing Lender, the Administrative Agent and any Affiliate thereof may accept fees and other consideration from Holdings, the Borrower or any Affiliate thereof for services in connection with this Agreement, the credit facilities evidenced hereby or otherwise without having to account for the same to any other Lender, the Issuing Lender, the Administrative Agent, Holdings, the Borrower or any Affiliate of the foregoing.

Section 9.28 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Instruments which imposes additional burdens on Holdings or any of its Subsidiaries or further restricts the rights of Holdings or any of its Subsidiaries or gives the Administrative Agent, the Issuing Lender or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

Section 9.29 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(2)the effects of any Bail-in Action on any such liability, including, if applicable:

(a)a reduction in full or in part or cancellation of any such liability;

(b)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.30 ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 9.31    [Reserved].

Section 9.32 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(1)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in Property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(2)As used in this Section 9.32, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 252.82(b);

(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 47.3(b); or

(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 9.33 Joinder by Loan Parties. Each Loan Party that becomes a “Guarantor” as required under Section 6.16 shall become a party hereto as a Loan Party with the same force and effect as if originally named herein as a party hereto without any further action or notice to the other parties hereto.

[Remainder of this page intentionally left blank. Signature page follows.]

SCHEDULE I

Pricing Grid

[See attached.]

SCHEDULE I

PRICING GRID

Applicable Margins*

	Utilization Level	Reference Rate Advances	SOFR Advances	Commitment Fee Rate
Level I	Less than or equal to 25%	1.50%	2.50%	0.50%
Level II	Greater than 25% but less than or equal to 50%	1.75%	2.75%	0.50%
Level III	Greater than 50% but less than or equal to 75%.	2.00%	3.00%	0.50%
Level IV	Greater than 75% but less than or equal to 90%	2.25%	3.25%	0.50%
Level V	Greater than 90%	2.50%	3.50%	0.50%

* Subject to increase as provided in the definition of “Applicable Margin.”

Schedule II Page 1 of 2

SCHEDULE II

Notice Information and Commitments

[See attached.]

SCHEDULE II

NOTICE INFORMATION AND COMMITMENTS

Each of the commitments to lend set forth herein is governed by the terms of the Credit Agreement which provides for, among other things, borrowing base limitations which may restrict the Borrower’s ability to request (and the Lenders’ obligation to provide) Credit Extensions to a maximum amount which is less than the commitments set forth in this Schedule II.

Administrative Agent/Issuing Lender:

Wells Fargo Bank, National Association 1525 West W.T. Harris Blvd
Mail Code D1109-019 Charlotte, North Carolina 28262
Attn:    Syndication Agency Services Telephone:    (704) 590-2706
Telecopy:    (704) 590-2790

with a copy to:
Wells Fargo Bank, National Association 1000 Louisiana Street, 10th Floor
MAC T0002-090
Houston, TX 77002 Attention: Jay Buckman Telephone: (713) 319-1849
Electronic Mail: jay.buckman@wellsfargo.com

Borrower:

at c/o Ranger Oil Corporation 16285 Park Ten Place, Suite 500
Houston, Texas 77084 Attention: Russell T Kelley, Jr. Katie Ryan
Email: RTKelley@rangeroil.com KRyan@rangeroil.com

with a copy to:

Gibson, Dunn & Crutcher LLP 811 Main Street
Houston, Texas 77002 Attention: Shalla Prichard
Email: sprichard@gibsondunn.com

[continued]

Lender	Maximum Credit Amounts	Pro Rata Share	**Pro Rata Share of the Borrowing Base as of the Amendment No. 12 Effective Date	Elected Commitments as of the Amendment No. 12 Effective Date
Wells Fargo Bank, National Association	$131,250,000.00	13.125000000%	$114,843,750.00	$52,500,000.00
Bank of America, N.A.	$127,500,000.00	12.750000000%	$111,562,500.00	$51,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$127,500,000.00	12.750000000%	$111,562,500.00	$51,000,000.00
Citibank, N.A.	$127,500,000.00	12.750000000%	$111,562,500.00	$51,000,000.00
Royal Bank of Canada	$127,500,000.00	12.750000000%	$111,562,500.00	$51,000,000.00
Truist Bank	$127,500,000.00	12.750000000%	$111,562,500.00	$51,000,000.00
Comerica Bank	$81,250,000.00	8.125000000%	$71,093,750.00	$32,500,000.00
Zions Bancorporation, N.A. dba Amegy Bank	$62,500,000.00	6.250000000%	$54,687,500.00	$25,000,000.00
West Texas National Bank	$50,000,000.00	5.000000000%	$43,750,000.00	$20,000,000.00
Capital One, National Association	$12,500,000.00	1.250000000%	$10,937,500.00	$5,000,000.00
Goldman Sachs Bank USA	$12,500,000.00	1.250000000%	$10,937,500.00	$5,000,000.00
Morgan Stanley Senior Funding, Inc.	$12,500,000.00	1.250000000%	$10,937,500.00	$5,000,000.00
Total:	$1,000,000,000.00	100%	$875,000,000.00	$400,000,000.00

**Borrowing Base is subject to redetermination and adjustment pursuant to the terms of the Agreement.

Schedule II Page 2 of 2

EXHIBIT F

Form of Notice of Borrowing

[See attached.]

EXHIBIT F

FORM OF NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association 1525 West W.T. Harris Blvd
Mail Code D1109-019 Charlotte, North Carolina 28262
Attn:    Syndication Agency Services Telephone:    (704) 590-2706
Telecopy:    (704) 590-2790 with a copy to:
Wells Fargo Bank, National Association 1000 Louisiana, 10th Floor
MAC T0002-090
Houston, Texas 77002
Attention:    Jay Buckman
Electronic Mail:    jay.buckman@wellsfargo.com
Ladies and Gentlemen:
The undersigned, Penn Virginia Holdings, LLC, a Delaware limited liability company
(“Borrower”), (a) refers to the Credit Agreement, dated as of September 12, 2016 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”; the defined terms of which are used in this Notice of Borrowing as defined therein unless otherwise defined in this Notice of Borrowing), among the Borrower, Ranger Oil Corporation, a Virginia corporation, the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent and an Issuing Lender, and (b) certifies that it is authorized to execute and deliver this Notice of Borrowing.

The Borrower hereby gives you irrevocable notice pursuant to Section 2.03(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03(a) of the Credit Agreement:

(1)The [Business Day][U.S. Government Securities Business Day] of the Proposed Borrowing is     ,     .

(2)The Proposed Borrowing will be composed of [Reference Rate Advances][SOFR Advances].

(3)The aggregate amount of the Proposed Borrowing is $     .

(4)[The Interest Period for each SOFR Advance made as part of the Proposed Borrowing is [one][three][six] month[s].]

Exhibit F – Form of Notice of Borrowing Page 1 of 4

The Borrower hereby further certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(a)the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranty, and each of the other Loan Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Change in the text thereof, in which case, such representations and warranties are true and correct in all respects) on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds from the Proposed Borrowing, as though made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (unless already qualified by materiality or Material Adverse Change in the text thereof, in which case, such representations and warranties shall have been true and correct in all respects) as of such earlier date;

(b)no Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom;

(c)after giving effect to the making of the Proposed Borrowing (and any attendant repayments of Indebtedness), the Borrower would be in compliance with the financial covenant in Section 6.17(a) of the Credit Agreement as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent after giving pro forma effect to the Proposed Borrowing (which calculation, for the avoidance of doubt, uses outstanding Indebtedness on the date of the Proposed Borrowing (after giving effect to any attendant repayments of Indebtedness), including the Proposed Borrowing, and EBITDAX as of such fiscal quarter end calculated on a pro forma basis in a manner acceptable to the Administrative Agent); [and]

(d)in the good faith reasonable expectation of the undersigned Responsible Officer of the Borrower, (i) the Borrower intends to apply the proceeds of the Proposed Borrowing in such a manner that, and (ii) after giving effect to the making of the Proposed Borrowing and the application of the proceeds thereof, the pro forma Consolidated Cash Balance as of the end of the third Business Day following the date the Proposed Borrowing is to be made will not exceed the Consolidated Cash Balance Limit (Borrowings); [and]

(e)[attached hereto as Exhibit A is a Use of Proceeds Certificate with respect to the Proposed Borrowing]1.

    ______________

1 Include if the Consolidated Cash Balance would exceed the Consolidated Cash Balance Limit (Borrowings) after giving effect to the making of the Proposed Borrowing and any other transactions occurring prior to, or substantially simultaneously with, the Proposed Borrowing (but excluding the effect of any other transaction that has not occurred prior to or substantially simultaneously with the making of the Proposed Borrowing).

Exhibit F – Form of Notice of Borrowing Page 2 of 4

Very truly yours,

PENN VIRGINIA HOLDINGS, LLC

By:     Name:     Title:

Exhibit F – Form of Notice of Borrowing Page 3 of 4

[EXHIBIT A]

Use of Proceeds Certificate

[See attached.]

EXHIBIT G

Form of Notice of Conversion or Continuation

[See attached.]

EXHIBIT G

FORM OF NOTICE OF CONVERSION OR CONTINUATION

[Date]

Wells Fargo Bank, National Association 1525 West W.T. Harris Blvd
Mail Code D1109-019 Charlotte, North Carolina 28262
Attn:    Syndication Agency Services Telephone:    (704) 590-2706
Telecopy:    (704) 590-2790 with a copy to:
Wells Fargo Bank, National Association 1000 Louisiana, 10th Floor
MAC T0002-090
Houston, Texas 77002
Attention:    Jay Buckman
Electronic Mail:    jay.buckman@wellsfargo.com
Ladies and Gentlemen:
The undersigned, Penn Virginia Holdings, LLC, a Delaware limited liability company (“Borrower”), (a) refers to the Credit Agreement dated as of September 12, 2016 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”; the defined terms of which are used in this Notice of Conversion or Continuation as defined therein unless otherwise defined in this Notice of Conversion or Continuation), among the Borrower, Ranger Oil Corporation, a Virginia corporation, the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent and an Issuing Lender, and (b) certifies that it is authorized to execute and deliver this Notice of Conversion or Continuation.

The Borrower hereby gives you irrevocable notice pursuant to Section 2.03(b) of the Credit Agreement that the undersigned hereby requests a [Conversion][continuation] of outstanding Advances, and in connection with that request sets forth below the information relating to such [Conversion][continuation] (the ”Proposed Borrowing”) as required by Section 2.03(b) of the Credit Agreement:

(i)The [Business Day][U.S. Government Securities Business Day] of the Proposed Borrowing is     ,     .

(ii)The Proposed Borrowing consists of [a Conversion to [Reference Rate Advances] [SOFR Advances]][a continuation of SOFR Advances].

Exhibit G – Form of Notice of Conversion or Continuation Page 1 of 2

(i)The aggregate amount of the outstanding Advances to be [Converted][continued] is $     and consist of [Reference Rate Advances][SOFR Advances].

(ii)[The Interest Period for each SOFR Advance made as part of the Proposed Borrowing is [one][three][six] month[s].]

The Borrower hereby certifies that on the date of the Proposed Borrowing no Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

PENN VIRGINIA HOLDINGS, LLC

By:     Name:     Title:

Exhibit G – Form of Notice of Conversion or Continuation Page 2 of 2